QuickLinks -- Click here to rapidly navigate through this document

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant ☐
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(c)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
HIRERIGHT, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☐	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☒	Fee paid previously with preliminary materials:
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

HIRERIGHT, INC.
5151 California Avenue
Irvine, California 92617
Telephone: (949) 428-5800

July 25, 2008

Dear Stockholder:

        You are cordially invited to attend a special meeting of stockholders of HireRight, Inc., or "HireRight," to be held on Monday, August 18, 2008 at 9:00 a.m., California time, at the Company's principal executive offices located at 5151 California Avenue, Irvine, California 92617. At the special meeting, you will be asked to consider and vote upon a proposal to approve the adoption of the Agreement and Plan of Merger, dated as of June 9, 2008, as amended July 23, 2008, by and among US Investigations Services, LLC, or "USIS," a Delaware limited liability company, Hercules Acquisition Corp., or "Merger Sub," a Delaware corporation and wholly owned subsidiary of USIS, and HireRight. Pursuant to the merger agreement, Merger Sub will merge with and into HireRight, and HireRight will become a wholly owned subsidiary of USIS.

        If the merger is completed, holders of our common stock will receive $18.75 in cash, without interest, for each share of our common stock owned by them as of the date of the merger.

        After careful consideration, our board of directors unanimously determined that the merger agreement and the merger are advisable and in the best interests of HireRight and its stockholders. Our board of directors has unanimously approved the merger agreement. Our board of directors unanimously recommends that you vote "FOR" the proposal to approve the adoption of the merger agreement and the transactions contemplated thereby at the special meeting.

        Our board of directors considered a number of factors in evaluating the transaction and consulted with its legal and financial advisors in so doing. The enclosed proxy statement discusses these factors and provides detailed information about the merger agreement and the merger. We encourage you to read the proxy statement carefully.

        Your vote is very important, regardless of the number of shares you own.    The merger must be approved by holders of a majority of the voting power of shares of our common stock that are entitled to vote at the special meeting. Therefore, if you do not return your proxy card or attend the special meeting and vote in person, it will have the same effect as if you voted "AGAINST" approval of the adoption of the merger agreement and the transactions contemplated thereby. Only stockholders who owned shares of our common stock at the close of business on July 15, 2008, the record date for the special meeting, will be entitled to vote at the special meeting. On behalf of the board of directors, we urge you to sign, date and return the enclosed proxy card as soon as possible, even if you currently plan to attend the special meeting.

        Thank you for your support of our company. We look forward to seeing you at the special meeting.

Sincerely,

Eric J. Boden Chairman of the Board, President and Chief Executive Officer

        This proxy statement is dated July 25, 2008 and is being mailed to stockholders of HireRight on or about July 25, 2008.

HIRERIGHT, INC.
5151 California Avenue
Irvine, California 92617
Telephone: (949) 428-5800

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
AND PROXY STATEMENT

YOUR VOTE IS VERY IMPORTANT. PLEASE VOTE YOUR SHARES PROMPTLY.

        Notice is hereby given that a special meeting of stockholders of HireRight, Inc., or "HireRight," a Delaware corporation, will be held on Monday, August 18, 2008 at 9:00 a.m., California time, at the Company's principal executive offices located at 5151 California Avenue, Irvine, California 92617, for the following purposes:

  •
  To consider and vote upon the approval of the adoption of the Agreement and Plan of Merger, dated as of June 9, 2008, as amended July 23, 2008, by and among US Investigations Services, LLC, or "USIS," a Delaware limited liability company, Hercules Acquisition Corp., a Delaware corporation and wholly owned subsidiary of USIS, and HireRight, and the transactions contemplated thereby, as more fully described in the enclosed proxy statement;

  •
  To consider and vote on any proposal to adjourn or postpone the special meeting, including, if necessary or appropriate, to solicit additional proxies, if there are not sufficient votes in favor of the foregoing proposal; and

  •
  To transact such other business as may properly come before the meeting or any adjournment or postponement of the meeting.

        You are entitled to vote at the special meeting if you were a stockholder of record of our common stock. Your vote is important. The affirmative vote of holders of a majority of the voting power of shares of our common stock that are entitled to vote at the special meeting is required to approve the adoption of the merger agreement and the transactions contemplated thereby. Holders of our common stock are entitled to appraisal rights under Delaware law in connection with the merger if they meet certain conditions. See "The Merger—Appraisal Rights" beginning on page 36 of the proxy statement and Annex D hereto.

        All stockholders are cordially invited to attend the special meeting in person. Even if you plan to attend the special meeting in person, we request that you complete, sign, date and return the enclosed proxy card and thus ensure that your shares will be represented at the special meeting if you are unable to attend. If you sign, date and return your proxy card without indicating how you wish to vote, your proxy will be counted as a vote in favor of approval of the adoption of the merger agreement and the transactions contemplated thereby and in favor of any proposal to adjourn or postpone the special meeting, including, if necessary or appropriate, to permit solicitations of additional proxies. If you fail to return your proxy card, your shares will effectively be counted as a vote against approval of the adoption of the merger agreement and the transactions contemplated thereby and will not be counted for purposes of determining whether a quorum is present at the special meeting or for purposes of voting on any proposal to adjourn or postpone the special meeting, including, if necessary or appropriate, to permit solicitations of additional proxies. If you do attend the special meeting and wish to vote in person, you may withdraw your proxy and vote in person.

        The board of directors unanimously recommends that you vote "FOR" the proposal to approve the adoption of the merger agreement and the transactions contemplated thereby and "FOR" the proposal to adjourn or postpone the special meeting, including, if necessary or appropriate, to solicit additional proxies in the event there are not sufficient votes in favor of approving the adoption of the merger agreement and the transactions contemplated thereby at the time of the special meeting.

By Order of the Board of Directors,

Jeffrey A. Wahba Secretary

HIRERIGHT, INC.

SPECIAL MEETING OF STOCKHOLDERS

i

Form of the Merger	39
Merger Consideration	40
Treatment of Stock Options and Other Equity-Based Awards	40
Effective Time of the Merger	41
Delisting and Deregistration of HireRight's Common Stock	41
Certain Projections	41
Certain Material U.S. Federal Income Tax Consequences of the Merger	43
Voting Agreement	45
Regulatory Matters	46
THE MERGER AGREEMENT	46
Effective Time	47
Certificate of Incorporation and Bylaws	47
Conversion of Shares	47
Procedures for Exchange of Certificates	47
Dissenting Shares	48
Treatment of Stock Options and Other Equity-Based Awards	48
Employee Benefits	49
Representations and Warranties	49
Conduct of Business Pending the Merger	51
No Solicitation of Third Parties by HireRight	52
Conditions to the Closing of the Merger	54
Termination of the Merger Agreement	55
Termination Fees and Expenses	56
Indemnification and Insurance	56
Material Adverse Effect	57
Amendment and Waiver of the Merger Agreement	57
OWNERSHIP OF VOTING SECURITIES	58
FUTURE STOCKHOLDER PROPOSALS	60
OTHER MATTERS	61
WHERE YOU CAN FIND MORE INFORMATION	61
MISCELLANEOUS	62
CERTAIN INFORMATION REGARDING USIS AND HIRERIGHT	62

Annexes

Annex A—Conformed Agreement and Plan of Merger, as amended
Annex B—Voting Agreement
Annex C—Opinion of Credit Suisse Securities (USA) LLC
Annex D—Section 262 of the General Corporation Law of the State of Delaware

QUESTIONS AND ANSWERS ABOUT THE MERGER

        The following Q&A is intended to address some commonly asked questions regarding the merger. These questions and answers may not address all questions that may be important to you as a HireRight stockholder. We urge you to read carefully the more detailed information contained elsewhere in this proxy statement, the annexes to this proxy statement and the documents we refer to in this proxy statement.

        Except as otherwise specifically noted in this proxy statement, the "Company" and "we," "our," "us" and similar words in this proxy statement refer to HireRight, Inc. Throughout this proxy statement we refer to HireRight, Inc. as "HireRight."

Q:
Why am I receiving this proxy statement?

A:
Our board of directors is furnishing this proxy statement in connection with the solicitation of proxies to be voted at a special meeting of stockholders, or at any adjournments or postponements of the special meeting.

Q:
What am I being asked to vote on?

A:
You are being asked to vote to approve the adoption of a merger agreement that provides for the acquisition of HireRight by US Investigations Services, LLC (which we refer to in this proxy statement as "USIS"). The proposed acquisition would be accomplished through a merger of Hercules Acquisition Corp., a wholly owned subsidiary of USIS (which we refer to in this proxy statement as "Merger Sub"), with and into HireRight. As a result of the merger, HireRight will become a wholly owned subsidiary of USIS and our common stock, par value $.01 per share, will cease to be listed on the Nasdaq Global Market, will not be publicly traded and will be deregistered under the Securities Exchange Act of 1934, as amended (which we refer to in this proxy statement as the "Exchange Act").

  In addition, you are being asked to grant HireRight management discretionary authority to adjourn or postpone the special meeting. If, for example, we do not receive proxies from stockholders holding a sufficient number of shares to approve the proposed transaction, we could use the additional time to solicit additional proxies in favor of approval of the adoption of the merger agreement and the transactions contemplated thereby.

Q:
What will I receive in the merger?

A:
As a result of the merger, holders of our common stock will be entitled to receive $18.75 in cash, without interest, for each share of common stock they own at the effective time of the merger. For example, if you own 100 shares of our common stock, you will receive $1,875 in cash, less any applicable withholding taxes, in exchange for your 100 shares.

Q:
What do I need to do now?

A:
We urge you to read this proxy statement carefully and consider how the merger affects you. Then, mail your completed, dated and signed proxy card in the enclosed return envelope as soon as possible so that your shares can be voted at the special meeting of our stockholders. Please do not send your stock certificates with your proxy card.

Q:
How does HireRight's board recommend that I vote?

A:
At a meeting held on July 23, 2008, HireRight's board of directors unanimously approved the merger agreement, as amended, and determined that the merger agreement and the merger are advisable and in the best interests of HireRight and its stockholders. Our board of directors unanimously recommends that you vote "FOR" the proposal to approve the adoption of the merger agreement and the transactions contemplated thereby and "FOR" the proposal to adjourn or postpone the special meeting, including, if necessary or appropriate, to solicit additional proxies in the event there are not sufficient votes in favor of approving the adoption of the merger agreement and the transactions contemplated thereby at the time of the special meeting.

Q:
What vote is required to approve the adoption of the merger agreement and the transactions contemplated thereby?

A:
Approval of the adoption of the merger agreement and the transactions contemplated thereby requires the affirmative vote of holders of a majority of the voting power of shares of our outstanding common stock that are entitled to vote at the special meeting.

  As of July 15, 2008, the record date for determining who is entitled to vote at the special meeting, there were 11,537,079 shares of our common stock issued and outstanding. Each holder of our common stock is entitled to one vote per share of common stock owned by such holder.

Q:
Where and when is the special meeting of stockholders?

A:
The special meeting will be held on Monday, August 18, 2008 at 9:00 a.m., California time, at the Company's principal executive offices located at 5151 California Avenue, Irvine, California 92617.

Q:
Who is entitled to vote at the special meeting?

A:
Only stockholders of record of our common stock as of the close of business on July 15, 2008, or the "record date," are entitled to receive notice of the special meeting and to vote the shares of our common stock that they held at that time at the special meeting, or at any adjournments or postponements of the special meeting.

Q:
May I attend the special meeting and vote in person?

A:
Yes. All stockholders as of the record date may attend the special meeting. Stockholders will need to present proof of ownership of HireRight stock, such as a bank or brokerage account statement, and a form of personal identification to be admitted to the special meeting. No cameras, recording equipment, electronic devices, large bags, briefcases or packages will be permitted in the special meeting. Even if you plan to attend the special meeting in person, we urge you to complete, sign, date and return the enclosed proxy card to ensure that your shares will be represented at the special meeting.

Q:
May I vote via the Internet?

A:
If your shares are held in "street name" through a broker or bank, you may vote by completing and returning the voting form provided by your broker or bank, or by the Internet or telephone through your broker or bank if such a service is provided. To vote via the Internet or telephone through your broker or bank, you should follow the instructions on the voting form provided by your broker or bank.

Q:
What happens if I do not return my proxy card, vote via the Internet or attend the special meeting and vote in person?

A:
Approval of the adoption of the merger agreement and the transactions contemplated thereby requires the affirmative vote of holders of a majority of the voting power of shares of our outstanding common stock that are entitled to vote at the special meeting. Therefore, if you do not return your proxy card, vote via the Internet or attend the special meeting and vote in person, it will have the same effect as if you voted "AGAINST" approval of the adoption of the merger agreement and the transactions contemplated thereby.

Q:
May I change my vote after I have mailed my signed proxy card or voted via the Internet?

A:
Yes. You may change your vote at any time before your proxy card is voted at the special meeting. You can do this in one of three ways.

•
First, you can deliver to the Secretary of HireRight a written notice bearing a date later than the proxy you delivered to HireRight stating that you would like to revoke your proxy.

•
Second, you can complete, execute and deliver to the Secretary of HireRight a new, later-dated proxy card for the same shares.

•
Third, you can attend the meeting and vote in person. Your attendance at the special meeting alone will not revoke your proxy.

  Any written notice of revocation or subsequent proxy should be delivered to HireRight, Inc. at 5151 California Avenue, Irvine California 92617 Attention: Secretary, or hand-delivered to our Secretary at or before the taking of the vote at the special meeting. If you have instructed a broker to vote your shares, you must follow directions received from your broker to change those instructions.

Q:
If my broker holds my shares in "street name," will my broker vote my shares for me?

A:
Your broker will not be able to vote your shares without instructions from you. You should instruct your broker to vote your shares following the procedure provided by your broker. Without instructions, your shares will not be voted, which will have the same effect as if you voted "AGAINST" approval of the adoption of the merger agreement and the transactions contemplated thereby.

Q:
What should I do if I receive more than one set of voting materials?

A:
You may receive more than one set of voting materials, including multiple copies of this proxy statement and multiple proxy cards or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you will receive a separate voting instruction card for each brokerage account in which you hold shares. If you are a stockholder of record and your shares are registered in more than one name, you will receive more than one proxy card. Please complete, sign, date and return each proxy card or voting instruction card that you receive.

Q:
What happens if I sell or otherwise transfer my shares of your common stock before the special meeting?

A:
The record date for the special meeting precedes the date of the special meeting and the date the merger is expected to be completed. If you sell or otherwise transfer your shares of our common stock after the record date but before the special meeting, you will retain your right to vote at the special meeting, but will transfer the right to receive the applicable merger consideration. Even if you sell or otherwise transfer your shares of our common stock after the record date, we urge you to complete, sign, date and return the enclosed proxy card.

Q:
Will the merger be taxable to me?

A:
The receipt of cash in exchange for your shares of our common stock pursuant to the merger will be a taxable transaction for U.S. federal income tax purposes, and may also be a taxable transaction under applicable state, local or foreign income or other tax laws.

v

  Generally, for U.S. federal income tax purposes, a U.S. stockholder will recognize gain or loss equal to the difference between the amount of cash received by that stockholder in the merger and that stockholder's adjusted tax basis in the shares of our common stock exchanged for cash in the merger. Because individual circumstances may differ, we recommend that you consult your own tax advisor to determine the particular tax effects to you. See "The Merger—Certain Material U.S. Federal Income Tax Consequences of the Merger" beginning on page 43.

Q:
What will the holders of HireRight stock options and other equity-based awards receive in the merger?

A:
Stock Options.    As of July 15, 2008, there were 1,137,076 shares of our common stock subject to stock options with an exercise price of less than $18.75 granted under HireRight's equity compensation plans. At the effective time of the merger, each outstanding option to acquire our common stock will be canceled, and the former holder of each stock option will be entitled to receive an amount in cash, without interest and less any applicable withholding tax, equal to the product of (x) the number of shares of our common stock subject to the stock option, and (y) the excess, if any, of $18.75 over the exercise price per share of such stock option.

  Warrants.    As of July 15, 2008, there were 343,651 shares of our common stock subject to warrants with an exercise price of less than $18.75. At the effective time of the merger, each outstanding warrant to acquire our common stock will be canceled, and the former holder of each warrant will be entitled to receive an amount in cash, without interest and less any applicable withholding tax, equal to the product of (x) the number of shares of our common stock subject to the warrant, and (y) the excess, if any, of $18.75 over the exercise price per share of such warrant.

  Deferred Stock Units.    At the effective time of the merger, each deferred stock unit outstanding immediately prior to the effective time of the merger granted under HireRight's equity compensation plans will fully vest and such awards will be canceled and represent only the right to receive $18.75 per share in the same manner as shares of our common stock.

  Employee Stock Purchase Plan.    All offerings of our common stock that were in process at the time of the execution of the merger agreement under HireRight's employee stock purchase plan will cease and such plan will terminate on the earlier of (i) the NASDAQ trading day immediately prior to the closing of the merger or (ii) September 30, 2008. On such date, all rights of each participating employee then outstanding shall be deemed to be automatically exercised and each participating employee will be credited with the number of shares of our common stock purchased for his or her account under the plan during such offering period. These shares will then be converted into the right to receive $18.75 per share in the same manner as all other shares of our common stock. See "The Merger—Treatment of Stock Options and Other Equity-Based Awards" beginning on page 40.

Q:
What regulatory approvals and filings are needed to complete the merger?

A:
The merger is subject to compliance with the applicable requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, or the "HSR Act." See "The Merger—Regulatory Matters" beginning on page 46.

Q:
When do you expect the merger to be completed?

A:
We are working toward completing the merger as quickly as possible and currently expect to consummate the merger in the third quarter of 2008. In addition to obtaining stockholder approval, all other closing conditions, including the receipt of regulatory approvals, must be satisfied or, to the extent permitted, waived prior to the consummation of the merger.

Q:
What rights do I have if I oppose the merger?

A:
Holders of our common stock are entitled to exercise appraisal rights in connection with the merger. If you do not vote in favor of the merger and it is completed, you may seek payment of the fair value of your shares under Delaware law. To do so, however, you must strictly comply with all of the required procedures under Delaware law. See "The Merger—Appraisal Rights" beginning on page 36 and Annex D hereto.

Q:
Should I send in my stock certificates now?

A:
No. After the merger is completed, you will receive written instructions for exchanging your certificates representing shares of our common stock for $18.75, in cash, without interest and less any applicable withholding tax, for each share of our common stock that you hold.

Q:
Who can help answer my questions?

A:
If you would like additional copies, without charge, of this proxy statement or if you have questions about the merger, including the procedures for voting your shares, you should contact:

  HireRight, Inc.
  Attn: Director of Investor Relations
  5151 California Avenue
  Irvine, California 92617
  Telephone: (949) 428-5800
  or
  D. F. King & Co., Inc.
  48 Wall Street, 22nd Floor
  New York, New York 10005
  Brokers and dealers call: Telephone: (212) 269-5550 (collect)
  All others call toll free: (800) 659-5550

        Neither the Securities and Exchange Commission, or the "SEC," nor any state securities regulatory agency has approved or disapproved the merger, passed upon the merits or fairness of the merger or passed upon the adequacy or accuracy of the disclosures in this proxy statement. Any representation to the contrary is a criminal offense.

SUMMARY TERM SHEET

        This summary highlights selected information from this proxy statement and may not contain all of the information that is important to you. To understand the merger fully and for a more complete description of the legal terms of the merger, you should read carefully this entire proxy statement, the annexes to this proxy statement and the documents we refer to in this proxy statement. In particular, we encourage you to read the merger agreement, which is the legal document that governs the merger. The merger agreement is attached as Annex A to this proxy statement. See "Where You Can Find More Information" beginning on page 61.

The Companies (page 15)

  HireRight, Inc.
  5151 California Avenue
  Irvine, California 92617
  Telephone: (949) 428-5800

        HireRight, Inc., based in Irvine, California, provides on-demand employment screening solutions. Our customers use our screening services in conjunction with our web-based software applications to conduct and manage their employment screening programs, make employment decisions, improve workplace safety and mitigate risk.

  US Investigations Services, LLC
  7799 Leesburg Pike, Suite 1100 North
  Falls Church, Virginia 22043
  Telephone: (703) 448-0178

        US Investigations Services, LLC, or "USIS," is a Delaware limited liability company headquartered in Falls Church, Virginia. USIS is a security and information service provider that provides employment screening services, government security solutions and risk management solutions to companies, government agencies and national security markets throughout the United States.

  Hercules Acquisition Corp.
  c/o US Investigations Services, LLC
  7799 Leesburg Pike, Suite 1100 North
  Falls Church, Virginia 22043
  Telephone: (703) 448-0178

        Incorporated on May 30, 2008, Hercules Acquisition Corp., a Delaware corporation and wholly-owned subsidiary of USIS, was organized solely for the purpose of entering into the merger agreement with HireRight and completing the merger. Hercules Acquisition Corp., or "Merger Sub," has not conducted any business operations other than in connection with the transactions contemplated by the merger agreement.

Merger Consideration (page 40)

        If the merger is completed, holders of our common stock will receive $18.75 in cash, without interest, in exchange for each share of our common stock that such holders own and for which such holders have not properly exercised appraisal rights.

        After the merger is completed, holders of our common stock will have the right to receive the merger consideration, but such holders will no longer have any rights as a HireRight stockholder. HireRight stockholders will receive the merger consideration in exchange for their HireRight stock certificates in accordance with the instructions contained in the letter of transmittal to be sent to holders of our common stock shortly after closing of the merger.

Treatment of Stock Options and Other Equity-Based Awards (page 40)

        Stock Options.    As of July 15, 2008, there were 1,137,076 shares of our common stock subject to stock options with an exercise price of less than $18.75 granted under HireRight's equity compensation plans. At the effective time of the merger, each outstanding option to acquire our common stock will be canceled, and the former holder of each stock option will be entitled to receive an amount in cash, without interest and less any applicable withholding tax, equal to the product of:

  •
  the number of shares of our common stock subject to the stock option, and

  •
  the excess, if any, of $18.75 over the exercise price per share of such stock option.

        Warrants.    As of July 15, 2008, there were 343,651 shares of our common stock subject to warrants with an exercise price of less than $18.75. At the effective time of the merger, each outstanding warrant to acquire our common stock will be canceled, and the former holder of each warrant will be entitled to receive an amount in cash, without interest and less any applicable withholding tax, equal to the product of:

  •
  the number of shares of our common stock subject to the warrant, and

  •
  the excess, if any, of $18.75 over the exercise price per share of such warrant.

        Deferred Stock Units.    At the effective time of the merger, each deferred stock unit outstanding immediately prior to the effective time of the merger granted under HireRight's equity compensation plans will fully vest and such awards will be canceled and represent only the right to receive $18.75 per share in the same manner as shares of our common stock.

        Employee Stock Purchase Plan.    All offerings of our common stock that were in process at the time of the execution of the merger agreement under HireRight's employee stock purchase plan will cease and such plan will terminate on the earlier of (i) the NASDAQ trading day immediately prior to the closing of the merger or (ii) September 30, 2008. On such date, all rights of each participating employee then outstanding shall be deemed to be automatically exercised and each participating employee will be credited with the number of shares of our common stock purchased for his or her account under the plan during such offering period. These shares will then be converted into the right to receive $18.75 per share in the same manner as all other shares of our common stock. See "The Merger—Treatment of Stock Options and Other Equity-Based Awards" beginning on page 48.

Market Prices and Dividend Data (page 11)

        Our common stock is quoted on the Nasdaq Global Market under the symbol "HIRE." On June 9, 2008, the last full trading day before the public announcement of the merger, the closing price for our common stock was $10.47 per share and on July 24, 2008, the latest practicable trading day before the printing of this proxy statement, the closing price for our common stock was $18.65 per share.

Certain Material U.S. Federal Income Tax Consequences of the Merger (page 43)

        The exchange of shares of our common stock for $18.75 per share will be taxable transactions to our stockholders for U.S. federal income tax purposes.

        Tax matters can be complicated, and the tax consequences of the merger to you will depend on the facts of your own situation. We strongly recommend that you consult your own tax advisor to fully understand the tax consequences of the merger to you.

Recommendation of HireRight's Board of Directors and Reasons for the Merger (page 24)

        Our board of directors unanimously recommends that you vote "FOR" the proposal to approve the adoption of the merger agreement and the transactions contemplated thereby and "FOR" the proposal to adjourn the special meeting, including, if necessary or appropriate, to solicit additional proxies. At a special meeting on June 9, 2008, our board of directors, after careful consideration, including consultation with financial and legal advisors, determined that the merger agreement and the merger are advisable and in the best interests of HireRight's stockholders and approved the merger agreement, and on July 23, 2008, our board of directors approved an amendment to the merger agreement. In addition to approval by our board of directors, the merger and merger agreement were separately approved by the finance committee of our board of directors, consisting solely of independent directors. In the course of reaching its decision over several board meetings, our board of directors consulted with our senior management, financial advisors and legal counsel, reviewed a significant amount of information and considered a number of factors, including, among others, the following:

  •
  the relationship of the consideration to be paid in the merger to recent and historical market prices of HireRight's common stock. The $18.75 per share to be paid as merger consideration represented a 79% premium over the $10.47 closing price of our common stock on June 9, 2008 (the last trading day prior to the announcement of the merger agreement), and a 98% premium over the weighted average trading price of our common stock for the three months prior to the announcement.

  •
  the opinion of our financial advisor, Credit Suisse Securities (USA) LLC, or "Credit Suisse", to the effect that, as of July 23, 2008 and based upon and subject to the factors and assumptions set forth in the opinion, the $18.75 per share in cash to be received by the holders of our common stock in the merger was fair, from a financial point of view, to such holders, as described under "The Merger—Opinion of Our Financial Advisor" beginning on page 26. The full text of Credit Suisse's written opinion is attached as Annex C to this proxy statement.

  •
  HireRight's strategic business plan, as updated to reflect our current expectations and our view of the current economic environment, and the assumptions underlying such plan (including current and potential conditions in the markets in which our business operates), the potential market valuation of our common stock assuming the plan's goals were achieved, and the risks involved in achieving the plan's goals.

  •
  the possible strategic alternatives to the merger, including remaining an independent public company, the possibility and likelihood of acquiring other companies, and refinancing or recapitalization alternatives, as well as the potential values, benefits, risks and uncertainties to our stockholders associated with each such alternative and the timing and the likelihood of accomplishing the goals of such alternatives.

  •
  the fact that consummation of the merger would not be subject to a financing condition, that USIS has significant financial capacity and that USIS represented that it will have sufficient funds available to consummate the merger.

  •
  the fact that the merger consideration is payable in cash, thereby eliminating any uncertainties in valuing consideration. Our board of directors considered that the cash consideration to be received by the holders of our common stock would be taxable to such holders for U.S. federal income tax purposes.

  •
  the fact that under the terms of the merger agreement, while HireRight is prohibited from soliciting or encouraging acquisition proposals from third parties, it may, subject to certain conditions, furnish information to and participate in negotiations with third parties in response to a bona fide written takeover proposal.

  •
  the fact, viewed by our board of directors as favorable, that our board of directors is permitted, subject to the payment to USIS of a $6,500,000 termination fee, to terminate the merger agreement if certain conditions are satisfied.

  •
  the increasing competitive challenges and pressures on smaller and mid-sized companies such as HireRight.

  •
  that the merger would likely be consummated in light of the fact that (i) USIS has the financial ability to consummate the merger, (ii) the merger is not subject to any financing condition, (iii) the merger is subject to limited conditions, (iv) we view HireRight as of significant strategic value to USIS, and (v) the proposed acquisition is unlikely to encounter significant regulatory obstacles.

        The foregoing discussion of the information and factors considered by our board of directors is not intended to be exhaustive, and additional material factors considered are discussed later in this proxy statement. In view of the variety of factors considered in connection with its evaluation of the merger agreement and the merger, our board of directors did not find it practicable to, and did not, quantify or otherwise assign relative weights to the specific factors considered in reaching its determination and recommendation. In addition, individual directors may have given differing weights to different factors. After weighing all of the different factors, our board of directors unanimously determined to recommend that our stockholders vote in favor of the merger agreement and the merger.

Opinion of Our Financial Advisor (page 26)

        On July 23, 2008, Credit Suisse delivered its opinion, which was subsequently confirmed in writing, to our board of directors that, as of such date and based upon and subject to the assumptions and qualifications set forth in the opinion, the $18.75 per share in cash to be received by the holders of our common stock in the merger was fair, from a financial point of view, to such holders.

        The full text of the written opinion of Credit Suisse, dated July 23, 2008, which sets forth assumptions made, procedures followed, matters considered and limitations on the review undertaken in connection with the opinion, is attached as Annex C to this proxy statement. Credit Suisse provided its opinion for the information of our board of directors in connection with its consideration of the merger. Credit Suisse's opinion does not constitute advice or a recommendation to any holder of our common stock as to how such holder should vote or act on any matter relating to the proposed merger or otherwise. Pursuant to our engagement letter with Credit Suisse, we have agreed to pay Credit Suisse a customary fee for its services in connection with the merger, a significant portion of which is contingent upon consummation of the merger.

        You are encouraged to read Credit Suisse's opinion and the section "The Merger—Opinion of Our Financial Advisor" beginning on page 26 carefully and in their entirety.

Interests of HireRight's Directors and Executive Officers in the Merger (page 31)

        When considering the recommendation of HireRight's board of directors, you should be aware that members of HireRight's board of directors and HireRight's executive officers have interests in the merger other than their interests as HireRight stockholders generally, including those described below. These interests may be different from, or in conflict with, your interests as HireRight stockholders. The members of our board of directors were aware of these additional interests, and considered them, when they approved the merger agreement.

  •
  At the effective time of the merger, each outstanding option to acquire our common stock held by our directors and executive officers will be canceled, and the former holder of each stock option will be entitled to receive an amount in cash, without interest and less any applicable withholding tax, equal to the product of (x) the number of shares of our common stock subject to a stock option, and (y) the excess, if any, of $18.75 over the exercise price per share of such stock option. As of July 15, 2008, our directors and executive officers held, in the aggregate, vested in-the-money stock options to acquire 277,055 shares of our common stock and unvested in-the-money stock options to acquire 410,432 shares of our common stock.

  •
  At the effective time of the merger, each outstanding warrant to acquire our common stock held by our directors and executive officers will be canceled, and the former holder of each warrant will be entitled to receive an amount in cash, without interest and less any applicable withholding tax, equal to the product of (x) the number of shares of our common stock subject to the warrant, and (y) the excess, if any, of $18.75 over the exercise price per share of such Warrant. As of July 15, 2008, our directors and executive officers held, in the aggregate, warrants to acquire 14,159 shares of our common stock.

  •
  At the effective time of the merger, each deferred stock unit held by our directors that is outstanding immediately prior to the effective time of the merger granted under our equity compensation plans will fully vest and such awards will be canceled and represent only the right to receive $18.75 per share in the same manner as shares of our common stock.

  •
  Our executive officers have entered into agreements with us that provide certain severance payments and benefits in the event of his or her termination of employment under certain circumstances. In addition, certain of the agreements provide that if any of these severance payments results in any excise taxes payable by an executive officer as a result of their receipt which cannot be eliminated by a reduction of up to 20 percent of such severance payments, then we are required to pay all applicable excise taxes on such severance payments for such executive officer, provided such executive officer agrees not to solicit our employees or compete with our business for a period of 12 to 18 months following his or her termination.

  •
  The merger agreement provides for indemnification arrangements for each of our current and former directors and officers that will continue following the effective time of the merger, as well as for insurance coverage covering his or her service to HireRight as a director or officer that will continue for six years from the effective time of the merger.

  •
  USIS has not made arrangements with our executive officers regarding employment opportunities after the effective time of the merger.

No Solicitation of Third Parties by HireRight (page 52)

        We may not, nor may we permit any of our subsidiaries to, nor may we authorize or permit any of our respective representatives to:

  •
  solicit, initiate, cause, knowingly induce or knowingly facilitate or encourage (including by way of furnishing information or other assistance) the submission of any inquiry or takeover proposal;

  •
  approve or recommend any takeover proposal, enter into any agreement, arrangement, agreement-in-principle or letter of intent, or come to any understanding with any person other than USIS or any of its affiliates with respect to, or accept, any takeover proposal (or resolve to or publicly propose to do any of the foregoing); or

  •
  initiate, participate or engage in any discussions or negotiations regarding, or furnish to any person any information or access in connection with any inquiry or takeover proposal.

        An "inquiry" means any proposal or inquiry relating to a potential takeover proposal.

        A "takeover proposal" means any proposal or offer from any person other than USIS or Merger Sub or any affiliates thereof to acquire, directly or indirectly, a business or division of, or 15% or more of the assets of HireRight and its subsidiaries, taken as a whole, or 15% or more of the equity interest

(by vote or value) of HireRight, whether by merger, consolidation, share exchange, business combination or recapitalization or similar transaction.

        Nevertheless, prior to the stockholders having approved the adoption of the merger agreement and the transactions contemplated thereby, in the event that we receive a bona fide unsolicited written takeover proposal, we may furnish confidential information to, and conduct discussions and negotiate with, any such person making such written takeover proposal if our board of directors determines, after consultation with its outside legal and financial advisors, that (i) the takeover proposal is reasonably likely to become a superior proposal and (ii) the failure to furnish such information or conduct such discussions and negotiations would be inconsistent with its fiduciary duties to our stockholders under applicable law.

        A "superior proposal" means a bona fide written takeover proposal that our board of directors determines in good faith, after consultation with its outside financial advisor, to be (A) more favorable (taking into account all timing, financial and strategic considerations, including relevant legal, financial, regulatory and other aspects of such takeover proposal and the merger and the other transactions contemplated by the merger agreement deemed relevant by our board of directors) to our stockholders than the merger and the other transactions contemplated by the merger agreement (taking into account all of the terms of any proposal by Merger Sub to amend or modify the terms of the transactions contemplated by the merger agreement) and (B) is reasonably capable of being consummated, except that each reference to "15%" in the definition of "takeover proposal" is deemed to be a reference to "66%."

        We have also agreed that our board of directors will not:

  •
  effect a recommendation change; or

  •
  approve or recommend, or propose publicly to approve or recommend, any takeover proposal.

        A "recommendation change" means our board of directors or any committee thereof withdrawing, qualifying or modifying, or proposing to withdraw, qualify or modify, in a manner adverse to USIS, the recommendation by our board of directors that our stockholders approve the adoption of the merger agreement and the transactions contemplated thereby or making any statement inconsistent with such recommendation.

        Notwithstanding the foregoing, at any time prior to our stockholders approving the adoption of the merger agreement and the transactions contemplated thereby, our board of directors may, in response to a superior proposal or an intervening event, after having determined, after consultation with its outside legal advisors, that the failure to do so would be inconsistent with its fiduciary duties to our stockholders under applicable law, effect a recommendation change and, in the case of a superior proposal, terminate the merger agreement, provided that our board of directors may not effect a recommendation change unless:

  •
  it has first provided prior written notice to USIS at least four business days in advance of its intention to make a recommendation change in response to a superior proposal or an intervening event or its intention to terminate this agreement in response to a superior proposal; and

  •
  USIS does not make, within four business days after the receipt of such notice, a proposal that our board of directors determines in good faith, after consultation with our financial and legal advisors, is at least as favorable to our stockholders as such superior proposal or obviates the need for a recommendation change as a result of an intervening event, as the case may be.

        An "intervening event" means an event, unknown to our board of directors as of the date of the merger agreement, which becomes known prior to our stockholders approving the adoption of the merger agreement and the transactions contemplated thereby.

        We have agreed that, during the four business day period prior to our board of directors effecting a recommendation change, we will negotiate in good faith with USIS regarding any revisions to the terms of the transactions contemplated by the merger agreement proposed by USIS. Notwithstanding a recommendation change for any reason other than the receipt of a superior proposal, USIS will have the option, exercisable within five business days after such recommendation change, to cause our board of directors to submit the merger agreement to our stockholders for the purpose of approving the adoption of the merger agreement and approving the merger. If USIS fails to exercise such option, each of USIS and HireRight may terminate the merger agreement, as a result of which a termination fee will be payable to USIS, as described below.

Conditions to the Closing of the Merger (page 54)

        Each party's obligation to effect the merger is subject to the satisfaction or, to the extent permitted, waiver of various conditions, which include the following:

  •
  the merger agreement is approved and adopted by our stockholders at the special meeting;

  •
  the waiting period required under the HSR Act shall have expired or been terminated;

  •
  there is not in effect any law or order of a governmental entity enjoining or otherwise prohibiting the consummation of the merger or the other transactions contemplated by the merger agreement; and

  •
  there is not any requirement by any governmental entity that USIS or Merger Sub (i) sell or otherwise dispose of, or hold separate, assets, categories of assets or businesses of HireRight, USIS or Merger Sub or their respective subsidiaries; (ii) terminate existing relationships, contractual rights or obligations of HireRight, USIS or Merger Sub or their respective subsidiaries; (iii) terminate any venture or other arrangement; (iv) create any relationship, contractual rights or obligations of HireRight, USIS or Merger Sub or their respective Subsidiaries or (v) effectuate any other change or restructure HireRight, USIS or Merger Sub or their respective subsidiaries; in each case, if such action would, individually or in the aggregate with any other of the foregoing actions, reasonably be expected to have a material adverse effect on HireRight's and its subsidiaries' business, USIS or USIS and HireRight taken as a whole, taking into account any related loss of synergies or reduction in anticipated return, and assuming that each of USIS and USIS and HireRight, combined, is the size and scale of HireRight and its subsidiaries.

        USIS and Merger Sub will not be obligated to effect the merger unless, among other things, the following conditions are satisfied or waived:

  •
  each of our representations and warranties contained in the merger agreement must be true and correct in all respects as of the date of the merger agreement and as of the effective time of the merger (except for the representations and warranties that address matters only as of a particular date, which must remain true and correct as of such date), except where the failure of such representations and warranties to be so true and correct, individually or in the aggregate, has not had, and would not reasonably be expected to have, a "company material adverse effect" (it being understood that, for purposes of determining the accuracy of such representations and warranties, all materiality and "company material adverse effect" qualifications and exceptions contained in such representations and warranties are disregarded).

  •
  we have performed and complied in all material respects with our agreements and covenants required by the merger agreement;

  •
  we deliver to USIS and Merger Sub a certificate signed by one of our officers certifying as to the satisfaction of the two foregoing conditions;

  •
  no company material adverse effect has occurred; and

  •
  we deliver to USIS a form of notice as required by United States Treasury regulations Section 1.897-2(h)(2).

        We will not be obligated to effect the merger unless the following conditions are satisfied or waived:

  •
  each of the representations and warranties of USIS and Merger Sub contained in the merger agreement must be true and correct in all respects as of the date of the merger agreement and as of the effective time of the merger (except for the representations and warranties that address matters only as of a particular date, which must remain true and correct as of such date), except where the failure of such representations and warranties to be so true and correct, individually or in the aggregate, has not had, and would not reasonably be expected to have, an "acquiror material adverse effect" (it being understood that, for purposes of determining the accuracy of such representations and warranties, all materiality and "acquiror material adverse effect" qualifications and exceptions contained in such representations and warranties are disregarded);

  •
  each of USIS and Merger Sub has performed or complied with in all material respects all of its respective agreements and covenants required by the merger agreement; and

  •
  USIS and Merger Sub deliver to us a certificate signed by one of their respective officers certifying as to the satisfaction of the two foregoing conditions.

Termination of the Merger Agreement (page 55)

        We and USIS can terminate the merger agreement under certain circumstances, including:

  •
  by mutual written consent;

  •
  if the effective time of the merger has not occurred on or before December 6, 2008, provided that a party may not terminate for such reason if its failure to fulfill any of its obligations under the merger agreement is the cause of, or resulted in, the failure of the effective time occurring on or before such date;

  •
  if any governmental entity issues an order or takes any other action making the consummation of the merger illegal or otherwise preventing or prohibiting the merger and such order or action becomes final and nonappealable, provided that the party seeking to terminate the merger agreement pursuant to this provision must have complied with its obligations under the merger agreement to use its reasonable best efforts to cause such order or other action to be lifted; or

  •
  if our stockholders have not approved the adoption of the merger agreement and the transactions contemplated thereby at the special meeting.

        We can terminate the merger agreement:

  •
  if we are not in material breach of our obligations under the merger agreement and any of the representations and warranties of USIS and Merger Sub are or become untrue in a material way or USIS or Merger Sub has failed to perform in any material respect any of their covenants and agreements under the merger agreement, subject to a thirty-day cure period for failures that can be cured; or

  •
  if our board of directors has effected a recommendation change for any reason other than the receipt of a superior proposal, USIS has failed to exercise its option to cause our board of directors to submit the merger agreement to our stockholders and we pay USIS a termination fee, as described below; or

  •
  if our board of directors accepts a superior proposal that is not matched by USIS and we pay USIS a termination fee, as described below.

        USIS can terminate the merger agreement:

  •
  if it is not in material breach of its obligations under the merger agreement and any of our representations and warranties are or become untrue in a material way or we have failed to perform in any material respect any of our covenants and agreements under the merger agreement, subject to a thirty-day cure period for failures that can be cured; or

  •
  if our board of directors effects a recommendation change and, in the case of a recommendation change for any reason other than the receipt of a superior proposal, USIS has failed to exercise its option to cause our board of directors to submit the merger agreement to our stockholders or our board of directors approves, endorses or enters into an agreement with respect to a takeover proposal.

Termination Fees and Expenses (page 56)

        The merger agreement, as amended, requires that we pay USIS a termination fee of $6,500,000 (less any previously-paid reimbursement of expenses to USIS, as described below) if:

  •
  a takeover proposal has been made, the merger agreement is terminated by us or USIS because the effective time of the merger has not occurred prior to December 6, 2008, and within 12 months following the date of such termination we enter into a contract with respect to any takeover proposal or consummate any takeover proposal;

  •
  USIS terminates the merger agreement because our board of directors effects a recommendation change or approves or enters into an agreement with respect to a takeover proposal;

  •
  we terminate the merger agreement because our board of directors effects a recommendation change for any reason other than the receipt of a superior proposal where USIS has failed to exercise its option to cause our board of directors to submit the merger agreement to our stockholders for their vote;

  •
  we terminate the merger agreement to accept a superior proposal; or

  •
  a takeover proposal has been made, either we or USIS terminate the merger agreement due to the failure of our stockholders to approve the adoption of the merger agreement and the transactions contemplated thereby at the special meeting, and within 12 months following the date of such termination we enter into a contract with respect to any takeover proposal or consummate any takeover proposal.

        For purposes of determining whether we pay USIS a termination fee, the term "takeover proposal" has the same meaning as throughout the rest of the merger agreement except that all references to 15% are deemed to be 66%.

        We have also agreed to reimburse USIS and Merger Sub for expenses up to a maximum of $1 million if the merger agreement is terminated due to the failure of our stockholders to approve the adoption of the merger agreement and the transactions contemplated thereby at the special meeting.

Voting Agreement (page 45)

        In connection with the merger agreement, certain of our stockholders entered into a voting agreement, dated as of June 9, 2008 with USIS, pursuant to which they have agreed, among other things, to vote (or cause to be voted) all shares of common stock owned by them (which we refer to as the subject shares) in favor of the merger agreement.

Regulatory Matters (page 46)

        The HSR Act prohibits us from completing the merger until we have furnished certain information and materials to the Federal Trade Commission, or the "FTC," and the Antitrust Division of the U.S. Department of Justice, and the applicable waiting period has expired or been terminated. The FTC granted early termination of the HSR waiting period on July 7, 2008.

Appraisal Rights (page 36)

        Under Delaware law, our stockholders who do not vote in favor of the adoption of the merger agreement will have the right to seek appraisal of the fair value of their shares as determined by the Delaware Court of Chancery if the merger is completed, but only if they submit a written demand for such an appraisal prior to the vote on the merger agreement and comply with the other Delaware law procedures explained in this proxy statement. Annex D to this proxy statement contains the full text of Section 262 of Delaware law, which relates to your right of appraisal. We encourage you to read these provisions carefully and in their entirety.

        ANY HIRERIGHT STOCKHOLDER WHO WISHES TO EXERCISE APPRAISAL RIGHTS OR WHO WISHES TO PRESERVE HIS OR HER RIGHT TO DO SO SHOULD REVIEW ANNEX D CAREFULLY AND SHOULD CONSULT HIS OR HER LEGAL ADVISOR, SINCE FAILURE TO TIMELY COMPLY WITH THE PROCEDURES SET FORTH THEREIN WILL RESULT IN THE LOSS OF SUCH RIGHTS.

FORWARD-LOOKING STATEMENTS

        This proxy statement includes "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act. All statements regarding us and our expected financial position, business, and financing plans are forward-looking statements. Forward-looking statements can be identified by, among other things, the use of forward-looking terminology such as "believes," "expects," "will," "should," "seeks," "anticipates," "intends," or the negative or other variations of any such term or comparable terminology, or by discussions of strategy or intentions. Although we believe that the expectations reflected in such forward-looking statements are reasonable, our expectations may prove not to be correct. A number of factors could cause our actual results, performance, and achievements or industry results to be materially different from any future results, performance, or achievements expressed or implied by such forward-looking statements, including, without limitation, risks and uncertainties related to the proposed transaction, including, for example, the satisfaction of the conditions to closing and receipt of stockholder and regulatory approvals. See risks and uncertainties relating to our business under "Item 1A. Risk Factors" in our Annual Report on Form 10-K for the fiscal year ended December 31, 2007.

        In addition, such forward-looking statements are necessarily dependent upon assumptions, estimates, and data that may be incorrect or imprecise and involve known and unknown risks, uncertainties, and other factors. Accordingly, forward-looking statements included in this proxy statement do not purport to be predictions of future events or circumstances and may not be realized. All subsequent written and oral forward-looking statements attributable to us or to persons acting on our behalf are expressly qualified in their entirety by the foregoing cautionary statements. Given these uncertainties, you are cautioned not to place undue reliance on such forward-looking statements. We disclaim any obligation to update any such factors or to announce publicly the results of any revisions to any of the forward-looking statements contained in this proxy statement to reflect future events or developments.

MARKET PRICES AND DIVIDEND DATA

        Our common stock is listed on the Nasdaq Global Market under the symbol "HIRE." This table shows, for the periods indicated, the range of intraday high and low per share sales prices for our common stock as reported on the Nasdaq Global Market and the frequency and amount of cash dividends declared on our common stock.

	Fiscal Quarters
	First	Second	Third	Fourth
Fiscal year ending December 31, 2008 (through May 31, 2008)
High	$12.25	$10.49	$—	$—
Low	$8.00	$8.64	$—	$—
Dividends Declared	$—	$—	$—	$—
Fiscal year ending December 31, 2007
High	$—	$—	$15.15	$13.16
Low	$—	$—	$9.12	$9.80
Dividends Declared	$—	$—	$—	$—

        The following table sets forth the closing per share sales price of our common stock, as reported on the Nasdaq Global Market on June 9, 2008, the last full trading day before the public announcement of the merger, and on July 24, 2008, the latest practicable trading day before the printing of this proxy statement:

Common Stock Closing Price
June 9, 2008	$10.47
July 24, 2008	$18.65

        Following the merger, there will be no further market for our common stock and our stock will be delisted from the Nasdaq Global Market and deregistered under the Exchange Act.

        We are limited in our ability to declare and pay dividends by the merger agreement, which provides that HireRight may not declare, set aside for payment or pay any dividend on our common stock.

THE SPECIAL MEETING

        The enclosed proxy is solicited on behalf of the board of directors of HireRight for use at the special meeting of stockholders or at any adjournment or postponement thereof.

Date, Time and Place

        We will hold the special meeting at the Company's principal executive offices located at 5151 California Avenue, Irvine, California 92617, at 9:00 a.m., California time, on Monday, August 18, 2008.

Purpose of the Special Meeting

        At the special meeting, we will ask holders of our common stock to approve the adoption of the merger agreement and the transactions contemplated thereby, and, if there are not sufficient votes in favor of approval of the adoption of the merger agreement and the transactions contemplated thereby, to adjourn or postpone the special meeting to a later date to solicit additional proxies.

Record Date; Shares Entitled to Vote; Quorum

        Only holders of record of our common stock at the close of business on July 15, 2008, the record date, are entitled to vote at the special meeting. On the record date, 11,537,079 shares of our common stock were issued and outstanding and held by 48 holders of record. Each holder of our common stock is entitled to one vote per share of stock owned by such holder. A total of 11,537,079 votes are eligible to be cast by our stockholders with respect to the merger.

        A quorum of stockholders is necessary to hold a valid special meeting. Under our bylaws, a quorum is present at a special meeting if holders as of the record date of a majority of the voting power of shares outstanding and entitled to vote on the merger are present in person or represented by proxy. In the event that a quorum is not present at the special meeting, it is expected that the meeting will be adjourned or postponed to solicit additional proxies. For purposes of determining the presence or absence of a quorum, abstentions and "broker non-votes" (where a broker or nominee does not exercise discretionary authority to vote on a matter) will be counted as present.

Vote Required

        Approval of the adoption of the merger agreement and the transactions contemplated thereby requires the affirmative vote of holders of a majority of the voting power of shares of our outstanding common stock that are entitled to vote at the special meeting. Approval of the adoption of the merger agreement and the transactions contemplated thereby is a condition to the closing of the merger. Certain executive officers, directors and stockholders of HireRight, holding in the aggregate approximately 43% of our outstanding shares of common stock, whose vote will count for purposes of the approval described above, have entered into a voting agreement with USIS, pursuant to which each of them has agreed to vote their shares in favor of the merger agreement. The obligation of the stockholders under the voting agreement to vote for the merger is conditioned upon the Company not having terminated the merger agreement to pursue a superior proposal. In addition, the obligation of certain stockholders holding approximately 16% of the outstanding shares is also conditioned upon the board of directors not having changed its recommendation with respect to the merger as a result of an "intervening event," as defined in the merger agreement.

        If a HireRight stockholder abstains from voting or does not vote, either in person or represented by proxy, the effect will be that it will count as a vote against approval of the adoption of the merger agreement and the transactions contemplated thereby. If a HireRight stockholder submits a proxy, but abstains from voting on a particular matter, that stockholder's shares will be deemed present at the meeting for purposes of determining a quorum and for purposes of calculating the vote required with respect to such matter (in cases where the number of shares represented at the meeting is relevant to such calculation), but will be deemed not to have been voted in favor of such matter. Shares held in "street name" by brokers or nominees who indicate on their proxies that they do not have discretionary authority to vote such shares as to a particular matter will be deemed present at the special meeting for purposes of determining a quorum, but will not be deemed to be represented at the special meeting for purposes of calculating the vote required for approval of such matter (in cases where the number of shares represented at the meeting is relevant to such calculation).

        Approval of any proposal to adjourn or postpone the special meeting, including, if necessary or appropriate, to solicit additional proxies, requires the affirmative vote of at least a majority of the votes cast by holders of our common stock present, in person or by proxy, and entitled to vote at the special meeting provided a quorum is present in person or by proxy at the special meeting.

        Abstentions and broker non-votes will have the effect of a negative vote with respect to the proposal to approve the adoption of the merger agreement and the transactions contemplated thereby because approval of this proposal requires the affirmative vote of holders of a majority of the voting power of all outstanding shares of our common stock.

        For the proposal to adjourn or postpone the special meeting, including, if necessary or appropriate, to solicit additional proxies, abstentions will have the same effect as a vote against such proposal and broker non-votes will have no effect on the outcome, assuming a quorum is present.

Shares Held by HireRight's Directors and Executive Officers

        As of the record date, our directors and executive officers and their affiliates held 3,091,753 shares of our common stock which represent approximately 3,091,753 votes entitled to be cast at the special meeting or 26.8% of the voting power of stockholders of HireRight entitled to vote at the special meeting.

Voting of Proxies

        If your shares are registered in your name, you may vote by returning a signed proxy card or voting in person at the special meeting. You must have the enclosed proxy card available, and follow the instructions on the proxy card, in order to submit a proxy over the Internet.

        If you plan to attend the special meeting and wish to vote in person, you will be given a ballot at the meeting. If your shares are registered in your name, you are encouraged to vote by proxy even if you plan to attend the special meeting in person.

        Voting instructions are included on your proxy card. All shares represented by properly executed proxies received in time for the special meeting will be voted at the special meeting in accordance with the instructions of the stockholder. Properly executed proxies that do not contain voting instructions will be voted "FOR" approval of the adoption of the merger agreement and the transactions contemplated thereby and "FOR" the proposal to adjourn or postpone the special meeting, including, if necessary or appropriate, to solicit additional proxies.

        If your shares are held in "street name" through a broker or bank, you may vote by completing and returning the voting form provided by your broker or bank, or by the Internet or telephone through your broker or bank if such a service is provided. To vote via the Internet or telephone through your broker or bank, you should follow the instructions on the voting form provided by your broker or bank. If you do not return your bank's or broker's voting form, do not vote via the Internet or telephone through your broker or bank, if possible, or do not attend the special meeting and vote in person with a proxy from your broker or bank, it will have the same effect as if you voted "AGAINST" approval of the adoption of the merger agreement and the transactions contemplated thereby.

Revocability of Proxies

        Any proxy you give pursuant to this solicitation may be revoked by you at any time before it is voted. Proxies may be revoked by one of three ways.

        First, you can deliver to the Secretary of HireRight a written notice bearing a date later than the proxy stating that you would like to revoke your proxy.

        Second, you can complete, execute and deliver to the Secretary of HireRight a new, later-dated proxy card for the same shares.

        Third, you can attend the special meeting and vote in person. Your attendance at the special meeting alone will not revoke your proxy.

        Any written notice of revocation or subsequent proxy should be delivered to HireRight, Inc., 5151 California Avenue, Irvine, California 92617, Attention: Secretary, or hand-delivered to our Secretary at or before the taking of the vote at the special meeting.

        If you have instructed a broker or bank to vote your shares, you must follow directions received from your broker or bank to change those instructions.

Board of Directors Recommendation

        After careful consideration, our board of directors has unanimously approved the merger agreement and determined that the merger agreement and the merger are advisable and in the best interests of HireRight and its stockholders. Our board of directors unanimously recommends that HireRight stockholders vote "FOR" the proposal to approve the adoption of the merger agreement and the transactions contemplated thereby and also unanimously recommends that stockholders vote "FOR" the proposal to adjourn or postpone the special meeting, including, if necessary or appropriate, to permit the solicitation of additional proxies.

Solicitation of Proxies

        The expense of soliciting proxies in the enclosed form will be borne by HireRight. We have retained D. F. King & Co., Inc., a proxy solicitation firm, to solicit proxies in connection with the special meeting at a cost of approximately $4,000 plus expenses. In addition, we may reimburse brokers, banks and other custodians, nominees and fiduciaries representing beneficial owners of shares for their expenses in forwarding soliciting materials to such beneficial owners. Proxies may also be solicited by certain of our directors, officers and employees, personally or by telephone, facsimile or other means of communication. No additional compensation will be paid for such services.

Householding of Special Meeting Materials

        Some banks, brokers and other nominee record holders may be participating in the practice of "householding" proxy statements and annual reports. This means that only one copy of our proxy statement may have been sent to multiple stockholders in each household. We will promptly deliver a separate copy of either document to any stockholder upon written or oral request to HireRight, Inc., 5151 California Avenue, Irvine, California 92617, Attention: Secretary, telephone: (949) 428-5800.

        HireRight delivers a copy of its proxy materials to each stockholder, including those who share an address. Stockholders who share the same last name and address and want to receive only one copy of the proxy materials may request to receive a single copy by notifying HireRight in writing no later than 30 days prior to the mailing of the proxy materials each year at the following address: 5151 California Avenue, Irvine, California 92617, Attention: Secretary.

THE COMPANIES

HireRight, Inc.

        HireRight, Inc., based in Irvine, California, provides on-demand employment screening solutions. Our customers use our screening services in conjunction with our web-based software applications to conduct and manage their employment screening programs, make employment decisions, improve workplace safety and mitigate risk.

        We are incorporated under the laws of the State of Delaware. Our principal executive offices are located at 5151 California Avenue, Irvine, California 92617. Our telephone number is (949) 428-5800. Our website is located at www.hireright.com. Additional information regarding HireRight is contained in our filings with the SEC. See "Where You Can Find More Information" beginning on page 61.

US Investigations Services, LLC

        US Investigations Services, LLC, is a Delaware limited liability company headquartered in Falls Church, Virginia. USIS is a security and information service provider that provides employment screening services, government security solutions and risk management solutions to companies, government agencies and national security markets throughout the United States.

        USIS' principal executive offices are located at 7799 Leesburg Pike, Suite 1100 North, Falls Church, Virginia 22043. Its telephone number is (703) 448-0178. Its website is located at www.usis.com.

Hercules Acquisition Corp.

        Incorporated on May 30, 2008, Hercules Acquisition Corp., a Delaware corporation and wholly owned subsidiary of USIS, was organized solely for the purpose of entering into the merger agreement with HireRight and completing the merger. Merger Sub has not conducted any business operations other than in connection with the transactions contemplated by the merger agreement.

        Merger Sub's principal executive offices are located at c/o US Investigations Services, LLC, 7799 Leesburg Pike, Suite 1100 North, Falls Church, Virginia 22043. Its telephone number is (703) 448-0178. It has no website.

THE MERGER

        The following discussion summarizes the material terms of the merger. We urge you to read carefully the merger agreement, which is attached as Annex A to this proxy statement.

Background to the Merger

        We completed the initial public offering, or the "IPO," of our common stock in August 2007. Our board of directors, or the "Board," and our senior executives have historically reviewed and assessed various strategic alternatives, particularly in the areas of potential acquisitions and service or product diversifications, as such alternatives became available to us from time to time.

        In the fourth quarter of 2007, after the IPO, Mr. Ron Collins, a director of USIS and a principal of Providence Equity Partners LLC, or "Providence," USIS' controlling stockholder, contacted a representative of Credit Suisse and requested that Credit Suisse facilitate an introduction to our Chairman and Chief Executive Officer, Mr. Eric J. Boden. Mr. Boden thereafter indicated to Credit Suisse that he was amenable to such an introduction.

        At the time of the IPO, our company's business plan contemplated leveraging our technology solution to increase market share in the large enterprise market, increasing penetration in our existing customer base with an array of employment screening solutions, enhancing our position in the small and medium sized markets, as well completing acquisitions as a way to supplement our organic growth and invest some of the capital raised by us in the IPO. Beginning in the fall of 2007 and continuing into 2008, however, the business environment in which we operate has been negatively impacted by general deterioration in the economy as a whole, and in particular with respect to employment growth, especially in the large enterprise market. As a result, our management and board of directors became concerned about increasing risk related to our ability to execute on our business plan in the manner and timing contemplated at the time of the IPO. In this context, our management and board of directors began to discuss on an informal basis various strategic alternatives available to HireRight. Since the IPO, HireRight has continued to win new customers at the rates contemplated in our business plan. However, our sales growth has been tempered due to the slowing rate of hiring at most of our existing customers, which has reduced the number of requests for pre-employment background checks. The Board acknowledged that existing customer hiring patterns, an important component of our sales growth, were not going to improve until there was a general improvement in the overall macroeconomic environment.

        In this context, as a result of the introduction made by Credit Suisse, on February 28, 2008, during an investment conference held in Boston, Massachusetts, Mr. Boden and Jeffrey A. Wahba, our Chief Financial Officer, met informally with Mr. Collins, at which time Mr. Collins indicated USIS' desire to discuss potential opportunities relating to our company and USIS. Messrs. Boden and Wahba informed Mr. Collins that they were scheduled to be in New York City in March 2008, and the parties agreed to consider another meeting at that time to include senior management of USIS. After this meeting, Mr. Boden discussed with each of the board members the nature of the February meeting as well as the proposed March 2008 meeting. The members of the board indicated to Mr. Boden that he should continue to explore potential opportunities with USIS.

        On March 19, 2008, following the execution of a mutual confidentiality agreement among HireRight, USIS and Providence, Messrs. Boden and Wahba met with representatives of USIS in New York City, including Mr. Collins, Mr. Randy E. Dobbs, the Chief Executive Officer of USIS, and Mr. Philip Sweeney, USIS' Senior Vice President of Business Development. The parties discussed each of their respective businesses and contemplated possible synergies that might exist if the companies were combined. At the conclusion of this meeting, USIS informed Messrs. Boden and Wahba that it expected to provide a preliminary indication of interest for the acquisition of our company in the near term.

        On March 19, 2008, Mr. Boden called a special meeting of the Board to report on the March 19th meeting. We also retained Dorsey & Whitney LLP as legal advisors to advise the Board with respect to its fiduciary duties and, if required, to represent it in connection with a transaction.

        On March 20, 2008, the Board held a special telephonic meeting at which Mr. Boden reviewed a range of possible strategic alternatives for HireRight and summarized management's recent initiatives in that respect. Mr. Boden also apprised the Board that he expected to receive an indication of interest from USIS and Providence to acquire HireRight. Mr. Boden also described other potential strategic alternatives that might be available. The Board requested that management update its long-term strategic business plan, including preparing updated illustrative financial projections to reflect the current prospects of the business. The Board also requested that management contact Credit Suisse and other potential financial advisors to solicit proposals for strategic and investment advisory services. At the meeting, legal counsel reviewed with our Board their responsibilities in connection with the consideration of a potential sale process and the possible sale of our company. The Board noted that HireRight was not for sale at that time, but agreed to consider additional information if and when it was available. We subsequently retained Credit Suisse to serve as our exclusive financial advisor to advise us on strategic and financial alternatives, including in connection with a possible sale of HireRight.

        On March 27, 2008, Mr. Boden received a non-binding indication of interest from USIS and Providence proposing an acquisition of HireRight at a price per share of $13.50 in cash, which we refer to as the "Initial Indication of Interest." The Initial Indication of Interest was subject to completion of due diligence, and advised that a final offer would not be contingent on financing. In addition, USIS and Providence requested a period of exclusivity as a condition to moving forward with their proposal. The Initial Indication of Interest was distributed to the Board that same day.

        On March 27, 2008, the Board held a special telephonic meeting to review the Initial Indication of Interest, as well as to discuss further the strategic alternatives available to HireRight. Representatives of Credit Suisse reviewed the financial aspects of the Initial Indication of Interest, as well as other potential alternatives, including HireRight continuing as an independent company, and the considerations associated with each. Mr. Wahba reviewed management's efforts to update its long term strategic business plan to reflect the current state of the economic environment and HireRight's anticipated prospects. At the meeting, legal counsel again reviewed with the Board their responsibilities in connection with a possible sale of all of HireRight. The Board also formed a finance committee, which we refer to as the "Finance Committee," consisting of Cranston R. Lintecum (Chair), Margaret L. Taylor, Richard E. Allen, John P. Bowmer and Jeffrey H. Anderson, all of whom are independent members of the Board, to negotiate with USIS and Providence with respect to a possible sale of HireRight. The Board instructed management to continue negotiations with USIS and Providence regarding a possible sale of HireRight to USIS. Each of the Board and the Finance Committee then concluded that it would be advisable to meet on a regular basis with management and HireRight's financial and legal advisors to keep apprised of the status of the process.

        Following the Board meeting, and at the direction of the Board, Mr. Boden telephoned Mr. Collins on March 27, 2008 and indicated that, although the Board was continuing to review the Initial Indication of Interest, we were disappointed with the $13.50 per share valuation. Mr. Collins indicated that USIS might be willing reconsider its proposal at the appropriate time if additional information warranted an increase.

        On April 3, 2008, the Board held a special telephonic meeting and reviewed with Mr. Wahba management's efforts to update its long-term strategic business plan.

        On April 4, 2008 and subsequently on April 9, 2008, the Finance Committee held special telephonic meetings to review further, together with management and representatives of Credit Suisse, the financial aspects of the Initial Indication of Interest, as well as the alternatives available to HireRight and management's efforts to update its long-term strategic business plan. The Finance Committee instructed Credit Suisse to advise USIS that the Board would not be willing to proceed with a transaction at the proposed valuation of $13.50 per share, but that we would be willing to provide access to limited due diligence to demonstrate the key competitive strengths of HireRight and recent financial trends, with a view towards demonstrating value in excess of the proposed valuation of $13.50 per share. In response to this communication, USIS expressed its desire to better understand our company prior to engaging in further valuation discussions, and requested access to limited due diligence information and a meeting to review our business and the potential synergies between USIS and HireRight.

        On April 17, 2008, we entered into a mutual confidentiality agreement with USIS and Providence, which superseded the confidentiality agreement entered into in March 2008 and included a customary "standstill" provision that restricted USIS and Providence for a period of two years from, among other things, making a proposal to acquire HireRight without first being invited by HireRight or its representatives to make such a proposal.

        On April 22, 2008, members of our management team, including Messrs. Boden and Wahba, met in Chicago, Illinois with Mr. Collins and members of the USIS management team, together with our and their respective financial advisors. HireRight's management team presented various information regarding our technology, business, operations and financial condition, as well as the management team's view of potential synergies that might result from a combination of HireRight and USIS.

        On April 28, 2008, we received a revised non-binding indication of interest from USIS and Providence proposing an acquisition of HireRight at a price per share of $15.00 in cash, which we refer to as the "Second Indication of Interest." The Second Indication of Interest was conditioned upon HireRight granting USIS and Providence a period of exclusivity during which to conduct further due diligence and negotiate and execute a definitive agreement, and further indicated that if HireRight solicited alternative proposals prior to signing a definitive agreement with USIS, USIS and Providence likely would reconsider the value reflected in their enhanced proposal. USIS and Providence also indicated that it would not be willing to enter into a definitive agreement that permitted us to solicit any competing proposals, but that it would agree to a customary "fiduciary out" and termination fee.

        On April 29, 2008, the Board held a special telephonic meeting, with representatives of Credit Suisse and Dorsey & Whitney present, at which the Board discussed the Second Indication of Interest and possible responses. The Board determined that the indicated value in the Second Indication of Interest was not sufficient to warrant exclusivity prior to signing a definitive agreement. The Board instructed Credit Suisse to advise USIS and Providence of its determination. The Board also instructed Credit Suisse to communicate to USIS and Providence that the Board would require that any definitive agreement permit the Board to respond to competing proposals that were received, as well as a two-tiered termination fee structure, whereby a lower termination fee would be payable in the event that a competing proposal arose during a certain period following the execution of any definitive agreement. Representatives of Credit Suisse subsequently advised USIS of the Board's positions.

        From May 5, 2008 through May 9, 2008, USIS reiterated its interest in acquiring HireRight, but expressed difficulty supporting a price above the $15.00 per share price reflected in the Second Indication of Interest. Following several discussions with representatives of Credit Suisse, USIS indicated a willingness to consider increasing the proposed valuation to $15.25 per share in cash, but that such an increase would be expressly conditioned upon USIS receiving a period of exclusivity to negotiate a definitive agreement. USIS also did not accept HireRight's request for a two-tiered termination fee and reiterated its position that any definitive agreement would prohibit HireRight from soliciting competing proposals. Following discussion, the Finance Committee instructed Credit Suisse to continue discussions with USIS to obtain a further increase in the proposed valuation.

        On May 9, 2008, following several discussions with representatives of Credit Suisse, USIS indicated a willingness to increase its proposed valuation to $15.50 per share in cash and accept a two-tiered termination fee structure, but reiterated that its willingness to do so was conditioned upon HireRight agreeing to its requests regarding exclusivity and prohibiting HireRight from soliciting competing proposals.

        Credit Suisse, on behalf of HireRight, responded that $15.50 per share was inadequate and insisted that USIS provide its "best price" offer. In response, USIS provided a verbal indication of interest at a further enhanced valuation of $15.60 per share in cash. USIS again indicated that its offer was conditioned on HireRight agreeing to grant a period of exclusivity during which to conduct further due diligence and negotiate and execute a definitive agreement, and that any such definitive agreement would prohibit us from soliciting any competing proposals. USIS also stated that it expected to obtain shareholder support agreements from certain significant stockholders. USIS and Providence subsequently memorialized this revised verbal indication of interest, including their agreement to the two-tiered termination fee structure requested by HireRight, in a revised non-binding indication of interest delivered on May 14, 2008, which we refer to as the "Third Indication of Interest."

        On May 12, 2008, the Finance Committee held a special telephonic meeting, with representatives of Credit Suisse and Dorsey & Whitney present, at which representatives of Credit Suisse reviewed the financial aspects of USIS' verbal indication of interest and strategic and financial alternatives available to HireRight. After a lengthy discussion of its fiduciary duties, the Finance Committee determined that the revised terms of such indication of interest were sufficient to grant USIS a limited period of exclusivity for due diligence review of HireRight and to commence negotiations of a definitive purchase agreement pursuant to the guidelines set forth in such indication of interest.

        On May 17, 2008, we entered into an agreement granting USIS a period of exclusivity through June 9, 2008. This exclusivity agreement could be terminated by HireRight in the event it received a bona fide unsolicited proposal that was superior to USIS' proposal during the period of exclusivity.

        From May 17, 2008 through June 9, 2008, USIS and its representatives, including its legal and financial advisors, were provided access to an electronic data room and conducted due diligence on HireRight, including a review of illustrative financial projections for HireRight for 2008 through 2012 prepared in connection with management's update to the long-term strategic business plan. See "—Certain Projections" below for a summary of these illustrative financial projections. Also during this period, USIS and HireRight, and their respective advisors, engaged in negotiations of the terms of definitive agreements with respect to the transaction.

        On May 23, 2008, HireRight received an informal request from an investment banker representing a potential financial buyer to discuss possible transactions involving HireRight. Following discussion with the Board and its legal and financial advisors, we advised the representative of the potential financial buyer that we would inform our Board of the inquiry. Following this communication, the representatives of the financial buyer indicated that we might receive a proposal from the financial buyer, but no such proposal was received.

        On May 27, 2008, Dorsey & Whitney delivered a preliminary draft of the merger agreement to Debevoise & Plimpton LLP, or "Debevoise," legal counsel to USIS and Providence. On May 29, 2008, Debevoise contacted Dorsey & Whitney to discuss USIS' initial comments. During the telephone conference, Debevoise reminded Dorsey & Whitney of its client's desire for certain significant stockholders of HireRight to enter into voting agreements with USIS, and made clear that such stockholders would be required to vote in favor of the merger of HireRight with USIS, even if the Board changed its recommendation to our stockholders with respect to the transaction. Debevoise further advised that to make the voting agreements meaningful its comments to the draft merger agreement would include a provision that would require the Board to submit the merger agreement to HireRight's stockholders for approval in the event the Board changed its recommendation due to a superior proposal or otherwise, which we refer to as the stockholder vote provision. Dorsey & Whitney advised Debevoise of its view that such a provision in the context of a superior proposal would likely be unacceptable, but indicated that they would discuss this further with the Board.

        On May 29, 2008, the Board held a regular meeting at which various aspects of a potential transaction were discussed, including the status of due diligence being performed by USIS, the structure of a potential transaction and significant issues to date. The Board discussed the stockholder vote provision suggested by USIS' counsel, as well as other deal structure issues. The Finance Committee subsequently held a special meeting at which various aspects of the potential transaction were discussed further, including the possible timing of a potential transaction, the risks of a transaction not closing once announced, any potential conflicts of interests and key employee retention issues.

        On June 1, 2008, Debevoise provided initial comments to the draft merger agreement to Dorsey & Whitney which included, among other revisions, a stockholder vote provision as described above. Debevoise's comments also provided for an early termination fee, which we refer to as the "Early Termination Fee," in the amount of 1.5% of the aggregate merger consideration if the termination occurred as a result of a proposal received by HireRight within 30 days following the execution of the merger agreement, and a termination fee, which we refer to as the "Termination Fee," in the amount of 3.5% of the aggregate merger consideration in the case of any other termination as a result of which a termination fee would be payable. On June 2, 2008, Dorsey & Whitney contacted Debevoise to discuss their initial comments. During the telephone conference, Dorsey & Whitney indicated that USIS would be required to improve a number of the non-financial terms and conditions of the draft merger agreement and that the draft merger agreement should be revised to eliminate the stockholder vote provision.

        On June 3, 2008, Dorsey & Whitney distributed a revised draft of the merger agreement that lowered the amount of the Early Termination Fee to 0.75% of the aggregate merger consideration and extended the period to which it applied to 45 days following the execution of the merger agreement. The revised draft also lowered the amount of the Termination Fee to 2.5% of the aggregate merger consideration.

        On June 4, 2008, Dorsey & Whitney and Debevoise held additional telephone conferences to discuss the outstanding issues in the draft merger agreement, including the amount of any termination fees payable and a stockholder vote provision. Dorsey & Whitney reiterated the Board's view that the amount of the Early Termination Fee must not preclude competing proposals and that such fee should apply for a period longer than 30 days. Debevoise discussed the inclusion of a modified stockholder vote provision that would require the Board to submit the merger for the approval of HireRight's stockholders only outside of the context of a superior proposal. Under this formulation, there would be no stockholder vote provision if the Board changed its recommendation in favor of a superior proposal.

        On June 5, 2008, Debevoise distributed a revised draft of the merger agreement that provided for an Early Termination Fee in the amount of 1.0% of the aggregate merger consideration and set the period with respect to which it applied at 30 days following the execution of the merger agreement. Debevoise's draft also proposed a Termination Fee of 2.75% of the aggregate merger consideration. The revised draft of the merger agreement also included the modified stockholder vote provision as discussed in the preceding paragraph. Debevoise also distributed a draft voting agreement, which by its terms would have remained in effect if the Board changed its recommendation other than in favor of a superior proposal. Also on June 5, 2008, Dorsey & Whitney provided Debevoise with comments on the draft voting agreement to clarify the circumstances giving rise to a termination of the voting agreement. Later that day, Dorsey & Whitney, at the request of Debevoise, presented the revised voting agreement to certain stockholders for their consideration.

        During the morning of June 6, 2008, the Board and the Finance Committee held a special meeting, with representatives of Credit Suisse and Dorsey & Whitney present, to discuss the significant open items in the merger agreement. At the Board's request, Dorsey & Whitney reviewed the terms and legal implications of each item. The Board and its advisors then discussed each item.

        Between June 6, 2008 and June 9, 2008, Dorsey & Whitney and Debevoise held numerous telephone conferences and exchanged numerous e-mail messages regarding the merger agreement and related due diligence issues, including the disclosure letter referenced in the merger agreement.

        On the morning of June 8, 2008, the Board and the Finance Committee held a special telephonic meeting, with representatives of Credit Suisse and Dorsey & Whitney present, to discuss the remaining significant open items in the merger agreement. The Board and the Finance Committee thereafter authorized Credit Suisse and Dorsey & Whitney to respond to USIS and advise them that the 30-day early termination period was too short.

        On June 9, 2008, and following the discussions during the Board and Finance Committee meetings described in the preceding paragraph, Dorsey & Whitney distributed a revised draft of the merger agreement, which provided for an Early Termination Fee in the amount of 1.0% of the aggregate merger consideration and set the period to which it applied at 43 days following the execution of the merger agreement, and a Termination Fee in the amount of 2.75% of the aggregate merger consideration. Later that day, Debevoise distributed a revised draft of the merger agreement, which left the early termination period as an open issue and reflected additional, minor comments. Still later that day, after further negotiations, Dorsey & Whitney distributed a revised draft of the merger agreement in which the early termination period was set at 40 days, a period to which Providence and USIS ultimately agreed.

        On June 9, 2008, the Board and the Finance Committee each met, reviewed with representatives of Dorsey & Whitney the terms and conditions of the merger agreement and discussed how certain open issues in the merger agreement had been resolved, and reviewed its fiduciary duties in that context. Credit Suisse then reviewed with the Board certain financial analyses and rendered its oral opinion to the Board (which was subsequently confirmed in writing) that, as of June 9, 2008 and based upon and subject to the factors and assumptions set forth in the opinion, the $15.60 per share in cash to be received by the holders of our common stock in the merger was fair, from a financial point of view, to such holders. The Board and the Finance Committee, after further deliberation, then unanimously (i) approved the merger agreement and the merger; (ii) determined that the terms of the merger and the merger agreement were fair to and in the best interests of the holders of the common stock of HireRight; and (iii) recommended that such holders vote any shares held by them in favor of the merger.

        On June 9, 2008, following the close of the NASDAQ trading day, HireRight, USIS and Merger Sub executed the merger agreement, and USIS and certain stockholders of HireRight executed the voting agreement. Thereafter, HireRight and USIS issued a joint press release announcing the transaction.

        On June 19, 2008, we received a letter from a third party strategic buyer which included a preliminary, non-binding proposal to acquire HireRight at a price per share in cash of $17.00. The letter stated that the proposal is not contingent on financing, but is subject to the third party's completion of a due diligence review of HireRight. The letter also stated that it does not constitute an offer or commitment on the part of the third party to execute a definitive purchase agreement. Later that day, the Board held a special telephonic meeting, with representatives from Credit Suisse and Dorsey & Whitney present, to discuss the letter. Representatives of Credit Suisse reviewed the financial aspects of the proposal. After a lengthy discussion of the Board's fiduciary duties, the Board's obligations under the merger agreement and the strategic alternatives available to the Board in light of the proposal, the Board determined that the proposal was reasonably likely to become a superior proposal (as defined in the merger agreement) and that the failure to participate or engage in discussions or negotiations regarding the proposal, or to furnish to the third party any information or access, would be inconsistent with the Board's fiduciary duties to our stockholders under applicable law. The Board then authorized management to negotiate an acceptable confidentiality agreement with the third party. Later that day, pursuant to our obligations under the merger agreement, we advised USIS of our receipt of the letter, which we subsequently provided to USIS.

        On June 20, 2008, USIS and Debevoise contacted Credit Suisse and Dorsey & Whitney to discuss a potential revised proposal from USIS in response to the third party's letter. During the telephone conference, USIS proposed to match the $17.00 per share proposal set forth in the letter, provided that we agree to amend the merger agreement to, among other things, include a 4% one-tier termination fee and a provision requiring the Board to submit the merger agreement to a vote of our stockholders regardless of the existence of a superior proposal. USIS also indicated that, if we did not accept its revised proposal, we would be required to comply with our obligation under the merger agreement to file a proxy statement with the SEC contemplating the original $15.60 per share price no later than June 23, 2008.

        Later that day, the Board held a special telephonic meeting, with representatives from Credit Suisse, Dorsey & Whitney and Richards, Layton & Finger, P.A., or "Richards Layton," special Delaware counsel to HireRight, present, to discuss possible responses to USIS. After a lengthy discussion, the Board instructed Credit Suisse and Dorsey & Whitney to advise USIS that it was willing to accept certain contractual modifications, but not to the extent proposed by USIS, provided USIS increased its offer to a price per share that was materially higher than the third party's proposal of $17.00 per share. In the event that USIS did not accept the Board's position, the Board authorized Credit Suisse and Dorsey & Whitney to conduct discussions and negotiations with the third party regarding its proposal.

        On June 21, 2008, representatives of Credit Suisse, Dorsey & Whitney and Richards Layton advised USIS and Debevoise of the Board's positions and discussed USIS' proposal. USIS indicated that it might be willing to increase its offer above $17.00 per share and reduce the one-tier termination fee to 3%, but requested that the Board propose a price at which the Board was willing to accept the terms of USIS' other proposed contractual modifications.

        Also on that day, we entered into a mutual confidentiality agreement with the third party, which included a customary "standstill" provision that restricts the third party from, among other things, making a proposal to acquire HireRight without our invitation for a period of two years, other than proposals made strictly in confidence to the Board.

        On June 22, 2008, the Board held a special telephonic meeting, with representatives from Credit Suisse, Dorsey & Whitney and Richards Layton present, to discuss USIS' position, specifically their request that the Board propose a price at which we also would agree to USIS' proposed contractual modifications. After a lengthy discussion, the Board determined that it was not appropriate for HireRight to establish such a price. The Board instructed Credit Suisse to advise USIS that it would not propose such a price, but that the Board was willing to discuss and consider a proposal from USIS above the $17.00 per share offered by the third party. Representatives of Credit Suisse subsequently advised USIS of the Board's position.

        On June 23, 2008, USIS contacted Credit Suisse to propose an increase in USIS' offer to $17.25 per share, provided that we agree to amend the merger agreement to include a 3% one-tier termination fee and include the other contractual modifications previously proposed by USIS, including amending the definition of superior proposal to require a price of at least $1.00 per share more than USIS' offer of $17.25 per share. USIS also agreed to extend the deadline in the merger agreement by which a proxy statement must be filed to June 25, 2008, so that the Board could evaluate its proposal.

        Later that day, the Board held a special telephonic meeting, with representatives from Credit Suisse, Dorsey & Whitney and Richards Layton present, to discuss USIS' latest proposal. After a lengthy discussion, the Board determined that USIS' proposed offer price did not warrant binding HireRight to the contractual modifications proposed by USIS and instead decided to allow the third party to conduct its due diligence review of HireRight. Representatives of Credit Suisse subsequently advised USIS of the Board's position.

        On the evening of June 23, 2008, the third party and its representatives, including its legal and financial advisors, were provided access to an electronic data room and began conducting due diligence on HireRight.

        On June 25, 2008, we filed our proxy statement.

        On July 2, 2008, the third party's legal advisor, delivered to Dorsey & Whitney a preliminary draft of a merger agreement that it proposed to enter into with us. This draft merger agreement was substantially similar to the merger agreement we entered into with USIS, but contemplated a tender offer structure. On July 4, 2008, the third party's legal advisor delivered a preliminary draft of the support agreement to Dorsey & Whitney, which was substantially similar to the voting agreement entered into by USIS and certain of our stockholders. Between July 8, 2008 and July 16, 2008, Dorsey & Whitney and the third party's legal advisor held numerous telephone conferences and exchanged numerous e-mail messages regarding the form of merger agreement, the disclosure letter referenced in that merger agreement and the form of support agreement. During such period, the third party and its legal advisor also conducted a due diligence review of HireRight.

        On July 17, 2008, we received a revised proposal from the third party to acquire HireRight at a price per share in cash of $18.00, along with a form of merger agreement relating to the revised proposal, the form of disclosure letter referenced in that merger agreement and the form of support agreement relating to the revised proposal, each as previously discussed with Dorsey & Whitney. The proposal had an original expiration date of 5:00 p.m., New York time, on July 23, 2008 (which expiration was subsequently extended to 5:00 p.m., New York time, on July 25, 2008). Later that day, the Board held a special telephonic meeting, with representatives from Credit Suisse, Dorsey & Whitney and Richards Layton present, to discuss the proposal. Representatives of Credit Suisse reviewed the financial aspects of the third party's revised proposal. After consultation with Dorsey & Whitney and Richards Layton, and a lengthy discussion of the Board's fiduciary duties, the Board's obligations under the merger agreement with USIS and HireRight's strategic alternatives, the Board determined that the third party's revised proposal was a superior proposal and that the failure to make a Recommendation Change (as defined in the merger agreement) or to terminate the merger agreement (in the event that USIS did not, in accordance with the terms of the merger agreement, make a counter-proposal that was at least as favorable to our stockholders as the third party's superior proposal) would be inconsistent with the Board's fiduciary duties to our stockholders under applicable law. The Board then authorized management to give notice to USIS of its intent to make a Recommendation Change in response to the superior proposal and authorized Credit Suisse and Dorsey & Whitney to negotiate with USIS regarding any revisions to the terms of the transaction contemplated by the merger agreement with USIS. Later that day, as required by the merger agreement, we provided USIS with a copy of the third party's proposal and notified them of the Board's intent to make a Recommendation Change and terminate the merger agreement.

        On July 22, 2008, Debevoise contacted Dorsey & Whitney to advise them that USIS, in response to the third party's revised proposal, was willing to increase its offer to $18.25 per share, provided that we agreed to amend the merger agreement to include a 3% one-tier termination fee and amend the definition of superior proposal to require a price per share of at least $18.75. USIS indicated that its offer was conditioned on our not negotiating with the third party prior to entering into an amendment to the merger agreement on the proposed terms.

        Later that day, the Board held a special telephonic meeting, with representatives from Credit Suisse, Dorsey & Whitney and Richards Layton, to consider USIS' revised offer. The Board expressed its concerns regarding the conditions attached to the offer, specifically our inability to disclose USIS' revised offer to the third party prior to entering into an amendment to the merger agreement. The Board then instructed Credit Suisse and Dorsey & Whitney to determine if USIS could improve certain of the terms of its offer. That evening, Dorsey & Whitney advised Debevoise of the Board's position.

        The Board also instructed Credit Suisse and Dorsey & Whitney to continue discussions with the third party. During the evening of July 22, 2008 and continuing the next day, our representatives had multiple discussions with representatives of the third party, but at the request of USIS, we did not disclose to the third party USIS' alternate proposals described below.

        During the morning of July 23, 2008, Debevoise contacted Dorsey & Whitney to advise them that USIS was willing to revise its $18.25 per share offer to reflect a 2.75% one-tier termination fee and no amendment to the definition of superior proposal. Debevoise indicated, however, that such revised offer was only valid if we did not disclose the offer to the third party prior to entering into an amendment to the merger agreement on the proposed terms with USIS. Later that morning, the Board held a special telephonic meeting, with representatives from Credit Suisse, Dorsey & Whitney and Richards Layton, to discuss USIS' further revised offer. The Board again expressed its concerns regarding the conditions attached to the offer. The Board then instructed Credit Suisse and Dorsey & Whitney to further negotiate with USIS and recessed the meeting until later in the day. That afternoon, Credit Suisse and Dorsey & Whitney held a teleconference with Debevoise and representatives of USIS to discuss the Board's concerns. In response to that teleconference, USIS later contacted Credit Suisse and provided two alternative proposals. Under the first proposal, USIS was willing to increase its offer price to $18.01 per share and amend the merger agreement to include a 1.5% one-tier termination fee, with no restrictions on our ability to disclose the offer to the third party. Under the second proposal, USIS was willing to increase its offer price to $18.75 per share, provided that we amend the merger agreement to include a 2.75% one-tier termination fee and did not disclose the offer to the third party prior to entering into the amendment. The Board resumed its meeting later that afternoon to consider USIS' alternative proposals. The Board consulted with Credit Suisse, Dorsey & Whitney and Richards Layton, and engaged in a lengthy discussion of the merits of USIS' alternative proposals, as well as the fact that the third party had not offered any improvements to its $18.00 per share proposal. After further deliberation, the Board determined that USIS' second proposal was more favorable to HireRight's stockholders than the third party's proposal. The Board then instructed Dorsey & Whitney to negotiate the terms of an amendment to the merger agreement consistent with USIS' second proposal and also instructed Credit Suisse to contact USIS and determine whether USIS was willing to lower its proposed termination fee.

        Early that evening, Debevoise delivered to Dorsey & Whitney its proposed amendment to the merger agreement, which Dorsey & Whitney determined was consistent with the terms of USIS' second proposal. Consistent with the Board's instructions, Credit Suisse contacted USIS to request that they consider reducing their proposed termination fee, which they declined to do. Late that evening, the Board held a subsequent special telephonic meeting with representatives from Credit Suisse, Dorsey & Whitney and Richards Layton. At the meeting, Credit Suisse reviewed with the Board certain financial analyses and rendered its oral opinion to the Board (which was subsequently confirmed in writing) that, as of July 23, 2008 and based on and subject to the factors and assumptions set forth in its written opinion, the $18.75 per share in cash to be received by the holders of our common stock in the merger was fair, from a financial point of view, to such holders. The full text of Credit Suisse's written opinion is attached as Annex C to this proxy statement. See "—Opinion of Our Financial Advisor" below. After further deliberation, the Board unanimously approved the amendment to the merger agreement, determined that the terms of the merger and the merger agreement, as amended, were fair to and in the best interests of the holders of the common stock of HireRight, and recommended that such holders vote any shares held by them in favor of the merger. HireRight, USIS and Merger Sub subsequently executed the amendment.

Recommendation of HireRight's Board of Directors and Reasons for the Merger

        Our board of directors unanimously recommends that you vote "FOR" the proposal to approve the adoption of the merger agreement and the transactions contemplated thereby including the merger, and "FOR" the proposal to adjourn the special meeting, including, if necessary or appropriate, to solicit additional proxies. At a special meeting on June 9, 2008, our board of directors, after careful consideration, including consultation with financial and legal advisors, determined that the merger agreement and the merger are advisable and in the best interests of HireRight's stockholders, and approved the merger agreement and the merger, and on July 23, 2008, our board of directors approved an amendment to the merger agreement. In addition to approval by our board of directors, the merger and merger agreement were separately approved by the finance committee of our board of directors, consisting solely of independent directors. In the course of reaching its decision over numerous board and finance committee meetings, our board of directors consulted with our senior management, financial advisors and legal counsel, reviewed a significant amount of information and considered a number of factors, including, among others, the following:

        Transaction Financial Terms/Premium to Market Price.    The relationship of the consideration to be paid in the merger to recent and historical market prices of HireRight's common stock. The $18.75 per shares to be paid as merger consideration represented a 79% premium over the $10.47 closing price of our common shares on June 9, 2008 (the last trading day prior to the announcement of the merger agreement), and a 98% premium over the weighted average trading price of our common shares for the three months prior to the announcement of the merger agreement.

        Opinion of Our Financial Advisor.    Credit Suisse delivered its opinion to our board of directors that, as of July 23, 2008 and based upon and subject to the factors and assumptions set forth in the opinion, the $18.75 per share in cash to be received by the holders of our common stock in the merger was fair, from a financial point of view, to such holders, as described under "—Opinion of Our Financial Advisor" beginning on page 26. The full text of Credit Suisse's written opinion is attached as Annex C to this proxy statement.

        Strategic Business Plan.    HireRight's strategic business plan, as updated to reflect our current expectations and our view of the current economic environment, and the assumptions underlying such plan (including current and potential conditions in the markets in which our business operates), the potential market valuation of our common shares assuming the plan's goals were achieved, and the risks involved in achieving the plan's goals.

        Strategic Alternatives.    The possible strategic alternatives to the merger, including remaining an independent public company, the possibility and likelihood of acquiring other companies, and refinancing or recapitalization alternatives, as well as the potential values, benefits, risks and uncertainties to our stockholders associated with each such alternative and the timing and the likelihood of accomplishing the goals of such alternatives.

        Operating and Financial Condition.    The current and historical financial condition and results of operations of HireRight, and the current and potential economic and operating conditions in the various businesses in which HireRight operates.

        No Financing Condition.    The fact that consummation of the merger would not be subject to a financing condition, that USIS has significant financial capacity and that USIS represented that it will have sufficient funds available to consummate the merger.

        Cash Consideration.    The fact that the merger consideration is payable in cash, thereby eliminating any uncertainties in valuing consideration. Our board of directors considered that the cash consideration to be received by the holders of our common shares would be taxable to such holders for U.S. federal income tax purposes.

        Ability to Consider Alternative Transactions.    The fact that under the terms of the merger agreement, while HireRight is prohibited from soliciting or encouraging acquisition proposals from third parties, it may furnish information to and participate in negotiations with third parties in response to a bona fide written takeover proposal if (a) our board of directors determines, after consultation with its financial advisor and outside legal counsel, that (i) the person's acquisition proposal constitutes or would be reasonably likely to become a superior proposal, and (ii) the failure to participate in such discussions or negotiations or to furnish such information would be inconsistent with the fiduciary duties of our board of directors to our stockholders under applicable law, (b) we have first received from the person being furnished or disclosed any nonpublic information, an acceptable executed confidentiality agreement, (c) as promptly as practicable (and in no event later than 24 hours), we notify USIS of (i) the execution by us and any third party who has made an inquiry or takeover proposal of any acceptable confidentiality agreement, (ii) the commencement of discussions or negotiations concerning HireRight or the terms of any inquiry or takeover proposal between us and any third party who has made any inquiry or takeover proposal or (iii) of the making of any takeover proposal or the receipt by us of any inquiry, and shall, in any such notice to USIS, identify the party making such takeover proposal or inquiry, describe in reasonable detail the terms and conditions of any proposals or offers and the nature of the discussions or negotiations referenced in clause (ii) above. We are required to keep USIS fully informed on a current basis of all material developments affecting the status or terms of any takeover proposal with respect thereto and of the status of any discussions or negotiations with any third party regarding any takeover proposal, including any material change in the terms thereof, and we must promptly provide to USIS copies of all related draft term sheets, letters of intent, agreements and similar documents transmitted by or to us.

        Ability to Terminate for a Superior Proposal.    The fact, viewed by our board of directors as favorable, that our board of directors is permitted, subject to the payment to USIS of a $6,500,000 termination fee in connection with takeover proposals, to terminate the merger agreement if, prior to the vote on the merger agreement by our stockholders, (i) our board of directors determines in good faith, after consultation with its financial advisors and outside legal counsel, that HireRight has received a superior proposal, and that not terminating the merger would be inconsistent with its fiduciary duties to stockholders and (ii) USIS is provided with at least four business days' notice and an opportunity to modify the terms of the merger agreement in response to such proposal and to make an offer considered at least as favorable as the superior proposal. Our board of directors also believed that the termination fee was reasonable and would not be expected to materially deter an alternative acquisition proposal.

        Economic Climate.    The current national and international economic climate as relates to our business.

        Competitive Challenges.    The increasing competitive challenges and pressures on smaller and mid-sized companies such as HireRight.

        Likelihood of Consummation.    That the merger would likely be consummated in light of the fact that (i) USIS has the financial ability to consummate the merger, (ii) the merger is not subject to any financing condition, (iii) the merger is subject to limited conditions, (iv) we view HireRight as of significant strategic value to USIS, and (v) the proposed acquisition is unlikely to encounter significant regulatory obstacles. Our board of directors also considered that, while USIS's obligation to close under the merger agreement is condition upon there not having occurred a "Company Material Adverse Effect," under the definition of the term "Company Material Adverse Effect" in the merger agreement, changes to our business resulting from certain macro and transaction related events may not be considered when determining whether a "Company Material Adverse Effect" has occurred.

        Impact of the Transaction on Interim Operations.    The possible negative impact on the business of HireRight between signing and closing due to the announcement of the merger agreement, and the covenants made by HireRight relating to the operation of its business between signing of the merger agreement and closing of the merger.

        Failure to Close; Public Announcement.    The possibility that the transactions contemplated by the merger agreement may not be consummated and the effect of public announcement of the merger agreement, including effects on HireRight's sales, operating results and stock price, and on HireRight's ability to attract and retain key management and other personnel.

        Interests of Certain Persons; Approval by Independent Finance Committee.    The interests of certain executives of HireRight, including Mr. Boden, the Chairman, President and Chief Executive Officer and a member of the Board. The board of directors also took into account the fact that one of our directors, Thomas Blaisdell, is a managing director of one of our largest stockholders. See more details in "Interests of Directors and Executive Officers in the Merger." In addition to approval by our board of directors, the merger and merger agreement were separately approved by the finance committee of our board of directors, which consists solely of independent directors.

        No Longer Public.    The fact that we will no longer exist as an independent public company and our stockholders will forgo any future increase in our value that might result from our earnings or possible growth as an independent company.

        The foregoing discussion of the information and factors considered by our board of directors is not intended to be exhaustive, but includes the material factors considered. In view of the variety of factors considered in connection with its evaluation of the merger agreement and the merger, our board of directors did not find it practicable to, and did not, quantify or otherwise assign relative weights to the specific factors considered in reaching its determination and recommendation. In addition, individual directors may have given differing weights to different factors. After weighing all of the different factors, our board of directors unanimously determined to recommend that our stockholders vote in favor of the merger agreement and the merger.

Opinion of Our Financial Advisor

        HireRight retained Credit Suisse to act as its exclusive financial advisor in connection with the merger. In connection with its review of the proposed merger, our board of directors requested that Credit Suisse advise it with respect to the fairness to the holders of our common stock, from a financial point of view, of the $18.75 per share in cash to be received by such holders in the merger. On July 23, 2008, our board of directors met to review the proposed merger and the terms of the proposed merger agreement. During this meeting, Credit Suisse reviewed with our board of directors certain financial analyses and rendered its oral opinion to our board of directors (which was subsequently confirmed in writing) that, as of July 23, 2008 and based upon and subject to the factors and assumptions set forth in the opinion, the $18.75 per share in cash to be received by the holders of our common stock in the merger was fair, from a financial point of view, to such holders.

        The full text of Credit Suisse's written opinion, dated July 23, 2008, which sets forth assumptions made, procedures followed, matters considered and limitations on the review undertaken in connection with the opinion, is attached as Annex C to this proxy statement and is incorporated into this proxy statement by reference. Holders of our common stock are encouraged to read this opinion carefully in its entirety. Credit Suisse provided its opinion for the information of our board of directors in connection with its consideration of the merger and Credit Suisse's opinion does not constitute advice or a recommendation to any holder of our common stock as to how such holder should vote or act on any matter relating to the proposed merger or otherwise. Credit Suisse's opinion addresses only the fairness, from a financial point of view, to the holders of our common stock of the $18.75 per share in cash to be received in the merger and does not address any other aspect or implication of the merger, or any voting agreement or other agreement, arrangement or understanding entered into in connection with the merger or otherwise. The following is a summary of Credit Suisse's opinion and is qualified by reference to the full text of the opinion attached as Annex C to this proxy statement.

        In arriving at its opinion, Credit Suisse, among other things:

  •
  reviewed the merger agreement, the amendment to the merger agreement and certain related agreements;

  •
  reviewed certain publicly available business and financial information relating to HireRight;

  •
  reviewed certain other information relating to HireRight, including financial forecasts, provided to or discussed with Credit Suisse by HireRight;

  •
  met with our management to discuss the business and prospects of HireRight;

  •
  considered certain financial and stock market data of HireRight, and compared that data with similar data for other publicly held companies in businesses Credit Suisse deemed similar to that of HireRight;

  •
  considered, to the extent publicly available, the financial terms of certain other business combinations and other transactions which had recently been effected or announced; and

  •
  considered such other information, financial studies, analyses and investigations and financial, economic and market criteria which Credit Suisse deemed relevant.

        In connection with its review, Credit Suisse did not independently verify any of the foregoing information and assumed and relied on such information being complete and accurate in all material respects. With respect to the financial forecasts for HireRight, our management advised Credit Suisse, and Credit Suisse assumed, that such forecasts were reasonably prepared on bases reflecting the best currently available estimates and judgments of our management as to the future financial performance of HireRight. Credit Suisse also assumed, with our consent, that, in the course of obtaining any regulatory or third party consents, approvals or agreements in connection with the merger, no delay, limitation, restriction or condition would be imposed that would have an adverse effect on HireRight and that the merger would be consummated in accordance with the terms of the merger agreement without waiver, modification or amendment of any material term, condition or agreement thereof. In addition, Credit Suisse was not requested to make, and did not make, an independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of HireRight. Credit Suisse's opinion addressed only the fairness, from a financial point of view, to the holders of our common stock of the $18.75 per share in cash to be received in the merger and did not address any other aspect or implication of the merger, or any voting agreement or other agreement, arrangement or understanding entered into in connection with the merger or otherwise including, without limitation, the fairness of the amount or nature of or any other aspect relating to, any compensation to any officers, directors or employees of any party to the merger, or class of such persons, relative to the merger consideration or otherwise. The issuance of Credit Suisse's opinion was approved by its authorized internal committee. Credit Suisse's opinion was necessarily based upon information made available to it as of the date of the opinion and financial, economic, market and other conditions as they existed and could be evaluated on such date. Credit Suisse's opinion did not address the merits of the merger as compared to alternative transactions or strategies that may be available to HireRight nor did it address HireRight's underlying decision to proceed with the merger. Credit Suisse was not requested to, and did not, solicit third party indications of interest in acquiring all or any part of HireRight.

        In preparing its opinion to our board of directors, Credit Suisse performed a variety of analyses, including those described below. The summary of the analyses described below is not a complete description of the analyses underlying Credit Suisse's opinion. The preparation of a fairness opinion is a complex process involving various quantitative and qualitative judgments and determinations with respect to the financial, comparative and other analytic methods employed and the adaptation and application of these methods to the unique facts and circumstances presented. As a consequence, neither a fairness opinion nor its underlying analyses are readily susceptible to partial analysis or summary description. Credit Suisse arrived at its opinion based on the results of all analyses undertaken by it and assessed as a whole and did not draw, in isolation, conclusions from or with regard to any individual analysis, analytic method or factor. Accordingly, Credit Suisse believes that its analyses must be considered as a whole and that selecting portions of its analyses, analytic methods and factors, without considering all analyses and factors or the narrative description of the analyses, could create a misleading or incomplete view of the processes underlying its analyses and opinion.

        In performing its analyses, Credit Suisse considered business, economic, industry and market conditions, financial and otherwise, and other matters as they existed on, and could be evaluated as of, July 23, 2008. No company, transaction or business used in Credit Suisse's analyses for comparative purposes is identical to HireRight or the proposed merger. While the results of each analysis were taken into account in reaching its overall conclusion with respect to fairness, Credit Suisse did not make separate or quantifiable judgments regarding individual analyses. The implied reference range values indicated by Credit Suisse's analyses are illustrative and not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than those suggested by the analyses. In addition, any analyses relating to the value of assets, businesses or securities do not purport to be appraisals or to reflect the prices at which businesses or securities actually may be sold, which may depend on a variety of factors, many of which are beyond our control and the control of Credit Suisse. Much of the information used in, and accordingly the results of, Credit Suisse's analyses are inherently subject to substantial uncertainty.

        Credit Suisse's opinion and analyses were provided to our board of directors in connection with its consideration of the proposed merger and were among many factors considered by our board of directors in evaluating the proposed merger. Neither Credit Suisse's opinion nor its analyses were determinative of the merger consideration or of the views of our board of directors or our management with respect to the merger or the merger consideration.

        The following is a summary of the material financial analyses performed in connection with the preparation of Credit Suisse's opinion and reviewed with our board of directors at a meeting held on July 23, 2008. The analyses summarized below include information presented in tabular format. The tables alone do not constitute a complete description of the analyses. Considering the data in the tables below without considering the full narrative description of the analyses, as well as the methodologies underlying and the assumptions, qualifications and limitations affecting each analysis, could create a misleading or incomplete view of Credit Suisse's analyses.

Selected Companies Analysis

        Credit Suisse reviewed certain financial data, multiples and ratios for the following publicly traded corporations in the information services, employment related and human resources software industries, respectively:

  Information Services

    •
    Equifax Inc.

    •
    The Dun & Bradstreet Corporation

    •
    ChoicePoint Inc.

    •
    Factset Research Systems Inc.

    •
    First Advantage Corporation

  Employment Related

    •
    Automatic Data Processing Center, Inc.

    •
    Paychex, Inc.

  HR Software

    •
    The Ultimate Software Group, Inc.

    •
    SuccessFactors, Inc.

    •
    Taleo Corporation

    •
    Kenexa Corporation

        Although none of the selected companies is directly comparable to HireRight, the companies included were chosen because they are publicly traded companies with operations that for purposes of analysis may be considered similar to certain operations of HireRight.

        Credit Suisse calculated the multiples and ratios of the selected companies using closing stock prices as of July 23, 2008, and information it obtained from public filings, publicly available research analyst estimates and other publicly available information. With respect to the selected companies, Credit Suisse compared enterprise values as multiples of calendar years 2008 and 2009 estimated earnings before interest, taxes, depreciation and amortization, which we refer to as "EBITDA". Credit Suisse also compared the ratio of price to forward earnings per share, which we refer to as "EPS", based on calendar years 2008 and 2009 estimates, and the ratio of price to earnings growth based on calendar year 2008 estimates. Credit Suisse then applied reference ranges of selected multiples described above for the selected companies to corresponding financial data for HireRight, using EPS estimates provided by our management. See "Certain Projections" below for a summary of the estimates used by Credit Suisse in connection with its financial analyses. Based on these analyses, Credit Suisse derived the following implied per share equity value reference range for our common stock, as compared to the merger consideration:

Implied Per Share Equity Value Reference Range for HireRight	Per Share Merger Consideration
$9.65 - $13.40	$18.75

Precedent Transactions Analysis

        Credit Suisse reviewed certain transaction multiples in the following selected publicly-announced transactions, which involved companies with businesses in the information services, employment related and human resources software industries:

Target	Acquiror
Vurv Technology, Inc.	Taleo Corporation
ChoicePoint Inc.	Reed Elsevier Group, plc
US Investigations Services Inc.	Providence Equity Partners
Kronos Inc.	Hellman & Friedman Capital
Mitchell International Inc.	Aurora Capital
TALX Corp.	Equifax Inc.
BrassRing LLC	Kenexa Corporation
SHL Group plc	HgCapital Trust plc
Unicru Inc.	Kronos Inc.
Automatic Data Processing, Inc. (Claims Services Group)	GTCR Golder Rauner, LLC and Solera Inc.
CCC Information Services Group, Inc.	Investcorp International Inc.
First American CREDCO	First Advantage Corporation
Seisint Inc.	Reed Elsevier Group plc
Kroll Inc.	Marsh & McLennan Inc.
Marshall & Swift	MacDonald Dettwiler & Associates
Factual Data Corp	Kroll Inc.
US Investigations Services Inc.	Welsh Carson Anderson & Stowe
Vitalchek Network Inc.	ChoicePoint Inc.

        While none of the companies that participated in the selected transactions are directly comparable to HireRight, the companies that participated in the selected transactions are companies with operations that, for the purposes of analysis, may be considered similar to certain of HireRight's results, market size and product profile.

        Credit Suisse calculated multiples for the selected transactions based on publicly available financial information with respect to the target companies and the selected transactions. For each of the selected transactions, Credit Suisse compared enterprise value as a multiple of the target company's last twelve months, or "LTM," EBITDA. Credit Suisse then applied reference ranges of selected multiples described above for the selected transactions to the corresponding actual LTM EBITDA for HireRight as of June 30, 2008. Based on these analyses, Credit Suisse derived the following implied per share equity value reference range for our common stock, as compared to the merger consideration:

Implied Per Share Equity Value Reference Range for HireRight	Per Share Merger Consideration
$14.15 - $17.05	$18.75

Discounted Cash Flow Analysis

        Credit Suisse performed a discounted cash flow analysis to calculate the estimated present value of the unlevered, free cash flow of HireRight. The financial forecast was based on internal estimates provided by our management. See "Certain Projections" below for a summary of the estimates used by Credit Suisse in connection with its financial analyses. Credit Suisse calculated ranges of estimated terminal values by multiplying fiscal year 2012 estimated LTM EBITDA by selected multiples ranging from 8.0x to 11.0x. The present value of cash flows and terminal values were estimated using discount rates ranging from 15.0% to 18.0%. Based on these analyses, Credit Suisse derived the following implied per share equity value reference range for our common stock, as compared to the merger consideration:

Implied Per Share Equity Value Reference Range for HireRight	Per Share Merger Consideration
$14.45 - $18.60	$18.75

Miscellaneous

        HireRight engaged Credit Suisse as its financial advisor in connection with the proposed merger. HireRight selected Credit Suisse based on Credit Suisse's qualifications, experience and reputation, and its familiarity with HireRight and its business. Credit Suisse is an internationally recognized investment banking firm and is regularly engaged in the valuation of businesses and securities in connection with mergers and acquisitions, leveraged buyouts, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes. Pursuant to our engagement letter with Credit Suisse, we have agreed to pay Credit Suisse a customary fee for its services in connection with the merger, a significant portion of which is contingent upon consummation of the merger. Credit Suisse also became entitled to a fee upon the delivery of its opinion, and upon rendering an opinion in connection with HireRight's previously proposed merger transaction with USIS, which fees are fully creditable against the transaction fee. We have also agreed to reimburse Credit Suisse for certain expenses and to indemnify Credit Suisse and certain related parties for certain liabilities and other items arising out of or relating to Credit Suisse's engagement.

        Credit Suisse and its affiliates have in the past provided and are currently providing investment banking and other financial services to HireRight and its affiliates, for which Credit Suisse and its affiliates have received, and would expect to receive, compensation, including having acted as lead underwriter in connection with the initial public offering of our common stock. Credit Suisse and its affiliates may have provided other financial advice and services, and may in the future provide financial advice and services, to HireRight, USIS and their respective affiliates for which Credit Suisse and its affiliates have received, and would expect to receive, compensation. Credit Suisse and its affiliates in the past have provided, currently are providing and in the future may provide services to Providence, and certain of its affiliates unrelated to the merger, for which services Credit Suisse and its affiliates have received, and expect to receive, compensation, including having acted as financial advisor in connection with various acquisitions and other business combination transactions, and as underwriter, arranger or placement agent in connection with various financing transactions. In addition, Credit Suisse and certain of its affiliates and certain of its and their respective employees and certain private investment funds affiliated or associated with Credit Suisse have invested in private equity funds managed or advised by Providence and certain of its affiliates. Credit Suisse is a full service securities firm engaged in securities trading and brokerage activities as well as providing investment banking and other financial services. In the ordinary course of business, Credit Suisse and its affiliates may acquire, hold or sell, for its and its affiliates own accounts and the accounts of customers, equity, debt and other securities and financial instruments (including bank loans and other obligations) of HireRight, USIS, Providence and their respective affiliates, and any other company that may be involved in the merger, as well as provide investment banking and other financial services to such companies.

Interests of HireRight's Directors and Executive Officers in the Merger

        When considering the recommendation of HireRight's board of directors, you should be aware that the members of our board of directors and our executive officers have interests in the merger other than the interests of HireRight stockholders generally, pursuant to certain agreements between such directors and executive officers and us and certain company benefits plans. These interests may be different from, or in conflict with, your interests as a HireRight stockholder. The members of our board of directors were aware of these additional interests, and considered them, when they approved the merger agreement.

  Effect of Awards Outstanding Under HireRight's Stock Plans

        Options and Warrants.    As of July 15, 2008, there were 1,137,076 shares of our common stock subject to stock options with an exercise price of less than $18.75 granted under HireRight's equity compensation plans and 343,651 shares of our common stock subject to warrants with an exercise price of less than $18.75.

        The following table summarizes the vested and unvested options with exercise prices of less than $18.75 per share held by our directors and executive officers as of July 15, 2008 and the consideration that each of them will receive pursuant to the merger agreement in connection with the cancellation of their stock options.

	No. of Shares Underlying Vested Options	No. of Shares Underlying Unvested Options	Weighted Average Exercise Price of Vested Options(1)	Weighted Average Exercise Price of Unvested Options(1)	Consideration Resulting from Vested Stock Options(1)	Consideration Resulting from Unvested Stock Options(1)	Total Resulting Consideration(1)
Directors
Richard E. Allen	2,592	9,073	$12.19	$11.60	$16,997	$64,891	$81,888
Jeffrey H. Anderson	3,888	7,777	$14.60	$12.82	$16,119	$46,093	$62,212
Thomas B. Blaisdell	3,888	7,777	$14.60	$12.82	$16,119	$46,093	$62,212
John P. Bowmer	2,592	9,073	$12.19	$11.60	$16,997	$64,891	$81,888
Cranston R. Lintecum	6,550	6,781	$11.49	$9.06	$47,584	$65,704	$113,288
Margaret R. Taylor	3,888	7,777	$14.60	$12.82	$16,119	$46,093	$62,212
Executive Officers
Eric J. Boden*	21,296	83,148	$6.93	$7.82	$251,719	$909,009	$1,160,728
Lisa A. Gallagher	60,643	17,180	$2.18	$7.54	$1,004,974	$192,613	$1,197,588
Stefano Malnati	76,202	31,574	$2.17	$7.71	$1,263,800	$348,605	$1,612,406
Alexander F. Munro	26,527	23,083	$3.50	$5.42	$404,665	$307,666	$712,332
David M. Nachman	7,986	28,680	$6.93	$7.79	$94,395	$314,398	$408,792
Barbara M. Nieto	10,472	26,536	$3.88	$5.49	$155,670	$351,971	$507,640
Robert J. Pickell	12,385	56,503	$15.39	$11.54	$41,610	$407,420	$449,030
Glen E. Schrank	24,652	28,680	$3.07	$7.79	$1,263,383	$314,398	$1,577,780
Jeffrey A. Wahba	13,494	66,790	$3.83	$5.12	$201,398	$910,141	$1,111,539
Total	277,055	410,432			$4,811,549	$4,389,983	$9,201,533

*
Such executive officer is also a director of HireRight.

(1)
These amounts have been rounded for presentation purposes.

        Deferred Stock Units.    As compensation for service on our board of directors, two of our non-employee directors have elected to receive a portion of their total fees in the form of deferred stock units under our Directors' Deferred Compensation Plan. At the effective time of the merger, each deferred stock unit outstanding immediately prior to the effective time of the merger granted under HireRight's equity compensation plans will fully vest and such awards will be canceled and represent only the right to receive $18.75 per share in the same manner as shares of our common stock.

        The following table summarizes the deferred stock units held by our directors as of July 15, 2008 and the consideration that each of them will receive pursuant to the merger agreement in connection with the cancellation of their deferred stock units.

	No. of Shares of Deferred Stock Units	Resulting Consideration
Directors
Thomas B. Blaisdell	2,956	$55,425
John P. Bowmer	2,956	$55,425
Total	5,912	$110,850

        Employee Stock Purchase Plan.    All offerings of our common stock that were in process at the time of the execution of the merger agreement under HireRight's employee stock purchase plan will cease and such plan will terminate on the earlier of (i) the NASDAQ trading day immediately prior to the closing of the merger or (ii) September 30, 2008. On such date, all rights of each participating employee then outstanding shall be deemed to be automatically exercised and each participating employee will be credited with the number of shares of our common stock purchased for his or her account under the plan during such offering period.

  Potential Payments Upon Termination or Change in Control

        In June 2007, we entered into a three year employment agreement with Eric J. Boden, our Chairman of the Board, Chief Executive Officer and President, which became effective on August 7, 2007, the effective date of the Company's initial public offering. Pursuant to the agreement, in the event Mr. Boden's employment is terminated for any reason other than for cause, death or disability or in connection with a change in control of HireRight or if he resigns within six months after he is removed as our Chief Executive Officer, the Company will be required to continue to pay Mr. Boden his annual salary for a period of 18 months following his termination and also a lump sum amount equal to the cost of healthcare continuation coverage for one year under our healthcare plan. If Mr. Boden had been terminated as of July 15, 2008 for any reason other than for cause, death or disability or in connection with a change in control, he would have been entitled to receive his then-effective salary of $350,000 per year through January 2010, in accordance with our regular payroll schedule, and a lump sum payment of $9,977, which is equal to the COBRA payments for one year. Alternatively, should Mr. Boden's employment be terminated without cause or should he resign for good reason, provided that such termination or resignation is in connection with a change in control of HireRight or within 18 months following, or six months prior to, a change in control of HireRight, then we will be required to pay Mr. Boden the following: a lump sum payment equal to 200 percent of his target bonus established by the compensation committee in the year of his termination, a pro-rated share of his target bonus earned up to the date of his termination, a lump sum payment equal to the cost of healthcare continuation coverage for 18 months under our healthcare plan and a lump sum payment equal to two years of Mr. Boden's annual salary. Furthermore, if any of these severance payments to Mr. Boden result in any excise taxes payable by Mr. Boden as a result of their receipt which cannot be eliminated by a reduction of up to 20 percent of such severance payments, then we are required to pay all applicable excise taxes on such severance payments for Mr. Boden. If a triggering event under these change in control provisions of the employment agreement had occurred as of July 15, 2008, then Mr. Boden would have been entitled to receive $1,423,381 as a lump sum payment, a portion of which might not be tax deductible to the Company to the extent it fails to meet the performance-based compensation exception under Section 162(m) of the Code. Mr. Boden also would be entitled to a gross-up for "golden parachute" excise taxes due on his severance payments and accelerated stock options. The payment of any of these severance amounts to Mr. Boden is subject to and conditioned upon his agreeing not to solicit our employees or compete with our business for a period of up to 18 months following his termination.

        We entered into an employment offer letter with Jeffrey A. Wahba in February 2006, pursuant to which he agreed to serve as our Chief Financial Officer. In the event Mr. Wahba's employment is terminated for any reason other than for cause or a change in control, he will be entitled to a lump sum payment equal to the lesser of (i) six months' base pay at his then current salary or (ii) $440,000, as well as the full acceleration of the stock option granted to him in March 2006. If Mr. Wahba had been terminated as of July 15, 2008, for any reason other than for cause or in connection with a change in control, he would have been entitled to receive a lump sum payment of $137,500, as well as the full acceleration of the 46,790 shares subject to his March 2006 option which had not vested as of July 15, 2008. Based on a value of $18.75 per share of our common stock, the aggregate value of such acceleration, determined by reference to the difference between the exercise price of such option and a $18.75 per share value, was $698,341.

        We also entered into change in control agreements with each of the following Executive Officers in June 2007: Jeffrey A. Wahba, Stefano Malnati, David M. Nachman, Glen E. Schrank, Lisa A. Gallagher, Alexander F. Munro, Barbara M. Nieto, and Robert J. Pickell. The agreements became effective on August 7, 2007, the effective date of the Company's initial public offering and will remain effective until the termination of the applicable executive's employment with us. Pursuant to the terms of the change in control agreements, should any of these executive officers' employment be terminated without cause or should any of these executive officers resign for good reason within 18 months immediately following a change in control of HireRight, then we will be required to pay such executive officer the following: a lump sum payment equal to 12 months of such executive's annual salary, a lump sum payment equal to the executive's full target bonus established by the Compensation Committee in the year of the executive's termination, a pro-rated share of such executive's target bonus up to the date of the executive's termination, and a lump sum payment equal to the cost of healthcare continuation coverage for 12 months under our healthcare plan. If a triggering event under the change in control agreements had occurred on July 15, 2008, the Named Executive Officers would have been entitled to the following payments: Mr. Wahba—$437,583; Mr. Malnati—$377,031; Mr. Nachman—$392,490; Mr. Schrank—$463,564; Ms. Gallagher—$344,255; Mr. Munro—$293,341; Ms. Nieto—$302,326; and Mr. Pickell—$388,447. Furthermore, if these severance payments to any of these executive officers results in any excise taxes payable by these executive officers as a result of their receipt which cannot be eliminated by a reduction of up to 20 percent of such severance payments, then we are required to pay all applicable excise taxes on such severance payments for the executive. None of these executives would have been entitled to a gross-up for "golden parachute" excise taxes under these circumstances. The payment of these severance payments to these executive officers are subject to and conditioned upon each such executive officer agreeing not to solicit our employees or compete with our business for a period of up to one year following such executive officers' termination of employment. Finally, should we grant any equity based awards to any of these executive officers in the future that are subject to vesting over a period of time, such as stock options or restricted stock, such equity awards must accelerate and fully vest upon such executive's termination of employment within 18 months following certain changes in control of HireRight.

        Mr. Wahba's new change in control agreement also provides that his February 2006 employment offer letter will continue to remain outstanding but (in regards to payments made upon termination) will only govern terminations that are not in connection with a change in control of HireRight.

        In addition, the outstanding stock options previously granted to Messrs. Boden, Wahba, Malnati, Nachman, Schrank, Munro, Pickell and Ms. Gallagher and Nieto provide for acceleration of vesting of such options in full upon an involuntary termination of such executive officer without cause within 18 months after a change in control of the Company. If a triggering transaction had occurred as of July 15, 2008, the following additional shares would have become vested: Mr. Boden—83,148 shares; Mr. Wahba—66,790 shares; Mr. Malnati—31,574 shares; Mr. Nachman—28,680 shares; Mr. Schrank—28,680 shares; Mr. Munro—23,083 shares; Mr. Pickell—56,503 shares; Ms. Gallagher—17,180 shares;

Ms. Nieto—26,536 shares. Based on a value of $18.75 per share, the aggregate value of such acceleration as of July 15, 2008, determined by reference to the difference between the exercise price of such option and the value of $18.75 per share, was as follows: Mr. Boden—$909,009; Mr. Wahba—$910,141; Mr. Malnati—$348,605; Mr. Nachman—$314,398 Mr. Schrank—$314,398; Mr. Munro—$307,666; Mr. Pickell—$407,420; Ms. Gallagher—$192,613; and Ms. Nieto—$351,971. In addition, upon such acceleration of vesting, each affected option will remain exercisable until the earlier of (i) the expiration date of such option or (ii) the expiration of the one-year period measured from the date of the involuntary termination.

        Below is a summary of the potential payments upon termination within 18 months of change of control under the above agreements:

	Salary	Bonus	Benefits	Subtotal	Long Term Incentive Compensation	Total
Executive Officers(1)
Eric J. Boden(2)(3)	$700,000	$708,415	$14,966	$1,423,381	$909,009	$2,332,390
Stefano Malnati	$242,000	$129,596	$5,436	$377,031	$348,605	$725,636
David M. Nachman	$246,000	$131,738	$14,752	$392,490	$314,398	$706,888
Glen E. Schrank	$239,000	$219,410	$5,154	$463,564	$314,398	$777,962
Jeffrey A. Wahba	$275,000	$147,268	$15,315	$437,583	$910,141	$1,347,724
Lisa A. Gallagher	$218,000	$116,743	$9,512	$344,255	$192,613	$536,868
Alexander F. Munro	$184,000	$98,536	$10,806	$293,341	$307,666	$601,008
Barbara M. Nieto	$195,000	$104,426	$2,899	$302,326	$351,971	$654,296
Robert J. Pickell	$243,000	$130,131	$15,315	$388,447	$407,420	$795,866
Total	$2,542,000	$1,786,262	$94,156	$4,422,418	$4,056,219	$8,478,638

(1)
If any of these severance payments result in any excise taxes payable by these executive officers which cannot be eliminated by a reduction of up to 20 percent of such severance payments, we are required to pay all applicable excise taxes on such severance payments for the executive.

(2)
Under Mr. Boden's agreement, he also has a clause for termination for any reason other than for cause, death or disability or in connection with a change in control of HireRight or if he resigns within six months after he is removed as our Chief Executive Officer, we will be required to continue to pay Mr. Boden a salary payment equal to $525,000 and total healthcare coverage equal to $9,977.

(3)
Mr. Boden also has warrants which, pursuant to the terms of the merger agreement, will be converted into the right to receive an amount equal to the product of 14,159 the number of shares of our common stock subject to the warrant, and $15.57, the excess of $18.75 over the exercise price per share of such warrant, resulting in consideration of $220,456.

  Indemnification and Insurance

        The merger agreement provides that the surviving corporation in the merger will indemnify the present and former directors and officers of HireRight and its subsidiaries for acts and omissions occurring at or prior to the effective time to the fullest extent permitted by law and as may otherwise be required by our organizational documents.

        The merger agreement also provides that for a period of six years after the effective time of the merger, USIS will maintain in effect provisions in the surviving corporation's organizational documents related to indemnification and advancement of expenses that are the same as the corresponding provisions in existence as of the date of the merger agreement. The surviving corporation will maintain in effect for a period of six years after the effective time of the merger, if available, HireRight's current policies of directors' and officers' liability insurance in effect immediately prior to the effective time of the merger or obtain a directors' and officers' liability "tail" insurance policy covering a period of six years following the effective time so long as it provides the same benefits as the current policies maintained by HireRight. In satisfying its obligations, the surviving corporation is not obligated to pay an annual amount in the aggregate in excess of 250% of the amount of the last annual premium paid by HireRight for such insurance prior to the date of the merger agreement. If payment of an amount in excess of such cap would be required to purchase or maintain the insurance described in this paragraph, the surviving corporation shall be required to obtain a policy offering as much coverage as can be obtained by paying an annual premium equal to such cap.

Appraisal Rights

        Under Delaware General Corporation Law, which we refer to as "Delaware law," you have the right to appraisal of the fair value of your shares by the Delaware Court of Chancery and to receive payment in cash for the fair value of your shares of our common stock as determined by the court, together with interest, if any, in lieu of the consideration you would otherwise be entitled to pursuant to the merger agreement. These rights are known as appraisal rights. Stockholders electing to exercise appraisal rights must comply with the provisions of Section 262 of Delaware law in order to perfect their rights. We will require strict compliance with the statutory procedures.

        Although we believe the merger consideration is fair, no representation is made as to the outcome of the appraisal of fair value as determined by the Delaware Court of Chancery, and you should be aware that the fair value of your shares as determined under Section 262 could be more than, the same as, or less than the value that you are entitled to receive under the terms of the merger agreement. Moreover, the surviving corporation does not anticipate offering more than the value that you are entitled to receive under the terms of the merger agreement to any stockholder exercising appraisal rights and reserves the right to assert, in any appraisal proceeding, that, for purposes of Section 262, the "fair value" of a share of our common stock is less than the merger consideration.

        The following is intended as a brief summary of the material provisions of the Delaware statutory procedures required to be followed by a stockholder in order to dissent from the merger and perfect appraisal rights.

        This summary, however, is not a complete statement of all applicable requirements and is qualified in its entirety by reference to Section 262 of Delaware law, the full text of which appears in Annex D to this proxy statement. Failure to precisely follow any of the statutory procedures set forth in Section 262 of Delaware law may result in a termination or waiver of your appraisal rights. All references in this summary to a "stockholder" are to the record holder of shares of our common stock unless otherwise indicated.

        Section 262 requires that stockholders for whom appraisal rights are available be notified not less than 20 days before the stockholders' meeting to vote on the merger that appraisal rights will be available. A copy of Section 262 must be included with such notice. This proxy statement constitutes our notice to our stockholders of the availability of appraisal rights in connection with the merger in compliance with the requirements of Section 262. If you wish to consider exercising your appraisal rights, you should carefully review the text of Section 262 contained in Annex D to this proxy statement since failure to timely and properly comply with the requirements of Section 262 will result in the loss of your appraisal rights under Delaware law.

        If you elect to demand appraisal of your shares, you must satisfy each of the following conditions:

  •
  You must deliver to us a written demand for appraisal of your shares before the vote with respect to the merger is taken. This written demand for appraisal must be in addition to and separate from any proxy or vote abstaining from or voting against the adoption and approval of the merger agreement and the merger. Voting against or failing to vote for the adoption and approval of the merger agreement and the merger by itself does not constitute a demand for appraisal within the meaning of Section 262.

  •
  You must not vote in favor of, or consent in writing to, the adoption and approval of the merger agreement and the merger. A vote in favor of the adoption and approval of the merger agreement and merger, by proxy or in person, will constitute a waiver of your appraisal rights in respect of the shares so voted and will nullify any previously filed written demands for appraisal. A proxy which does not contain voting instructions will, unless revoked, be voted in favor of the adoption and approval of the merger agreement and the merger. Therefore, a stockholder who votes by proxy and who wishes to exercise appraisal rights must vote against the merger agreement and the merger or abstain from voting on the merger agreement and the merger.

  •
  You must continue to hold your shares of our common stock through the effective date of the merger. Therefore, a stockholder who is the record holder of shares of our common stock on the date the written demand for appraisal is made but who thereafter transfers the shares prior to the effective date of the merger will lose any right to appraisal with respect to such shares.

        If you fail to comply with any of these conditions and the merger is completed, you will be entitled to receive the merger consideration, but you will have no appraisal rights with respect to your shares of our common stock.

        All demands for appraisal should be addressed to HireRight, Inc., 5151 California Avenue, Irvine, California 92617, Attn: Secretary, Telephone (949) 428-5800, and must be delivered before the vote on the merger agreement is taken at the special meeting and should be executed by, or on behalf of, the record holder of the shares of common stock. The demand must reasonably inform us of the identity of the stockholder and the intention of the stockholder to demand appraisal of his, her or its shares.

        To be effective, a demand for appraisal by a holder of common stock must be made by, or in the name of, such registered stockholder, fully and correctly, as the stockholder's name appears on his or her stock certificate(s). Beneficial owners who do not also hold the shares of record may not directly make appraisal demands to us. The beneficial holder must, in such cases, have the registered owner, such as a broker, bank or other nominee, submit the required demand in respect of those shares. If shares are owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, execution of a demand for appraisal should be made by or for the fiduciary; and if the shares are owned of record by more than one person, as in a joint tenancy or tenancy in common, the demand should be executed by or for all joint owners. An authorized agent, including an authorized agent for two or more joint owners, may execute the demand for appraisal for a stockholder of record; however, the agent must identify the record owner or owners and expressly disclose the fact that, in executing the demand, he or she is acting as agent for the record owner. A record owner, such as a broker, who holds shares as a nominee for others, may exercise his or her right of appraisal with respect to the shares held for one or more beneficial owners, while not exercising this right for other beneficial owners. In that case, the written demand should state the number of shares as to which appraisal is sought. Where no number of shares is expressly mentioned, the demand will be presumed to cover all shares held in the name of the record owner.

        If you hold your shares of common stock in a brokerage account or in other nominee form and you wish to exercise appraisal rights, you should consult with brokerage firm, bank, trust or other nominee to determine the appropriate procedures for the making of a demand for appraisal by the nominee.

        Within 10 days after the effective time of the merger, the surviving corporation must give written notice that the merger has become effective to each stockholder who has properly filed a written demand for appraisal and who did not vote in favor of the merger agreement and the merger. At any time within 60 days after the effective time, any stockholder who has demanded an appraisal, and who has not commenced an appraisal proceeding or joined that proceeding as a named party, has the right to withdraw the demand and to accept the cash payment specified by the merger agreement for his or her shares of our common stock; after this period, the stockholder may withdraw such demand for appraisal only with the consent of the surviving corporation. Within 120 days after the effective date of the merger, any stockholder who has complied with Section 262 will, upon written request to the surviving corporation, be entitled to receive a written statement setting forth the aggregate number of shares not voted in favor of the merger agreement and the merger and with respect to which demands for appraisal rights have been received and the aggregate number of holders of such shares. A person who is the beneficial owner of shares of our common stock held in a voting trust or by a nominee on behalf of such person may, in such person's own name, request from the corporation the statement described in the previous sentence. Such written statement will be mailed to the requesting stockholder within 10 days after such written request is received by the surviving corporation or within 10 days after expiration of the period for delivery of demands for appraisal, whichever is later. Within 120 days after the effective time, either the surviving corporation or any stockholder who has complied with the requirements of Section 262 and who is otherwise entitled to appraisal rights may file a petition in the Delaware Court of Chancery demanding a determination of the fair value of the shares held by all stockholders entitled to appraisal. A person who is the beneficial owner of shares of our common stock held in a voting trust or by a nominee on behalf of such person may, in such person's own name, file the petition described in the previous sentence. Upon the filing of the petition by a stockholder, service of a copy of such petition shall be made upon HireRight, as the surviving corporation. The surviving corporation has no obligation to file such a petition in the event there are dissenting stockholders. Accordingly, the failure of a stockholder to file such a petition within the period specified could nullify the stockholder's previously written demand for appraisal. There is no present intent on our part to file an appraisal petition, and stockholders seeking to exercise appraisal rights should not assume that we will file such a petition or that we will initiate any negotiations with respect to the fair value of such shares. Accordingly, stockholders who desire to have their shares appraised should initiate any petitions necessary for the perfection of their appraisal rights within the time periods and in the manner prescribed in Section 262.

        If a petition for appraisal is duly filed by a stockholder and a copy of the petition is delivered to the surviving corporation, the surviving corporation will then be obligated, within 20 days after receiving service of a copy of the petition, to provide the Register in Chancery with a duly verified list containing the names and addresses of all stockholders who have demanded an appraisal of their shares and with whom agreements as to the value of their shares have not been reached by the surviving corporation. After notice to dissenting stockholders who demanded appraisal of their shares, the Delaware Court of Chancery is empowered to conduct a hearing upon the petition, and to determine those stockholders who have complied with Section 262 and who have become entitled to the appraisal rights provided thereby. The Delaware Court of Chancery may require the stockholders who have demanded appraisal for their shares to submit their stock certificates to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with that direction, the Delaware Court of Chancery may dismiss the proceedings as to that stockholder.

        After determination of the stockholders entitled to appraisal of their shares of our common stock, the Delaware Court of Chancery will appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger, together with interest, if any. Unless the Delaware Court of Chancery in its discretion determines otherwise for good cause shown, interest from the effective date of the merger through the date of payment of the judgment shall be compounded quarterly and shall accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the merger and the date of payment of the judgment. When the value is determined, the Delaware

Court of Chancery will direct the payment of such value, with interest thereon accrued during the pendency of the proceeding, if the Delaware Court of Chancery so determines, to the stockholders entitled to receive the same, upon surrender by such holders of the certificates representing those shares.

        In determining fair value, and, if applicable, interest, the Delaware Court of Chancery is required to take into account all relevant factors. In Weinberger v. UOP, Inc., the Delaware Supreme Court discussed the factors that could be considered in determining fair value in an appraisal proceeding, stating that "proof of value by any techniques or methods which are generally considered acceptable in the financial community and otherwise admissible in court" should be considered, and that "fair price obviously requires consideration of all relevant factors involving the value of a company."

        Section 262 provides that fair value is to be "exclusive of any element of value arising from the accomplishment or expectation of the merger." In Cede & Co. v. Technicolor, Inc., the Delaware Supreme Court stated that such exclusion is a "narrow exclusion [that] does not encompass known elements of value," but which rather applies only to the speculative elements of value arising from such accomplishment or expectation. In Weinberger, the Delaware Supreme Court construed Section 262 to mean that "elements of future value, including the nature of the enterprise, which are known or susceptible of proof as of the date of the merger and not the product of speculation, may be considered."

        Costs of the appraisal proceeding may be imposed upon the surviving corporation and the stockholders participating in the appraisal proceeding by the Delaware Court of Chancery as the Court deems equitable in the circumstances. Upon the application of a stockholder, the Delaware Court of Chancery may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorneys' fees and the fees and expenses of experts, to be charged pro rata against the value of all shares entitled to appraisal. Any stockholder who had demanded appraisal rights will not, after the effective time of the merger, be entitled to vote shares subject to that demand for any purpose or to receive payments of dividends or any other distribution with respect to those shares, other than with respect to payment as of a record date prior to the effective time; however, if no petition for appraisal is filed within 120 days after the effective time of the merger, or if the stockholder delivers a written withdrawal of his or her demand for appraisal and an acceptance of the terms of the merger within 60 days after the effective time of the merger, then the right of that stockholder to appraisal will cease and that stockholder will be entitled to receive the cash payment for shares of his, her or its shares of our common stock pursuant to the merger agreement. No appraisal proceeding in the Delaware Court of Chancery will be dismissed as to any stockholder without the prior approval of the Court, and such approval may be conditioned upon such terms as the Delaware Court of Chancery deems just; provided, however, that any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party will maintain the right to withdraw its demand for appraisal and to accept the cash that such holder would have received pursuant to the merger agreement within 60 days after the effective date of the merger.

        Failure to comply with all of the procedures set forth in Section 262 will result in the loss of a stockholder's statutory appraisal rights. In view of the complexity of Section 262, stockholders who may wish to dissent from the merger and pursue appraisal rights should consult their legal advisors.

Form of the Merger

        Subject to the terms and conditions of the merger agreement and in accordance with Delaware law, at the effective time of the merger, Merger Sub, a wholly-owned subsidiary of USIS and a party to the merger agreement, will merge with and into us. We will survive the merger as a wholly owned subsidiary of USIS.

Merger Consideration

        At the effective time of the merger, each outstanding share of our common stock, other than shares owned by USIS or Merger Sub or any of their direct or indirect wholly owned subsidiaries, or by any direct or indirect wholly owned subsidiary of ours, or by any stockholders who are entitled to and who properly exercise appraisal rights under Delaware law, will be converted into the right to receive $18.75 in cash, without interest. Any shares owned by USIS or Merger Sub or any of their direct or indirect wholly owned subsidiaries, or by any direct or indirect wholly owned subsidiary of ours, will be canceled immediately prior to the effective time of the merger.

        As of the effective time of the merger, all shares of our common stock will no longer be outstanding and will automatically be canceled and will cease to exist. Each holder of a certificate representing any shares of our common stock (other than stockholders who have perfected their appraisal rights) will cease to have any rights as a stockholder, except the right to receive $18.75 per share in cash, without interest.

        The price of $18.75 per share was determined through arm's-length negotiations between USIS and us.

Treatment of Stock Options and Other Equity-Based Awards

        Stock Options.    As of July 15, 2008, there were 1,137,076 shares of our common stock subject to stock options with an exercise price of less than $18.75 granted under HireRight's equity compensation plans. At the effective time of the merger, each outstanding option to acquire our common stock will be canceled, and the former holder of each stock option will be entitled to receive an amount in cash, without interest and less any applicable withholding tax, equal to the product of:

  •
  the number of shares of our common stock subject to the stock option, and

  •
  the excess, if any, of $18.75 over the exercise price per share of such stock option.

        Warrants.    As of July 15, 2008, there were 343,651 shares of our common stock subject to warrants with an exercise price of less than $18.75. At the effective time of the merger, each outstanding warrant to acquire our common stock will be canceled, and the former holder of each warrant will be entitled to receive an amount in cash, without interest and less any applicable withholding tax, equal to the product of:

  •
  the number of shares of our common stock subject to the warrant, and

  •
  the excess, if any, of $18.75 over the exercise price per share of such warrant.

        Deferred Stock Units.    At the effective time of the merger, each deferred stock unit outstanding immediately prior to the effective time of the merger granted under HireRight's equity compensation plans will fully vest and such awards will be canceled and represent only the right to receive $18.75 per share in the same manner as shares of our common stock.

        Employee Stock Purchase Plan.    All offerings of our common stock that were in process at the time of the execution of the merger agreement under HireRight's employee stock purchase plan will cease and such plan will terminate on the earlier of (i) the NASDAQ trading day immediately prior to the closing of the merger or (ii) September 30, 2008. On such date, all rights of each participating employee then outstanding shall be deemed to be automatically exercised and each participating employee will be credited with the number of shares of our common stock purchased for his or her account under the plan during such offering period.

Effective Time of the Merger

        The merger will become effective upon the filing of a certificate of merger with the Secretary of State of the State of Delaware or at such later time as is agreed upon by USIS and us and specified in such certificate of merger. The filing of the certificate of merger will occur at the closing, which will take place not later than the tenth business day after satisfaction or waiver of the conditions to the closing of the merger set forth in the merger agreement and described in this proxy statement, or at such other time as is agreed upon in writing by USIS and us. We currently anticipate the merger to be completed in the third quarter of 2008.

Delisting and Deregistration of HireRight's Common Stock

        If the merger is completed, our common stock will be delisted from and will no longer be traded on the Nasdaq Global Market and will be deregistered under the Exchange Act. Following the completion of the merger HireRight will no longer be an independent public company.

Certain Projections

        In connection with USIS' due diligence review of HireRight and in the course of the negotiations between the parties, HireRight provided USIS with certain non-public business and financial information about HireRight. The information provided to USIS included illustrative financial projections for fiscal years 2008 through 2012, which we refer to as the "projections." HireRight has no knowledge of the extent to which USIS considered the projections in formulating its bid. The projections, dated April 22, 2008, included summary level information of key business drivers. These projections were prepared on a basis consistent with the accounting principles used in our historical financial statements. We are including these projections in this proxy statement to give our stockholders access to certain nonpublic information considered by our board of directors and USIS and its advisors for purposes of considering and evaluating the merger. These projections do not give effect to the merger.

FYE December 31,	2008	2009	2010	2011	2012
Service Revenue	$68.3	$78.6	$92.3	$106.6	$123.5
% Growth	8.5%	15.2%	17.4%	15.6%	15.8%
EBIT	8.1	11.3	15.3	18.2	21.2
% Margin	11.8%	14.4%	16.6%	17.0%	17.2%
EBITDA	9.8	13.4	17.8	21.1	24.7
% Margin	14.3%	17.0%	19.3%	19.8%	20.0%
Capital Expenditures	$1.9	$2.1	$2.3	$2.5	$2.7

    (1)
    EBITDA, or earnings before interest, taxes, depreciation and amortization, is equal to net income plus (a) provision (benefit) for income taxes, (b) interest expense and (c) depreciation and amortization. EBITDA is not a measure of performance under generally accepted accounting principles and should not be considered as an alternative to operating income or net income as a measure of operating performance or cash flows or as a measure of liquidity. Further, management's methodology employed to calculate EBITDA may differ from that used by others.

        HireRight performed sensitivities to these projections that were above and below the projections included above, the higher of which were provided to USIS. The lower sensitivity case had annual revenue growth of 5.2%, 10.0%, 12.0%, 10.0% and 10.0% and annual EBITDA of $8.3 million, $11.2 million, $14.4 million, $16.6 million and $18.6 million, respectively, for the fiscal years 2008 through 2012. The higher sensitivity case had annual revenue growth rates of 11.9%, 20.0%, 22.0%, 20.0% and 20.0% and annual EBITDA of $11.2 million, $15.6 million, $21.2 million, $25.6 million and $30.7 million, respectively, for the fiscal years 2008 through 2012. The higher sensitivity case was intended to illustrate upside potential for the business. This case assumes an improvement in the macroeconomic environment in the second half of 2008 and a return to a "normalized" economy in the remaining years of the projection. Further, this projection assumes that the Company is successful in implementing its strategic growth initiatives related to both the enterprise and SMB markets. Our board of directors did not believe that the higher sensitivity case formed a reasonable basis on which to evaluate the adequacy of the $18.75 per share merger consideration.

        HireRight updated the projections provided to USIS in July 2008 to adjust for the company's year-to-date results and the then-current economic environment. These updated projections were provided to Credit Suisse for purposes of its financial analysis and used by the HireRight's board of directors in making its decision to approve the merger and the merger agreement.

FYE December 31,	2008	2009	2010	2011	2012
Service Revenue	$69.2	$78.6	$92.3	$106.6	$123.5
% Growth	10.0%	13.6%	17.4%	15.6%	15.8%
EBIT	10.1	11.3	15.3	18.2	21.2
% Margin	14.6%	14.4%	16.6%	17.0%	17.2%
EBITDA	11.7	13.4	17.8	21.1	24.7
% Margin	16.8%	17.0%	19.3%	19.8%	20.0%
Capital Expenditures	$2.4	$2.2	$2.8	$3.0	$3.7

        In preparing the above sets of projections, HireRight made a number of assumptions, including assumptions regarding sales growth, expenses, customers and economic and market conditions. No assurances can be given that these assumptions will accurately reflect future conditions. Although presented with numerical specificity, these projections reflect numerous assumptions and estimates as to future events made by HireRight management that HireRight management believed were reasonable at the time the projections were prepared and other factors such as industry performance and general business, economic, regulatory, market and financial conditions, all of which are difficult to predict and beyond the control of HireRight management. Accordingly, there can be no assurance that the projections would be realized, and actual results may be materially greater or less than those reflected in the projections. You should review our most recent filings on Form 10-K and Form 10-Q for a description of risk factors with respect to our business. The projections have not been discounted for the effects of such risks.

        HireRight does not, as a matter of course, publicly disclose projections of future revenues, earnings or other results. The projections were not prepared with a view to public disclosure and are included in this proxy statement only because such information was made available to USIS and used by HireRight's board of directors in making its decision to approve the merger and the merger agreement. HireRight also provided Credit Suisse with the projections in connection with its financial analysis of the merger consideration. The projections were not prepared with a view toward complying with the published guidelines of the SEC or the guidelines established by the American Institute of Certified Public Accountants with respect to prospective financial information, but, in the view of HireRight management, were prepared on a reasonable basis, reflected at the time they were prepared the best currently available estimates and judgments and presented to the best of HireRight management's knowledge and belief at the time they were prepared, the expected course of action and the expected future financial performance of HireRight. However, the projections are not fact and should not be relied upon as being necessarily indicative of future results, and readers of this proxy statement are cautioned not to place undue reliance on the projections. No representation is made by

HireRight, USIS or their respective affiliates or representatives to any security holder of HireRight regarding the ultimate performance of HireRight compared to the information contained in the projections. HireRight does not intend to update or otherwise revise the projections to reflect circumstances existing after the date when made or to reflect the occurrence of future events even in the event that any or all of the assumptions underlying the projections are shown to be in error.

        Neither HireRight's independent auditors, nor any other independent accountants, have compiled, examined or performed any procedures with respect to the projections, nor have they expressed any opinion or any other form of assurance on the projections or their achievability, and they assume no responsibility for, and disclaim any association with, the projections.

Certain Material U.S. Federal Income Tax Consequences of the Merger

        The following is a summary of certain material U.S. federal income tax consequences of the merger to U.S. holders and non-U.S. holders (each, as defined below) who receive cash in the merger in exchange for shares of our Common Stock. This summary is for general information only and does not purport to consider all aspects of U.S. federal income taxation that might be relevant to holders of Common Stock. This summary is based on the Internal Revenue Code of 1986, as amended, which we refer to as the "Internal Revenue Code," applicable current and proposed U.S. Treasury regulations, judicial authority and administrative rulings and practice, all of which are subject to change, possibly with retroactive effect. This summary applies only to holders who hold shares of Common Stock as capital assets within the meaning of Section 1221 of the Internal Revenue Code. This summary does not address all aspects of U.S. federal income taxation that may be relevant to holders of Common Stock in light of their particular circumstances, or that may apply to holders that are subject to special treatment under U.S. federal income tax laws (including, for example, insurance companies, tax-exempt organizations, financial institutions, broker-dealers, cooperatives, traders or dealers in securities or currencies, mutual funds, real estate investment trusts, S corporations, holders subject to the alternative minimum tax, persons who validly exercise appraisal rights, partnerships or other pass-through entities and persons holding shares of Common Stock through a partnership or other pass-through entity, persons who acquired shares of Common Stock in connection with the exercise of employee stock options or otherwise as compensation, United States expatriates, stockholders that use a functional currency other than the U.S. dollar, "passive foreign investment companies," "controlled foreign corporations," persons who hold shares of Common Stock as part of a hedge, straddle, constructive sale or conversion transaction and persons who hold any equity interest, directly or indirectly through constructive ownership or otherwise, in us after the merger). This summary does not address any aspect of state, local or foreign tax laws or U.S. federal tax laws other than U.S. federal income tax laws.

        The summary set forth below is for general information only and is not intended to constitute a complete description of all tax consequences relating to the merger. Because individual circumstances may differ, each holder should consult its own tax advisor regarding the applicability of the rules discussed below to the holder and the particular tax effects to the holder of the merger, including the application of state, local and foreign tax laws.

        For purposes of this summary, a "U.S. holder" is a beneficial owner of shares of Common Stock, who or that is, for U.S. federal income tax purposes:

  •
  a citizen or resident of the United States;

  •
  a corporation (or other entity taxable as a corporation) created or organized in or under the laws of the United States, any state of the United States or the District of Columbia;

  •
  an estate, the income of which is subject to U.S. federal income tax regardless of its source; or

  •
  a trust with respect to which a U.S. court is able to exercise primary supervision over the trust's administration and one or more U.S. persons are authorized to control all substantial decisions of the trust, or certain electing trusts were in existence on August 19, 1996 and were treated as domestic trusts on that date.

        A "non-U.S. holder" is a person (other than a partnership) that is not a U.S. holder.

        If shares of Common Stock are held by a partnership, the U.S. federal income tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. Partnerships that hold shares of Common Stock and partners in such partnerships should consult their own tax advisors regarding the tax consequences to them of the merger.

        U.S. Holders.    The receipt of cash for shares of Common Stock in the merger will be a taxable transaction for U.S. federal income tax purposes. In general, a U.S. holder whose Common Stock is converted into the right to receive cash in the merger will recognize capital gain or loss for United States federal income tax purposes equal to the difference, if any, between the amount of cash received in exchange for such shares (determined before the deduction of any applicable withholding taxes) and the U.S. holder's adjusted tax basis in such shares. If a U.S. holder acquired different blocks of Common Stock at different times or different prices, such holder must determine its tax basis and holding period separately with respect to each block of Common Stock (i.e., shares acquired at the same cost in a single transaction). Such gain or loss will be long-term capital gain or loss provided that a U.S. holder's holding period for such shares is more than one year at the time of completion of the merger. Long-term capital gains recognized by U.S. holders that are individuals will be subject to a maximum U.S. federal income tax rate of 15%. Gain or loss recognized on shares held for less than one year at the time of completion of the merger will be considered short-term capital gain or loss; short-term capital gain is taxed as an ordinary income item. There are limitations on the deductibility of both long-term and short-term capital losses.

        Cash payments made pursuant to the merger agreement will be reported to holders of Common Stock and the Internal Revenue Service to the extent required by the Internal Revenue Code and applicable regulations of the U.S. Treasury. Under the Internal Revenue Code, a U.S. holder of Common Stock (other than a corporation or other exempt recipient) may be subject, under certain circumstances, to information reporting on the cash received in the merger. Backup withholding at a rate of 28% also may apply with respect to the amount of cash received in the merger, unless the U.S. holder provides proof of an applicable exemption or a correct taxpayer identification number by completing a Substitute Form W-9 and otherwise complies with applicable requirements of the backup withholding rules.

        Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against a U.S. holder's U.S. federal income tax liability provided the required information is timely furnished to the Internal Revenue Service.

        Non-U.S. Holders.    Any gain realized on the receipt of cash in the merger by a non-U.S. holder generally will not be subject to U.S. federal income tax unless:

  •
  the gain is effectively connected with a trade or business of the non-U.S. holder in the United States (and, if required by an applicable income tax treaty, is attributable to a United States permanent establishment of the non-U.S. holder);

  •
  the non-U.S. holder is an individual who is present in the United States for an aggregate 183 days or more in the taxable year of the merger, and certain other conditions are met; or

  •
  The Company is or has been a "United States real property holding corporation," or "USRPHC," for U.S. federal income tax purposes within the five years preceding the merger.

        A non-U.S. holder whose gain is described in the first bullet point above will be subject to tax on its net gain in the same manner as if it were a U.S. holder. A non-U.S. holder that is a corporation and whose gain is described under the first bullet point above may be subject to an additional branch profits tax equal to 30% of its effectively connected earnings and profits (including such gain) or at such lower rate as may be specified by an applicable income tax treaty.

        An individual non-U.S. holder described in the second bullet point above will be subject to tax at a 30% rate on the gain realized, equal to the difference, if any, between the amount of cash received in exchange for shares of Common Stock and the non-U.S. holder's adjusted tax basis in such shares, which may be offset by certain U.S.-source capital losses incurred in the same taxable year.

        The Company believes that it is not currently and has not previously been a USRPHC for U.S. federal income tax purposes. No assurances can be provided that the conclusions reached by the Company in this summary will not be challenged by the IRS or will be sustained by a U.S. court if so challenged. If the Company is or was a USRPHC, a non-U.S. holder of our stock will be subject to United States federal income tax on the disposition of our stock unless an exemption applies.

        Cash received by non-U.S. holders in the merger also will be subject to information reporting, unless an exemption applies. Moreover, backup withholding of tax (at a rate of 28%) may apply to cash received by a non-U.S. holder in the merger, unless the holder or other payee establishes an exemption in a manner satisfactory to the paying agent and otherwise complies with the backup withholding rules. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a non-U.S. holder's U.S. federal income tax liability provided that the required information is timely furnished to the Internal Revenue Service.

Voting Agreement

        In connection with the merger agreement, certain of our stockholders, holding in the aggregate approximately 43% of our outstanding shares of common stock, entered into a voting agreement, dated as of June 9, 2008 with USIS. These stockholders are directors and executive officers of HireRight and certain other significant holders of our common stock. Pursuant to the voting agreement, these stockholders have agreed to vote (or cause to be voted) all shares of common stock owned by them (which we refer to as the subject shares) in favor of the merger agreement or any other transaction contemplated by the merger agreement (including, without limitation, the merger) at any meeting of our stockholders called for such stockholder approval or other circumstance upon which such a vote, consent or other approval is sought, and granted USIS and its designees an irrevocable proxy to vote the subject shares in a manner consistent with the voting agreement. In addition, each of these stockholders has agreed that at any meeting of our stockholders or at any adjournment thereof or in any other circumstances upon which such stockholder's vote, consent or other approval is sought, such stockholder will vote (or cause to be voted) the subject shares of such stockholder against (i) any other proposal for action or agreement that is intended, or could reasonably be expected, to materially impede, interfere with, delay, postpone, nullify, adversely affect or be in opposition to or in competition or inconsistent with the consummation of the transactions contemplated by the merger agreement and (ii) any takeover proposal (as defined in the merger agreement) or other transaction pursuant to which any person other than USIS or any of its affiliates would acquire all or substantially all of our assets or all or a majority of any class of our capital stock.

        Each of these stockholders has also agreed, among other things, that such stockholder will not, subject to certain exceptions, (i) directly or indirectly sell, sell short, transfer (including by gift or by merger, testamentary disposition, operation of law, interspousal disposition pursuant to a domestic relations proceeding or otherwise), pledge, encumber, assign or otherwise dispose of, whether by liquidation, dissolution, dividend, distribution or otherwise, any subject shares or the beneficial ownership thereof or any interest contained therein, or enter into any contract, option or other arrangement or understanding with respect to the foregoing, (ii) grant any proxies or power of attorney or enter into a voting agreement or other arrangement relating to the matters covered by the voting agreement with USIS with respect to any subject shares or the beneficial ownership thereof other than pursuant to the voting agreement with USIS, or (iii) deposit any subject shares into a voting trust.

        In addition, each of these stockholders has agreed not to (whether directly or indirectly through its advisors, agents or other intermediaries) take any action that would be prohibited by the no solicitation provisions described above.

        The voting agreement provides that it will terminate upon the earliest of (i) the termination of the merger agreement in accordance with its terms, (ii) an agreement of USIS and any stockholder to terminate the agreement (but, in such event, only with respect to such stockholder) and (iii) the consummation of the merger. The obligation of the stockholders under the voting agreement to vote for the merger is conditioned upon us not having terminated the merger agreement to pursue a superior proposal. In addition, the obligation of certain stockholders holding approximately 16% of the outstanding shares is also conditioned upon our board of directors not having changed its recommendation with respect to the merger as a result of an intervening event.

        The voting agreement is attached to this proxy statement as Annex B and is incorporated herein by reference.

Regulatory Matters

  HSR Act

        The completion of the merger is subject to expiration or termination of the applicable waiting period under the HSR Act and the rules thereunder. Under the HSR Act and the rules thereunder, the merger may not be completed unless certain information has been furnished to the FTC and the Antitrust Division of the U.S. Department of Justice and the applicable waiting period expires or is terminated. On June 23, 2008, HireRight and USIS each filed a Notification and Report Form pursuant to the HSR Act with the FTC and the Antitrust Division of the U.S. Department of Justice. The FTC granted early termination of the waiting period under the HSR Act on July 7, 2008. At any time before the effective time of the merger, notwithstanding the early termination of the waiting period under the HSR Act, the FTC or the Antitrust Division of the U.S. Department of Justice or others could take action under the antitrust laws with respect to the merger, including seeking to enjoin the completion of the merger, to rescind the merger or to conditionally approve the merger upon the divestiture of assets of HireRight or USIS or to impose restrictions on the operations of the combined company post closing. There can be no assurance that the merger will not be challenged on antitrust grounds or, if such a challenge is made, that the challenge will not be successful. In addition, state antitrust authorities and private parties in certain circumstances may bring legal action under the antitrust laws seeking to enjoin the merger or seeking conditions to the completion of the merger.

THE MERGER AGREEMENT

        The following summary describes certain material provisions of the merger agreement, as amended. This summary is not complete and is qualified in its entirety by reference to the complete text of the merger agreement, which is attached to this proxy statement as Annex A and incorporated into this proxy statement by reference. HireRight urges you to read carefully the merger agreement in its entirety because this summary may not contain all of the information about the merger agreement that is important to you.

        The representations and warranties described below and included in the merger agreement were made as of specific dates and may be subject to important qualifications, limitations and supplemental information agreed to by HireRight and USIS in connection with negotiating the terms of the merger agreement. In addition, the representations and warranties may have been included in the merger agreement for the purpose of allocating risk between HireRight and USIS rather than to establish matters as facts. The merger agreement is described in this proxy, and included as Annex A hereto, only to provide you with information regarding its terms and conditions, and not to provide any other factual information regarding HireRight or its business. Accordingly, the representations and warranties and other provisions of the merger agreement should not be read alone, and you should read the information provided elsewhere in this document and in the documents incorporated by reference into this document for information regarding HireRight and its business. See "Where You Can Find More Information" beginning on page 61.

Effective Time

        The merger will become effective upon the filing of the certificate of merger with the Secretary of State of the State of Delaware or at such later time as is agreed upon by USIS and us and specified in the certificate of merger. The filing of the certificate of merger will occur on the date of closing, which will take place no later than the tenth business day after satisfaction or waiver of the conditions to the closing of the merger set forth in the merger agreement and described in this proxy statement, or at such time as is agreed upon in writing by USIS and us.

Certificate of Incorporation and Bylaws

        Our certificate of incorporation as in effect immediately prior to the effective time of the merger will be amended and restated as of the effective time of the merger to be identical to the certificate of incorporation of Merger Sub, except that the name of the surviving corporation will be HireRight, Inc. At the effective time of the merger, the bylaws of Merger Sub will become the bylaws of the surviving corporation.

Conversion of Shares

        At the effective time of the merger, each share of our common stock issued and outstanding immediately prior to the effective time of the merger will be cancelled and converted into the right to receive an amount equal to $18.75 in cash, without interest, and less any applicable withholding taxes (which amount we refer to as the merger consideration), other than the following shares:

  •
  shares of our common stock held by us (as treasury stock or otherwise), USIS, Merger Sub or any direct or indirect wholly owned subsidiary of either us, USIS or Merger Sub, which will automatically be cancelled with no merger consideration being delivered in exchange for such shares; and

  •
  shares of our common stock held by holders who have properly exercised their appraisal rights in accordance with Delaware law (See "Appraisal Rights" section above).

        If prior to the effective time of the merger, any change in the outstanding shares of our capital stock occurs, including by reason of any reclassification, stock split (including a reverse stock split), stock dividend or distribution, recapitalization, merger, subdivision, issuer tender or exchange offer, or other similar transaction, the merger consideration and any other amounts payable under the merger agreement will be appropriately adjusted.

        Each share of common stock of Merger Sub issued and outstanding immediately prior to the effective time of the merger will be converted into and become one share of common stock of the surviving corporation.

Procedures for Exchange of Certificates

        USIS will deposit, or cause to be deposited, in trust, to the paying agent, for the benefit of the holders of shares of our common stock at the effective time of the merger, sufficient funds to pay the aggregate merger consideration. Immediately after the effective time of the merger, the paying agent will send a letter of transmittal and instructions to each holder of shares of our common stock for use in the exchange of such shares for the merger consideration. After holders of certificates surrender such certificates and properly complete and execute transmittal materials and deliver such materials to the paying agent, the surrendered certificates will be canceled, and such holders will be entitled to receive in exchange therefor a cash amount, without interest, equal to the merger consideration for each share of our common stock represented by such surrendered and canceled certificates, subject to any required withholding of taxes.

        You should not send your common stock certificates to the paying agent until you have received the transmittal materials from the paying agent. Do not return your common stock certificates with the enclosed proxy, and do not forward your stock certificates to the paying agent without a letter of transmittal.

        If you own shares of our common stock that are held in "street name" by your broker, nominee, fiduciary or other custodian, you will receive instructions from your broker, nominee, fiduciary or other custodian as to how to surrender your "street name" shares and receive cash for those shares.

Dissenting Shares

        Shares of our common stock which are issued and outstanding prior to the effective time of the merger and held by a holder who is entitled to demand, and who properly demands, appraisal of such shares pursuant to Section 262 of Delaware Law will not be converted into the right to receive the merger consideration, unless and until such holder fails to perfect, or otherwise waives, withdraws or loses the right to appraisal. We have agreed to give USIS prompt notice of any demands we receive for appraisal of shares of our common stock, and USIS has the right to direct all negotiations and proceedings with respect to such demands. We have agreed not to make any payment with respect to, or settle or offer to settle, any such demands without the prior written consent of USIS.

Treatment of Stock Options and Other Equity-Based Awards

        Stock Options.    As of July 15, 2008, there were 1,137,076 shares of our common stock subject to stock options with an exercise price of less than $18.75 granted under HireRight's equity compensation plans. At the effective time of the merger, each outstanding option to acquire our common stock will be canceled, and the former holder of each stock option will be entitled to receive an amount in cash, without interest and less any applicable withholding tax, equal to the product of:

  •
  the number of shares of our common stock subject to the stock option, and

  •
  the excess, if any, of $18.75 over the exercise price per share of such stock option.

        Warrants.    As of July 15, 2008, there were 343,651 shares of our common stock subject to warrants with an exercise price of less than $18.75. At the effective time of the merger, each outstanding warrant to acquire our common stock will be canceled, and the former holder of each warrant will be entitled to receive an amount in cash, without interest and less any applicable withholding tax, equal to the product of:

  •
  the number of shares of our common stock subject to the warrant, and

  •
  the excess, if any, of $18.75 over the exercise price per share of such warrant.

        Deferred Stock Units.    At the effective time of the merger, each deferred stock unit outstanding immediately prior to the effective time of the merger granted under HireRight's equity compensation plans will fully vest and such awards will be canceled and represent only the right to receive $18.75 per share in the same manner as shares of our common stock.

        Employee Stock Purchase Plan.    All offerings of our common stock that were in process at the time of the execution of the merger agreement under HireRight's employee stock purchase plan will cease and such plan will terminate on the earlier of (i) the NASDAQ trading day immediately prior to the closing of the merger and (ii) September 30, 2008. On such date, all rights of each participating employee then outstanding shall be deemed to be automatically exercised and each participating employee will be credited with the number of shares of our common stock purchased for his or her account under the plan during such offering period.

Employee Benefits

        The parties have agreed that until December 31, 2008, the surviving corporation will provide HireRight's employees with compensation and benefits that, in the aggregate, are substantially similar to those in provided under HireRight's compensation and benefit plans in effect immediately prior to the effective time of the merger (excluding equity-based programs). In addition, the surviving corporation will honor HireRight's employee benefit plans in accordance with their terms as in effect immediately prior to the effective time of the merger.

        From and after the effective time of the merger, the surviving corporation has agreed to honor the terms of all of HireRight's retention and change in control agreements. In addition, with respect to each benefit plan, program, practice, policy or arrangement maintained by the surviving corporation following the effective time of the merger and in which HireRight employees will participate, for purposes of determining eligibility to participate and vesting, service with HireRight (or predecessor employers to the extent we provide past service credit) shall be treated as service with the surviving corporation, except where recognition of service will result in duplication of benefits.

Representations and Warranties

        Subject to certain exceptions, we made a number of representations and warranties to USIS and Merger Sub relating to, among other things:

  •
  our corporate organization, subsidiaries and similar corporate matters;

  •
  the authorization, execution, delivery and performance of the merger agreement and the transactions contemplated thereby and related matters with respect to HireRight and the enforceability of the merger agreement;

  •
  our capital structure;

  •
  our subsidiaries;

  •
  governmental authorizations and regulatory filings required in order to consummate the transactions contemplated by the merger agreement;

  •
  the absence of violations or breach of our organizational documents or provisions of applicable law, or the default or requirement of consent under any agreement legally binding on HireRight as a result of the execution, delivery and performance of the merger agreement and the consummation of the transactions contemplated thereby by HireRight;

  •
  the vote that is required in order to consummate the transactions contemplated by the merger agreement and the lack of any voting trusts, proxies or similar arrangements;

  •
  financial statements and documents that we have filed with or furnished to the SEC and our internal controls and procedures in connection therewith;

  •
  the absence of undisclosed liabilities;

  •
  since January 1, 2008, the conduct of our business in the ordinary course consistent with past practice and the absence of a "company material adverse effect";

  •
  legal proceedings and governmental orders;

  •
  our employee benefit plans and agreements and matters relating to the Employee Retirement Income Security Act and other related matters;

  •
  labor relations;

  •
  tax matters;

  •
  environmental matters;

  •
  real property matters;

  •
  permits, licenses, authorizations, exemptions, orders, consents, approvals and franchises from any governmental authority necessary to conduct our and our subsidiaries' business and compliance with applicable laws;

  •
  intellectual property matters;

  •
  the validity and enforceability of our material contracts, and the absence of any breaches, violations or defaults under our material contracts;

  •
  the absence of any rights plan, poison pill or similar arrangement;

  •
  the accuracy of information supplied by us in connection with this proxy statement and other SEC filings;

  •
  the opinion we received from Credit Suisse, our financial advisor in connection with the merger;

  •
  fees or commissions owed by us in connection with the transactions contemplated by the merger agreement;

  •
  insurance matters;

  •
  agreements between us and any of our officers or directors or stockholders holding more than 5% of our stock;

  •
  relationships with our customers and suppliers; and

  •
  our board of directors' actions with respect to Delaware's anti-takeover statutes, including Section 203 of the General Corporation Law of the State of Delaware.

        USIS and Merger Sub made a number of representations and warranties to us in the merger agreement relating to, among other things:

  •
  their corporate organization and similar corporate matters;

  •
  the authorization, execution, delivery and performance of the merger agreement and the transactions contemplated thereby and related matters with respect to USIS and Merger Sub;

  •
  the enforceability of the merger agreement;

  •
  governmental authorizations and regulatory filings required in order to consummate the transactions contemplated by the merger agreement;

  •
  the absence of violations or breach of USIS' or Merger Sub's organizational documents or provisions of applicable law, or the default or requirement of consent under any agreement legally binding on USIS or Merger Sub as a result of the execution, delivery and performance of the merger agreement and the consummation of the transactions contemplated thereby by USIS or Merger Sub;

  •
  the accuracy of information supplied by or on behalf of USIS or Merger Sub in connection with this proxy statement;

  •
  the availability of funds necessary for USIS and Merger Sub to pay the aggregate merger consideration;

  •
  the formation and operations of Merger Sub;

  •
  the absence of legal proceedings and governmental orders regarding the consummation of the transactions contemplated by the merger agreement;

  •
  USIS' and Merger Sub's and their affiliates' ownership of our capital stock; and

  •
  fees or commissions owed by USIS and Merger Sub in connection with the transactions contemplated by the merger agreement.

        Our, USIS' and Merger Sub's representations and warranties do not survive the effective time of the merger, except for covenants or agreements that by their terms are to be performed after the effective time of the merger.

Conduct of Business Pending the Merger

        Except with the prior written consent of Merger Sub and subject to specified other exceptions, from June 9, 2008 until the earlier of the effective time of the merger or the termination of the merger agreement in accordance with the termination provisions thereof, we have agreed that we and our subsidiaries will conduct our business only in the ordinary course of business consistent with past practice, and use commercially reasonable efforts to maintain and preserve intact our and its business organization, including the services of our key employees and the goodwill of our customers, distributors, suppliers and manufacturers. In addition, the merger agreement provides that, prior to the effective time of the merger, and subject to specified exceptions, neither HireRight nor any of its subsidiaries will, without the prior written consent of USIS:

  •
  amend or otherwise change its organizational documents;

  •
  issue, sell, pledge, dispose of, grant or encumber, or authorize the issuance, sale, pledge, disposition, grant or encumbrance of, (i) any shares of any class of capital stock of HireRight or any of its subsidiaries, or any options, warrants, convertible securities or other rights of any kind to acquire any shares of such capital stock, or any other ownership interest, of HireRight or any of its subsidiaries (except for the issuance of shares of our common stock issuable pursuant to employee stock options and warrants outstanding on the date hereof) or (ii) any material assets of HireRight or any of its subsidiaries, except in the ordinary course of business consistent with past practice;

  •
  declare, set aside, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to any of HireRight's capital stock, except for dividends by any direct or indirect wholly owned subsidiary to HireRight or any of its subsidiaries;

  •
  reclassify, combine, split, subdivide or redeem, or purchase or otherwise acquire, directly or indirectly, any of HireRight's capital stock;

  •
  (i) acquire (including by merger, consolidation, or acquisition of stock or assets or any other business combination) any corporation, partnership, other business organization or any division or business unit thereof; (ii) except for borrowings under existing credit facilities in the ordinary course of business consistent with past practice, incur any indebtedness for borrowed money or issue any debt securities or assume, guarantee or endorse, or otherwise become responsible for, the obligations of any person, or grant any security interest in any of its assets except in the ordinary course of business consistent with past practice; (iii) make any loans or advances except in the ordinary course of business consistent with past practice; (iv) authorize or make any commitments with respect to capital expenditures other than in the ordinary course of business consistent with past practice and, in any event, in an amount not in excess of $500,000 in the aggregate; or (v) enter into or amend any contract, agreement, commitment or arrangement with respect to any of the foregoing;

  •
  increase the compensation payable to HireRight's directors, officers or employees, except for increases in the ordinary course of business in salaries, wages, bonuses, incentives or benefits of employees of the HireRight or any of its subsidiaries who are not directors or officers of HireRight or any of its subsidiaries, or grant any severance or termination pay to, or enter into any employment or severance agreement with, any director, officer or other employee of HireRight or any of its subsidiaries, or establish, adopt, enter into or amend any collective bargaining, bonus, profit-sharing, thrift, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment, termination, severance or other plan, agreement, trust, fund, policy or arrangement for the benefit of any director, officer or employee;

  •
  terminate or materially amend, or otherwise waive, release or assign any material rights under, any material contract, or enter into any material contract;

  •
  change any of the accounting methods used by HireRight unless required by GAAP or applicable law;

  •
  initiate any material legal proceeding;

  •
  (i) fail to notify promptly USIS of any suit, claim, action, investigation, proceeding or audit initiated against or with respect to HireRight or any of its subsidiaries in respect of any material tax, (ii) settle or compromise any suit, claim, action, investigation, proceeding or audit against or with respect to HireRight or any of its subsidiaries in respect of any material tax without USIS' consent, which consent is not to be unreasonably withheld, (iii) change any method of tax accounting, or (iv) make any material tax election other than in the ordinary course of business consistent with past practice or as otherwise required by applicable law;

  •
  (i) assign, transfer, license or sublicense, mortgage or encumber, abandon, permit to lapse or otherwise dispose of any material intellectual property owned by HireRight or any of its subsidiaries, except for non-exclusive licenses or non-exclusive sublicenses of such intellectual property in the ordinary course of business consistent with past practice, or (ii) fail to pay any fee, take an action or make any filing reasonably necessary to maintain any intellectual property used by HireRight of any of its subsidiaries in conducting their business; or

  •
  authorize, recommend, propose or announce an intention to do any of the foregoing, or enter into any contract or otherwise agree to do any of the foregoing.

No Solicitation of Third Parties by HireRight

        We may not, nor may we permit any of our subsidiaries to, nor may we authorize or permit any of our respective representatives to:

  •
  solicit, initiate, cause, knowingly induce or knowingly facilitate or encourage (including by way of furnishing information or other assistance) the submission of any inquiry or takeover proposal;

  •
  approve or recommend any takeover proposal, enter into any agreement, arrangement, agreement-in-principle or letter of intent, or come to any understanding with any person other than USIS or any of its affiliates with respect to, or accept, any takeover proposal (or resolve to or publicly propose to do any of the foregoing); or

  •
  initiate, participate or engage in any discussions or negotiations regarding, or furnish to any person any information or access in connection with any inquiry or takeover proposal.

        An "inquiry" means any proposal or inquiry relating to a potential takeover proposal.

        A "takeover proposal" means any proposal or offer from any person other than USIS or Merger Sub or any affiliates thereof to acquire, directly or indirectly, a business or division of, or 15% or more of the assets of HireRight and its subsidiaries, taken as a whole, or 15% or more of the equity interest (by vote or value) of HireRight, whether by merger, consolidation, share exchange, business combination or recapitalization or similar transaction.

        Nevertheless, prior to the stockholders having approved the adoption of the merger agreement and the transactions contemplated thereby, in the event that we receive a bona fide unsolicited written takeover proposal, we may furnish confidential information to, and conduct discussions and negotiate with, any such person making such written takeover proposal if our board of directors determines, after consultation with its outside legal and financial advisors, that (i) the takeover proposal is reasonably likely to become a superior proposal and (ii) the failure to furnish such information or conduct such discussions and negotiations would be inconsistent with its fiduciary duties to our stockholders under applicable law.

        A "superior proposal" means a bona fide written takeover proposal that our board of directors determines in good faith, after consultation with its outside financial advisor, to be (A) more favorable (taking into account all timing, financial and strategic considerations, including relevant legal, financial, regulatory and other aspects of such takeover proposal and the merger and the other transactions contemplated by the merger agreement deemed relevant by our board of directors) to our stockholders than the merger and the other transactions contemplated by the merger agreement (taking into account all of the terms of any proposal by Merger Sub to amend or modify the terms of the transactions contemplated by the merger agreement) and (B) is reasonably capable of being consummated, except that each reference to "15%" in the definition of "takeover proposal" is deemed to be a reference to "66%."

        We have also agreed that our board of directors will not:

  •
  effect a recommendation change; or

  •
  approve or recommend, or propose publicly to approve or recommend, any takeover proposal.

        A "recommendation change" means our board of directors or any committee thereof withdrawing, qualifying or modifying, or proposing to withdraw, qualify or modify, in a manner adverse to USIS, the recommendation by our board of directors that our stockholders approve the adoption of the merger agreement and the transactions contemplated thereby or making any statement inconsistent with such recommendation.

        Notwithstanding the foregoing, at any time prior to our stockholders approving the adoption of the merger agreement and the transactions contemplated thereby, our board of directors may, in response to a superior proposal or an intervening event, after having determined, after consultation with its outside legal advisors, that the failure to do so would be inconsistent with its fiduciary duties to our stockholders under applicable law, effect a recommendation change and, in the case of a superior proposal, terminate the merger agreement, provided that our board of directors may not effect a recommendation change unless:

  •
  it has first provided prior written notice to USIS at least four business days in advance of its intention to make a recommendation change in response to a superior proposal or an intervening event or its intention to terminate this agreement in response to a superior proposal; and

  •
  USIS does not make, within four business days after the receipt of such notice, a proposal that our board of directors determines in good faith, after consultation with our financial and legal advisors, is at least as favorable to our stockholders as such superior proposal or obviates the need for a recommendation change as a result of an intervening event, as the case may be.

        An "intervening event" means an event, unknown to our board of directors as of the date of the merger agreement, which becomes known prior to our stockholders approving the adoption of the merger agreement and the transactions contemplated thereby.

        We have agreed that, during the four business day period prior to our board of directors effecting a recommendation change, we will negotiate in good faith with USIS regarding any revisions to the terms of the transactions contemplated by the merger agreement proposed by USIS. Notwithstanding a recommendation change for any reason other than the receipt of a superior proposal, USIS will have the option, exercisable within five business days after such recommendation change, to cause our board of directors to submit the merger agreement to our stockholders for the purpose of approving the adoption of the merger agreement and approving the merger. If USIS fails to exercise such option, HireRight may terminate the merger agreement, as a result of which a termination fee will be payable to USIS, as described below.

Conditions to the Closing of the Merger

        Each party's obligation to effect the merger is subject to the satisfaction or, to the extent permitted, waiver of various conditions, which include the following:

  •
  the merger agreement is approved and adopted by our stockholders at the special meeting;

  •
  the waiting period required under the HSR Act has expired or been terminated;

  •
  there is not in effect any law or order of a governmental entity enjoining or otherwise prohibiting the consummation of the merger or the other transactions contemplated by the merger agreement; and

  •
  there is not any requirement by any governmental entity that USIS or Merger Sub (i) sell or otherwise dispose of, or hold separate, assets, categories of assets or businesses of HireRight, USIS or Merger Sub or their respective subsidiaries; (ii) terminate existing relationships, contractual rights or obligations of HireRight, USIS or Merger Sub or their respective subsidiaries; (iii) terminate any venture or other arrangement; (iv) create any relationship, contractual rights or obligations of HireRight, USIS or Merger Sub or their respective Subsidiaries or (v) effectuate any other change or restructure HireRight, USIS or Merger Sub or their respective subsidiaries; in each case, if such action would, individually or in the aggregate with any other of the foregoing actions, reasonably be expected to have a material adverse effect on HireRight's and its subsidiaries' business, USIS or USIS and HireRight taken as a whole, taking into account any related loss of synergies or reduction in anticipated return, and assuming that each of USIS and USIS and HireRight, combined, is the size and scale of HireRight.

        USIS and Merger Sub will not be obligated to effect the merger unless, among other things, the following conditions are satisfied or waived:

  •
  each of our representations and warranties contained in the merger agreement must be true and correct in all respects as of the date of the merger agreement and as of the effective time of the merger (except for the representations and warranties that address matters only as of a particular date, which must remain true and correct as of such date), except where the failure of such representations and warranties to be so true and correct, individually or in the aggregate, has not had, and would not reasonably be expected to have, a "company material adverse effect" (it being understood that, for purposes of determining the accuracy of such representations and warranties, all materiality and "company material adverse effect" qualifications and exceptions contained in such representations and warranties are disregarded).

  •
  we have performed and complied in all material respects with our agreements and covenants required by the merger agreement;

  •
  we deliver to USIS and Merger Sub a certificate signed by one of our officers certifying as to the satisfaction of the two foregoing conditions;

  •
  no company material adverse effect has occurred; and

  •
  we deliver to USIS a form of notice as required by United States Treasury regulations Section 1.897-2(h)(2).

        We will not be obligated to effect the merger unless the following conditions are satisfied or waived:

  •
  each of the representations and warranties of USIS and Merger Sub contained in the merger agreement must be true and correct in all respects as of the date of the merger agreement and as of the effective time of the merger (except for the representations and warranties that address matters only as of a particular date, which must remain true and correct as of such date), except where the failure of such representations and warranties to be so true and correct, individually or in the aggregate, has not had, and would not reasonably be expected to have, an "acquiror material adverse effect" (it being understood that, for purposes of determining the accuracy of such representations and warranties, all materiality and "acquiror material adverse effect" qualifications and exceptions contained in such representations and warranties are disregarded);

  •
  each of USIS and Merger Sub has performed or complied with in all material respects all of its respective agreements and covenants required by the merger agreement; and

  •
  USIS and Merger Sub deliver to us a certificate signed by one of their respective officers certifying as to the satisfaction of the two foregoing conditions.

Termination of the Merger Agreement

        We and USIS can terminate the merger agreement under certain circumstances, including:

  •
  by mutual written consent;

  •
  if the effective time of the merger has not occurred on or before December 6, 2008, provided that a party may not terminate for such reason if its failure to fulfill any of its obligations under the merger agreement is the cause of, or resulted in, the failure of the effective time occurring on or before such date;

  •
  if any governmental entity issues an order or takes any other action making the consummation of the merger illegal or otherwise preventing or prohibiting the merger and such order or action becomes final and nonappealable, provided that the party seeking to terminate the merger agreement pursuant to this provision must have complied with its obligations under the merger agreement to use its reasonable best efforts to cause such order or other action to be lifted; or

  •
  if our stockholders have not approved the adoption of the merger agreement and the transactions contemplated thereby at the special meeting.

        We can terminate the merger agreement:

  •
  if we are not in material breach of our obligations under the merger agreement and any of the representations and warranties of USIS and Merger Sub are or become untrue in a material way or USIS or Merger Sub has failed to perform in any material respect any of their covenants and agreements under the merger agreement, subject to a thirty-day cure period for failures that can be cured; or

  •
  if our board of directors has effected a recommendation change for any reason other than the receipt of a superior proposal, USIS has failed to exercise its option to cause our board of directors to submit the merger agreement to our stockholders and we pay USIS a termination fee, as described below; or

  •
  if our board of directors accepts a superior proposal that is not matched by USIS and we pay USIS a termination fee, as described below.

        USIS can terminate the merger agreement:

  •
  if it is not in material breach of its obligations under the merger agreement and any of our representations and warranties are or become untrue in a material way or we have failed to perform in any material respect any of our covenants and agreements under the merger agreement, subject to a thirty-day cure period for failures that can be cured; or

  •
  if our board of directors effects a recommendation change and, in the case of a recommendation change for any reason other than the receipt of a superior proposal, USIS has failed to exercise its option to cause our board of directors to submit the merger agreement to our stockholders or our board of directors approves, endorses or enters into an agreement with respect to a takeover proposal.

Termination Fees and Expenses

        The merger agreement requires that we pay USIS a termination fee of $6,500,000 (less any previously-paid reimbursement of expenses to USIS, as described below) if:

  •
  a takeover proposal has been made, the merger agreement is terminated by us or USIS because the effective time of the merger has not occurred prior to December 6, 2008, and within 12 months following the date of such termination we enter into a contract with respect to any takeover proposal or consummate any takeover proposal;

  •
  USIS terminates the merger agreement because our board of directors effects a recommendation change or approves or enters into an agreement with respect to a takeover proposal;

  •
  we terminate the merger agreement because our board of directors effects a recommendation change for any reason other than the receipt of a superior proposal where USIS has failed to exercise its option to cause our board of directors to submit the merger agreement to our stockholders for their vote;

  •
  we terminate the merger agreement to accept a superior proposal; or

  •
  a takeover proposal has been made, either we or USIS terminate the merger agreement due to the failure of our stockholders to approve the adoption of the merger agreement and the transactions contemplated thereby at the special meeting, and within 12 months following the date of such termination we enter into a contract with respect to any takeover proposal or consummate any takeover proposal.

        For purposes of determining whether we pay USIS a termination fee, the term "takeover proposal" has the same meaning as throughout the rest of the merger agreement except that all references to 15% are deemed to be 66%.

        We have also agreed to reimburse USIS and Merger Sub for expenses up to a maximum of $1 million if the merger agreement is terminated due to the failure of our stockholders to approve the adoption of the merger agreement and the transactions contemplated thereby at the special meeting.

Indemnification and Insurance

        The merger agreement provides that the surviving corporation in the merger will indemnify the present and former directors and officers of HireRight and its subsidiaries for acts and omissions occurring at or prior to the effective time of the merger to the fullest extent permitted by law and as may otherwise be required by our organizational documents.

        The merger agreement also provides that for a period of six years after the effective time of the merger, the surviving corporation will maintain in effect provisions in the surviving corporation's organizational documents related to indemnification and advancement of expenses that are no less advantageous to the intended beneficiaries as the corresponding provisions in existence as of the date of the merger agreement. The surviving corporation will maintain in effect for a period of six years after the effective time of the merger, if available, HireRight's current policies of directors' and officers' liability insurance in effect immediately prior to the effective time of the merger or obtain a directors' and officers' liability "tail" insurance policy covering a period of six years following the effective time so long as it provides coverage that is not less advantageous than the current policies maintained by HireRight. In satisfying its obligations, the surviving corporation is not obligated to pay an annual amount in the aggregate in excess of 250% of the amount of the last annual premium paid by HireRight for such insurance prior to the date of the merger agreement. If payment of an amount in excess of such cap would be required to purchase or maintain the insurance described in this paragraph, the surviving corporation shall be required to obtain a policy offering as much coverage as can be obtained by paying an annual premium equal to such cap.

Material Adverse Effect

        Several of our representations and warranties in the merger agreement are qualified by reference to whether the failure of such representation or warranty to be true, individually or in the aggregate, has had or would reasonably be expected to have a "company material adverse effect." "Company material adverse effect" means any event, state of facts, circumstance, development, change, condition or effect that, individually or in the aggregate with all other events, states of fact, circumstances, developments, changes, conditions and effects, is or is reasonably likely to be materially adverse to the business, condition (financial or otherwise) or results of operations of us and our subsidiaries, taken as a whole, other than any event, state of facts, circumstance, development, change condition or effect resulting from (A) changes in general economic, financial, credit and capital market, political and regulatory conditions (including changes in interest rates and exchange rates); (B) the announcement of the merger agreement and the pendency of the transactions contemplated thereby; (C) general changes or developments in the industries in which we and our subsidiaries operate; (D) acts of terrorism; (E) changes in any law or GAAP or interpretation thereof after the date of the merger agreement; or (F) acts of war or escalation in conflicts involving the United States, acts of God, hurricanes, earthquakes or other natural disasters; except, in the case of the foregoing clauses (A) and (C), to the extent such changes or developments referred to therein have a disproportionate impact on us and our subsidiaries, taken as a whole, relative to other industry participants.

        Certain of the representations and warranties of USIS and Merger Sub in the merger agreement are qualified by reference to whether the failure of such representation or warranty to be true, individually or in the aggregate, would reasonably be expected to have an "acquiror material adverse effect." "Acquiror material adverse effect" means any event, state of facts, circumstance, development, change or effect that, individually or in the aggregate with all other events, states of fact, circumstances, developments, changes and effects, would prevent or materially impair or materially delay the ability of USIS or Merger Sub to perform its respective obligations under the merger agreement or to consummate the transactions contemplated thereby.

Amendment and Waiver of the Merger Agreement

        The merger agreement may be amended, whether before or after any vote of our stockholders, by written agreement of the parties to the merger agreement, at any time prior to the effective time of the merger, so long as (i) no amendment that requires further stockholder approval under applicable law after stockholder approval of the merger agreement will be made without such required further approval and (ii) such amendment has been duly authorized by USIS, Merger Sub and HireRight.

        At any time prior to the effective time of the merger and unless prohibited by applicable laws, USIS and Merger Sub, on the one hand, and HireRight, on the other hand, may in a written instrument (a) extend the time for the performance of any of the obligations of the other party, (b) waive any inaccuracies in the representations and warranties of the other party contained in the merger agreement or in any document delivered under the merger agreement, or (c) waive compliance with any of the covenants or conditions contained in the merger agreement.

OWNERSHIP OF VOTING SECURITIES

        Common Stock.    The following table sets forth information provided to us by the holders, or contained in our stock ownership records, regarding beneficial ownership of our common stock as of July 15, 2008 (except as otherwise noted) by:

  •
  each person known by us to be the beneficial owner of more than 5% of any class of our outstanding common stock;

  •
  each Named Executive Officer (as defined in the rules of the Securities and Exchange Commission);

  •
  each director; and

  •
  all directors and executive officers as a group.

        Unless otherwise indicated, each person has sole voting and investment power with respect to the shares listed. A "currently exercisable" option is an option exercisable as of, or becoming exercisable within 60 days following, July 15, 2008.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)	Percentage of Class(2)
NCP-1 L.P.(3)	1,995,302	17.1%
DCM(4)	1,882,033	16.3%
Split Rock Partners(5)	1,435,291	12.3%
Executive Officers and Directors
Thomas B. Blaisdell(6)	1,890,173	16.4%
Eric J. Boden(7)	887,205	7.6%
David M. Nachman(8)	162,301	1.4%
Jeffrey A. Wahba(9)	121,950	1.1%
Stefano Malnati(10)	107,776	*
Glen E. Schrank(11)	88,332	*
Cranston R. Lintecum(12)	32,637	*
Jeffrey H. Anderson(13)	31,957	*
Margaret R. Taylor(14)	29,640	*
John P. Bowmer(15)	6,844	*
Richard E. Allen(16)	3,888	*
All Executive Officers and Directors as a Group (11 persons)	3,362,523	28.3%

*
Less than one percent (1%) of the outstanding shares of our common stock.

(1)
Shares are deemed to be "beneficially owned" by a person if such person, directly or indirectly, has or shares (a) the power to vote or direct the voting of such shares, or (b) the power to dispose or direct the disposition of such shares. Except as otherwise indicated, the persons in this table have sole voting and investment power with respect to all shares of our common stock shown as beneficially owned by them, subject to community property laws where applicable and subject to the information contained in the footnotes to this table.

(2)
Percentages are calculated pursuant to Rule 13d-3 under the Exchange Act. Percentage calculations assume, for each person and the group, that all shares that may be acquired by such person or group pursuant to options or other rights currently exercisable or that become exercisable within 60 days following July 15, 2008, are outstanding for the purpose of computing the percentage of common stock owned by such person or group. However, those unissued shares of common stock described above are not deemed to be outstanding for calculating the percentage of common stock owned by any other person.

(3)
Based on information contained in Schedule 13G filed jointly by NCP-1, L.P., MV-1 GP, LLC, Navigation Capital Partners III, L.P., NCP General Partner III, LLC, John S. Richardson and Lawrence E. Mock Jr. (the "Reporting Persons") on February 14, 2008, wherein they reported the beneficial ownership of 1,995,302 shares. The reported securities, owned directly by NCP-1, L.P., include 1,882,923 shares of our common stock and an additional 112,379 shares of our common stock subject to currently-exercisable warrants at an exercise price of $3.18 per share. The general partner of NCP-1, L.P. is MV-1 GP, LLC, whose sole member is Navigation Capital Partners III, L.P., whose general partner is NCP General Partner III, LLC. Messrs. John Richardson and Lawrence E. Mock, Jr. are the sole members and managers of NCP General Partner III, LLC. These other entities and individuals may be deemed to be indirect beneficial owners of the securities owned directly by NCP-1, L.P. The address for the Reporting Persons is 3060 Peachtree Road, Suite 780, Atlanta, Georgia 30305.

(4)
Based on the information contained in Schedule 13G filed on February 12, 2008. Consists of (i) 1,750,153 shares held by DCM III, L.P., (ii) 46,370 shares held by DCM III-A, L.P., and (iii) 85,510 shares held by DCM Affiliates Fund III, L.P. (collectively with DCM III, L.P., DCM III-A, L.P. and DCM Affiliates Fund III, L.P., the "DCM Funds"). Katsujin David Chao, Dixon R. Doll and Peter W. Moran all serve as managing members (the "Managing Members") of DCM Investment Management, LLC., or "DCMIM." DCMIM is the general partner of the DCM Funds and may be deemed to have sole power to vote and sole power to dispose of shares held by the DCM Funds. Through their control of DCMIM, the Managing Members may be deemed to have shared power to vote and shared power to dispose of the portfolio securities of the DCM Funds, and therefore may be deemed to share beneficial ownership of such securities. Each Managing Member disclaims beneficial ownership of the portfolio securities held by the DCM Funds, except to the extent of each such Managing Member's pecuniary interest therein. Mr. Blaisdell is a member of our Board and a Non-Managing Member of DCMIM. The address for the DCM Funds, DCMIM and the Members is 2420 Sand Hill Road, Suite 200, Menlo Park, California 94025.

(5)
Based on information contained in Schedule 13G filed jointly by Split Rock Partners, LLC, or "Split Rock," SPVC V LLC, or "SPVC V," and SPVC VI LLC, or "SPVC VI," (the "Reporting Persons") on February 8, 2008, wherein they reported the beneficial ownership of 1,435,291 shares. SPVC V is the record owner of 668,477 shares of our common stock. SPVC VI is the record owner of 625,217 shares of our common stock, and is also the record owner of a currently-exercisable warrant representing the right to purchase 141,597 shares of our common stock. Split Rock may be deemed to own beneficially 1,435,291 shares of our common stock. SPVC V and SPVC VI are jointly managed by Split Rock and Vesbridge Partners, LLC; however, voting and investment power over the shares has been delegated solely to Split Rock. Split Rock has delegated all voting and investment power with respect to the shares to four individuals, who require a two-thirds vote to act. The address for the Reporting Persons is 10400 Viking Drive, Suite 550, Eden Prairie, Minnesota 55344.

(6)
Based on the information contained in Schedule 13G filed on February 12, 2008, consists of (i) 1,750,153 shares held by DCM III, L.P., (ii) 46,370 shares held by DCM III-A, L.P., (iii) 85,510 shares held by DCM Affiliates Fund III, L.P. (collectively with DCM III, L.P., DCM III-A, L.P. and DCM Affiliates Fund III, L.P., the "DCM Funds"), (iv) 5,184 shares issuable upon exercise of options which are currently exercisable and (v) 2,956 deferred stock units which are currently convertible into one share of common stock per unit. Katsujin David Chao, Dixon R. Doll and Peter W. Moran all serve as managing members (the "Managing Members") of DCM Investment Management, LLC., or "DCMIM." DCMIM is the general partner of the DCM Funds and may be deemed to have sole power to vote and sole power to dispose of shares held by the DCM Funds. Through their control of DCMIM, the Managing Members may be deemed to have shared power to vote and shared power to dispose of the portfolio securities of the DCM Funds, and therefore may be deemed to share beneficial ownership of such securities. Each Managing Member disclaims beneficial ownership of the portfolio securities held by the DCM Funds, except to the extent of each such Managing Member's pecuniary interest therein. Mr. Blaisdell is a member of our Board and a Non-Managing Member of DCMIM.

(7)
Consists of (i) 818,602 shares held by the E. C. Boden Living Trust Established September 18, 1992, of which Mr. Boden and his spouse are co-trustees, (ii) 54,444 shares issuable upon exercise of options which are currently exercisable and (iii) 14,159 shares issuable upon exercise of warrants which are currently exercisable.

(8)
Consists of 21,666 shares issuable upon exercise of options which are currently exercisable.

(9)
Consists of 65,284 shares issuable upon exercise of options which are currently exercisable.

(10)
Consists of 92,776 shares issuable upon exercise of options which are currently exercisable.

(11)
Consists of 38,332 shares issuable upon exercise of options which are currently exercisable.

(12)
Consists of (i) 22,222 shares held by the Cranston R. Lintecum and Jacqueline S. Lintecum Family Trust 1991 and (ii) 10,415 shares issuable upon exercise of options which are currently exercisable.

(13)
Consists of 5,184 shares issuable upon exercise of options which are currently exercisable.

(14)
Consists of 5,184 shares issuable upon exercise of options which are currently exercisable.

(15)
Consists of (i) 3,888 shares issuable upon exercise of options which are currently exercisable and (ii) 2,956 deferred stock units which are currently convertible into one share of common stock per unit.

(16)
Consists of 3,888 shares issuable upon exercise of options which are currently exercisable.

FUTURE STOCKHOLDER PROPOSALS

        Once the merger is completed, there will be no public participation in any future meetings of stockholders of HireRight. However, if the merger is not completed, HireRight's public stockholders will continue to be entitled to attend and participate in HireRight stockholders' meetings. If the merger is not completed, we will inform our stockholders, by press release or other means we deem reasonable, of the date by which we must receive stockholders proposals for inclusion in the proxy materials relating to the 2009 annual meeting of stockholders, which proposals must comply with the rules and regulations of the SEC then in effect and our bylaws.

OTHER MATTERS

        At this time, we know of no other matters to be submitted at the special meeting. If any other matters properly come before the special meeting, it is the intention of the persons named in the enclosed proxy card to vote the shares they represent as our board of directors may recommend.

        It is important that your shares be represented at the special meeting, regardless of the number of shares that you hold. Therefore, we urge you to mark, sign, date and return the accompanying proxy card as promptly as possible in the postage-prepaid envelope enclosed for that purpose.

WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information that we file with the Securities and Exchange Commission at the SEC's public reference room at the following location: 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You may also obtain copies of those documents at prescribed rates by writing to the Public Reference Section of the SEC at that address. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. These SEC filings are also available to the public from commercial document retrieval services and at the Internet World Wide Web site maintained by the SEC at www.sec.gov.

        The SEC allows HireRight to "incorporate by reference" information into this proxy statement, which means that we can disclose important information to you by referring you to other documents filed separately with the SEC. The information incorporated by reference is deemed to be part of this proxy statement, except for any information superseded by information in this proxy statement or incorporated by reference subsequent to the date of this proxy statement. This proxy statement incorporates by reference the documents set forth below that HireRight has previously filed with the SEC. These documents contain important information about HireRight and its financial condition and are incorporated by reference into this proxy statement.

        The following HireRight filings with the SEC (all filed under file number 001-33613) are incorporated by reference:

  •
  Annual Report on Form 10-K for the fiscal year ended December 31, 2007;

  •
  Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2008; and

  •
  Current Reports on Form 8-K with filing dates of May 7, 2008, June 10, 2008, July 11, 2008 and July 24, 2008.

        HireRight also incorporates by reference into this proxy statement additional documents that it may file with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act between the date of this proxy statement and the earlier of the date of the special meeting of HireRight stockholder or the termination of the merger agreement. These documents deemed incorporated by reference include periodic reports, such as Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q, as well as Current Reports on Form 8-K and proxy and information statements. You may obtain any of the documents we file with the SEC (without exhibits), without charge, by requesting them in writing or by telephone from us at the following address:

HireRight, Inc.
5151 California Avenue
Irvine, California 92617
Attention: Director of Investor Relations
Telephone: (949) 428-5800

        If you would like to request documents from us, please do so by August 11, 2008, to receive them before the special meeting. Please note that all of our documents that we file with the SEC are also promptly available at the investor tab of our website, www.hireright.com.

        If you have any questions about this proxy statement, the special meeting or the merger or need assistance with voting procedures, you should contact:

D. F. King & Co., Inc.
48 Wall Street, 22nd Floor
New York, New York 10005
Brokers and dealers call: Telephone: (212) 269-5550 (collect)
All others call toll free: (800) 659-5550

        If you request any documents from us, we will mail them to you by first class mail, or another equally prompt method, within one business day after we receive your request.

MISCELLANEOUS

        You should not send in your HireRight share certificates until you receive the transmittal materials from the paying agent. Our record stockholders who have further questions about their share certificates or the exchange of our common stock for cash should contact the paying agent.

        You should rely only on the information contained in this proxy statement to vote on the merger proposal. We have not authorized anyone to provide you with information that is different from what is contained in this proxy statement. This proxy statement is dated July 25, 2008. You should not assume that the information contained in this proxy statement is accurate as of any date other than that date (or as of an earlier date if so indicated in this proxy statement). Neither the mailing of this proxy statement to stockholders nor the issuance of cash in the merger creates any implication to the contrary. This proxy statement does not constitute a solicitation of a proxy in any jurisdiction where, or to or from any person to whom, it is unlawful to make a proxy solicitation.

        Your vote is important. To vote your shares, please complete, date, sign and return the enclosed proxy card (if you are a holder of record) or instruction card (if you were forwarded these materials by your broker or nominee) as soon as possible in the enclosed envelope. Please call our proxy solicitor, D. F. King & Co., Inc. (banks and brokers call collect (212) 269-5550) if you have any questions about this proxy statement or the merger or need assistance with the voting procedures.

CERTAIN INFORMATION REGARDING USIS AND HIRERIGHT

        HireRight has supplied all information relating to HireRight, and USIS has supplied all of the information relating to USIS and Merger Sub contained in "Summary Term Sheet—The Companies" and "The Companies." Some of the important business and financial information relating to HireRight that you may want to consider in deciding how to vote is incorporated by reference into this proxy statement.

Annex A
Agreement and Plan of Merger
Conformed Copy

AGREEMENT AND PLAN OF MERGER

by and among

US INVESTIGATIONS SERVICES, LLC,

HERCULES ACQUISITION CORP.

and

HIRERIGHT, INC.

Dated as of June 9, 2008.
As Amended as of July 23, 2008

A-i

A-ii

AGREEMENT AND PLAN OF MERGER

        THIS AGREEMENT AND PLAN OF MERGER (hereinafter referred to as this "Agreement") is entered into as of June 9, 2008, by and among US Investigations Services, LLC ("Parent"), a Delaware limited liability company, Hercules Acquisition Corp. ("Purchaser"), a Delaware corporation and wholly-owned subsidiary of Parent, and HireRight, Inc., a Delaware corporation (the "Company").

RECITALS

        WHEREAS, the respective boards of directors of Parent, Purchaser (the "Purchaser Board") and the Company (the "Company Board") have determined that it is in the best interests of each of Parent, Purchaser and the Company, respectively, and their respective stockholders and members for Parent to acquire the Company on the terms and subject to the conditions set forth in this Agreement and such boards of directors have approved this Agreement and declared its advisability (and in the case of each of the Company Board and the Purchaser Board, recommended that this Agreement be adopted by the Company's stockholders and the Purchaser's sole stockholder, respectively).

        WHEREAS, upon consummation of the Merger (as defined herein), each issued and outstanding share (each, a "Share," and collectively, the "Shares") of common stock, par value $0.01 per share, of the Company ("Common Stock"), will be converted into the right to receive $18.75 per share in cash, upon the terms and subject to the conditions of this Agreement.

        WHEREAS, Parent, Purchaser and certain stockholders of the Company (the "Stockholders") have entered into that certain Voting Agreement, dated as of the date hereof (the "Voting Agreement"), providing that, among other things, subject to the terms and conditions set forth therein, the Stockholders will vote in favor of the transactions contemplated by this Agreement.

        NOW, THEREFORE, in consideration of the foregoing and of the representations, warranties, covenants and agreements contained in this Agreement, the parties, intending to be legally bound, agree as follows:

I. THE MERGER

        Section 1.1    The Merger.    On the terms and subject to the conditions set forth in this Agreement, and in accordance with the DGCL, at the Effective Time, (a) Purchaser will merge with and into the Company (the "Merger") and (b) the separate corporate existence of Purchaser will cease and the Company will continue its corporate existence under Delaware law as the surviving corporation in the Merger (the "Surviving Corporation").

        Section 1.2    Closing.    Unless otherwise mutually agreed in writing by the Company and Purchaser, the closing of the Merger (the "Closing") will take place at the offices of Debevoise & Plimpton LLP, 919 Third Avenue, New York, New York at 11:00 a.m. Eastern Time on a date selected by Purchaser, but not later than the tenth Business Day following the day on which the last of the conditions set forth in Article VII to be satisfied by action taken or waived (other than those conditions that by their nature are to be satisfied by actions taken at the Closing, but subject to the satisfaction or waiver of those conditions) will have been satisfied or waived in accordance with this Agreement (the date on which the Closing actually occurs is hereinafter referred to as the "Closing Date").

        Section 1.3    Effective Time.    Subject to the provisions of this Agreement, at the Closing, Purchaser and the Company will cause a certificate of merger or such other applicable documents as contemplated by the DGCL (in any such case, the "Certificate of Merger") to be duly filed, together with any required related certificates, filings or recordings, with the Secretary of State of the State of Delaware, in such form as required by, and executed in accordance with, the relevant provisions of the DGCL. The Merger shall become effective upon the filing of the Certificate of Merger with the Secretary of State of the State of Delaware or at such later date and time as the Company and Parent may agree upon and as is set forth in such Certificate of Merger (such time, the "Effective Time").

        Section 1.4    Effects of the Merger.    The Merger will generally have the effects set forth in this Agreement and the applicable provisions of the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all of the property, rights, privileges, powers and franchises of the Company and Purchaser shall vest in the Surviving Corporation and all debts, liabilities and duties of the Company and Purchaser shall become debts, liabilities and duties of the Surviving Corporation.

        Section 1.5    Organizational Documents.    At the Effective Time, (a) the certificate of incorporation of the Company, as in effect immediately prior to the Effective Time, shall be amended and restated as of the Effective Time so as to contain the provisions, and only the provisions, contained immediately prior to the Effective Time in the certificate of incorporation of Purchaser until thereafter amended in accordance with the provisions thereof and as provided by Law, except for Article I thereof, which shall read "the name of the corporation is HireRight, Inc." and (b) the bylaws of Purchaser will be the bylaws of the Surviving Corporation, until thereafter changed or amended as provided therein, in the certificate of incorporation of the Surviving Corporation or by applicable law.

        Section 1.6    Directors and Officers of Surviving Corporation.    The directors of Purchaser as of the Effective Time shall, from and after the Effective Time, be the initial directors of the Surviving Corporation, each to hold office in accordance with the certificate of incorporation and bylaws of the Surviving Corporation, and the officers of the Company as of the Effective Time shall be the initial officers of the Surviving Corporation, in each case until their respective successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal.

II. EFFECT OF THE MERGER ON CAPITAL STOCK

        Section 2.1    Effect of the Merger on Capital Stock.    At the Effective Time, as a result of the Merger and without any action on the part of Parent, Purchaser or the Company or the holder of any capital stock of Parent, Purchaser or the Company:

          (a)    Cancellation of Certain Common Stock.    Each share of Common Stock that is held in treasury and each share of Common Stock that is owned by Parent or Purchaser or any of their respective direct or indirect wholly-owned Subsidiaries or any direct or indirect wholly-owned Subsidiary of the Company will automatically be cancelled and will cease to exist, and no consideration will be delivered in exchange therefor.

          (b)    Conversion of Common Stock.    Each Share issued and outstanding immediately prior to the Effective Time (other than Shares to be cancelled in accordance with Section 2.1(a) and Dissenting Shares (each, an "Excluded Share" and collectively, the "Excluded Shares")) will automatically be converted into the right to receive $18.75 in cash, without interest (the "Merger Consideration"), payable upon surrender of such Shares in the manner provided in Section 2.2.

          (c)    Cancellation of Shares.    At the Effective Time, all Shares (other than Excluded Shares) when so cancelled in accordance with Section 2.1(a) or converted in accordance with Section 2.1(b) will no longer be outstanding and all such Shares (other than Excluded Shares) will automatically be cancelled and will cease to exist, and, subject to Section 2.3, each holder of a certificate formerly representing any such Shares (each, a "Certificate") will cease to have any rights with respect thereto, except the right to receive the Merger Consideration, without interest, in accordance with Section 2.2.

          (d)    Conversion of Purchaser Capital Stock.    Each share of common stock, par value $0.01 per share, of Purchaser issued and outstanding immediately prior to the Effective Time will automatically be converted into one share of common stock, par value $0.01 per share, of the Surviving Corporation.

        Section 2.2    Surrender of Certificates

          (a)    Paying Agent.    Prior to the Effective Time, for the benefit of the holders of Shares (other than Excluded Shares), Purchaser will designate, or cause to be designated, a bank or trust company that is reasonably acceptable to the Company (the "Paying Agent") to act as agent for the payment of the Merger Consideration in respect of Certificates upon surrender of such Certificates

  (or effective affidavits of loss in lieu thereof) in accordance with this Article II from time to time after the Effective Time. Immediately prior to the Effective Time, Parent or Purchaser will deposit, or cause to be deposited, with the Paying Agent in trust for the benefit of the Company's stockholders cash in amounts sufficient for the payment of the aggregate amount of Merger Consideration pursuant to Section 2.1(b) upon surrender of such Certificates (such cash being herein referred to as the "Payment Fund"). The Paying Agent shall, pursuant to irrevocable instructions, make the payments provided in the preceding sentence out of the Payment Fund. Purchaser will enter into a paying agent agreement on customary terms, which terms shall be in form and substance reasonably acceptable to the Company, prior to the Effective Time. The Payment Fund shall be invested by the Paying Agent as directed by the Surviving Corporation; provided, however, that such investments shall be in obligations of or guaranteed by the United States of America or any agency or instrumentality thereof and backed by the full faith and credit of the United States of America, in commercial paper obligations rated A-1 or P-1 or better by Moody's Investors Service, Inc. or Standard & Poor's Corporation, respectively, in certificates of deposit, bank repurchase agreements or banker's acceptances of commercial banks with capital exceeding $1 billion (based on the most recent financial statements of such bank which are then publicly available) or in money market funds. Any net profit resulting from, or interest or income produced by, such investments shall be property of and payable to the Surviving Corporation. To the extent that there are losses with respect to such investments, or the Payment Fund diminishes for other reasons below the level required to make prompt payments of the Merger Consideration as contemplated hereby, Parent shall promptly replace or restore the portion of the Payment Fund lost through investments or other events so as to ensure that the Payment Fund is, at all times, maintained at a level sufficient to make such payments.

          (b)    Payment Procedures.    Immediately after the Effective Time, the Paying Agent shall mail to each holder of record of Shares (other than Excluded Shares) a letter of transmittal in customary form as reasonably agreed by the parties specifying that delivery will be effected, and risk of loss and title to the Certificates will pass, only upon proper delivery of the Certificates (or effective affidavits of loss in lieu thereof) to the Paying Agent and instructions for use in effecting the surrender of the Certificates (or effective affidavits of loss in lieu thereof) in exchange for the Merger Consideration. Upon the proper surrender of a Certificate (or effective affidavit of loss in lieu thereof) to the Paying Agent, together with a properly completed letter of transmittal, duly executed, and such other documents as may reasonably be requested by the Paying Agent, the holder of such Certificate will be entitled to receive in exchange therefor cash in the amount (after giving effect to any required tax withholdings) that such holder has the right to receive pursuant to this Article II, and the Certificate so surrendered will forthwith be cancelled. No interest will be paid or accrued on any amount payable upon due surrender of the Certificates. In the event of a transfer of ownership of Shares that is not registered in the transfer records of the Company, cash to be paid upon due surrender of the Certificate may be paid to such a transferee if the Certificate formerly representing such Shares is presented to the Paying Agent, accompanied by all documents required to evidence and effect such transfer and to evidence that any applicable stock transfer Taxes have been paid or are not applicable.

          (c)    Withholding Taxes.    The Surviving Corporation and the Paying Agent will be entitled to deduct and withhold from amounts otherwise payable pursuant to this Agreement to any holder of Shares or holder of Stock Options or Warrants any amounts that are required to be deducted and withheld with respect to such payments under the Code and the rules and Treasury Regulations promulgated thereunder, or any provision of state, local or foreign Tax law. Any amounts so deducted and withheld will be treated for all purposes of this Agreement as having been paid to the holder of the Shares or holders of Stock Options or Warrants, as the case may be, in respect of which such deduction and withholding was made.

          (d)    No Further Transfers.    After the Effective Time, there will be no transfers on the stock transfer books of the Company of Shares that were outstanding immediately prior to the Effective Time other than to settle transfers of Shares that occurred prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Paying Agent, they will be cancelled and exchanged for the Merger Consideration as provided in this Article II.

          (e)    Termination of Payment Fund.    Any portion of the Payment Fund that remains undistributed to the holders of the Certificates twelve months after the Effective Time will be delivered to the Surviving Corporation, on demand, and any holder of a Certificate who has not theretofore complied with this Article II will thereafter look only to the Surviving Corporation for payment of his or her claims for Merger Consideration. Notwithstanding the foregoing, none of Parent, Purchaser, the Company, the Surviving Corporation, the Paying Agent or any other Person will be liable to any former holder of Shares for any amount delivered to a Governmental Entity pursuant to applicable abandoned property, escheat or similar Laws. Any portion of the Payment Fund remaining unclaimed by holders of the Certificates as of a date which is immediately prior to such time as such amounts would otherwise escheat to or become property of any Governmental Entity shall, to the extent permitted by applicable Law, become the property of the Surviving Corporation on such date, free and clear of any claims or interest of any Person previously entitled thereto.

          (f)    Lost, Stolen or Destroyed Certificates.    In the event any Certificate has been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if required by the Surviving Corporation, the posting by such Person of a bond in customary amount and upon such terms as the Surviving Corporation may determine are necessary as indemnity against any claim that may be made against it with respect to such Certificate, the Paying Agent will issue in exchange for such lost, stolen or destroyed Certificate the Merger Consideration pursuant to this Agreement.

        Section 2.3    Dissenting Shares.    Notwithstanding any provision of this Agreement to the contrary, Shares that are outstanding immediately prior to the Effective Time and that are held by a stockholder (a "Dissenting Stockholder") who is entitled to demand, and who properly demands, appraisal of such Shares pursuant to, and who complies in all respects with, Section 262 of the DGCL (such Section, "Section 262" and, such Shares, "Dissenting Shares") shall not be converted into the right to receive the Merger Consideration as provided in Section 2.1(b), but rather, such Dissenting Stockholder shall be entitled only to payment of the fair value of such Dissenting Shares in accordance with Section 262 (and, at the Effective Time, such Dissenting Shares shall no longer be outstanding and shall automatically be cancelled and shall cease to exist, and such Dissenting Stockholder shall cease to have any right with respect thereto, except the right to receive the fair value of such Dissenting Shares in accordance with Section 262); provided, that if any Dissenting Stockholder shall fail to perfect or otherwise shall waive, withdraw or lose the right to appraisal under Section 262, then the right of such Dissenting Stockholder to be paid the fair value of such stockholder's Dissenting Shares shall cease and such Dissenting Shares shall be deemed to have been converted as of the Effective Time into, and to have become exchangeable solely for, the right to receive the Merger Consideration (without interest thereon) as provided in Section 2.1(b). The Company will give Parent prompt notice of any written demands to receive fair value for Shares held by a stockholder, attempted withdrawals of such demands, and any other instruments served pursuant to applicable Law received by the Company relating to rights to appraisal with respect to the Merger. The Company will give Parent and Purchaser the opportunity to participate in and direct all negotiations and proceedings with respect to assertion of appraisal rights. The Company will not, except with the prior written consent of Parent and Purchaser, make any payment with respect to any demands for payment of fair value for Dissenting Shares, offer to settle or settle any such demands or approve any withdrawal or other treatment of any such demands.

        Section 2.4    Adjustments to Prevent Dilution.    In the event that the Company changes the number of Shares, or securities convertible or exchangeable into or exercisable for Shares, issued and outstanding prior to the Effective Time as a result of a reclassification, stock split (including a reverse stock split), stock dividend or distribution, recapitalization, merger, subdivision, issuer tender or exchange offer, or other similar transaction, the Merger Consideration will be equitably adjusted to reflect such change; provided that nothing herein shall be construed to permit the Company to take any action with respect to its securities that is prohibited or not expressly permitted by the terms of this Agreement.

        Section 2.5    Treatment of Stock Options and Warrants

          (a)   Each option to purchase Shares (individually a "Stock Option" and collectively, the "Stock Options") outstanding immediately prior to the Effective Time pursuant to any Company Benefit Plan or otherwise will become fully vested and exercisable (whether or not then vested or subject to any performance condition that has not been satisfied).

          (b)   At the Effective Time, each Stock Option and each warrant to purchase Shares (individually a "Warrant" and collectively, the "Warrants") outstanding immediately prior to the Effective Time pursuant to any warrant agreement or otherwise shall be cancelled and extinguished and the holder of such Stock Option or Warrant will, in full settlement of such Stock Option or Warrant and in exchange for the surrender to the Company of any certificate or other document evidencing such Stock Option or Warrant, receive from the Company an amount (subject to any applicable withholding) in cash equal to the product of (x) the excess, if any, of the Merger Consideration over the exercise price per Share of such Stock Option or Warrant multiplied by (y) the number of Shares subject to such Stock Option or Warrant (with the aggregate amount of such payment rounded to the nearest whole cent). If the applicable exercise price of any Stock Option or Warrant equals or exceeds the Merger Consideration, such Stock Option or Warrant shall be cancelled without payment of additional consideration, and all rights with respect to such Stock Option or Warrant shall terminate as of the Effective Time. The holders of Stock Options and Warrants will have no further rights in respect of any Stock Options and Warrants from and after the Effective Time.

          (c)   With respect to any Company Benefit Plan pursuant to which Stock Options may be granted (the "Stock Option Plans"), subject to consummation of the Merger, the Stock Option Plans shall terminate, effective as of the Effective Time and no holder of Stock Options issued pursuant to the Stock Option Plans or otherwise or any participant in the Stock Option Plans shall have any rights thereunder to acquire any equity securities of or, except as expressly provided in this Section 2.5, to receive any payments from the Company, the Surviving Corporation, or any Subsidiary of the Company.

          (d)   Prior to the Effective Time, the Company will adopt such resolutions and will take such other actions as may be required to effectuate the actions contemplated by this Section 2.5, without paying any consideration or incurring any debts or obligations on behalf of the Company or the Surviving Corporation.

III. REPRESENTATIONS AND WARRANTIES OF THE COMPANY

        Except as set forth in (x) the Company SEC Documents since January 1, 2008 (other than any disclosures set forth in any risk factor section or in any section relating to or containing forward-looking statements, and any other disclosures included therein to the extent they are generic, customary, predictive or forward-looking in nature, whether or not appearing in such sections), but only to the extent the applicability of such disclosure to any representation or warranty contained in this Article III is readily apparent on its face, or (y) the corresponding sections or subsections of the disclosure letter (the "Company Disclosure Letter") delivered by the Company to Parent and Purchaser concurrently with the execution of this Agreement (it being understood that any matter disclosed in any section of the Company Disclosure Letter will be deemed to be disclosed in any other section of the Company Disclosure Letter to the extent that it is readily apparent on the face of such disclosure that such disclosure is applicable to such other section), the Company hereby represents and warrants to Parent and Purchaser, as of the date hereof and as of the Closing, as follows:

        Section 3.1    Organization; Power; Qualification.    The Company and each of its Subsidiaries is a corporation duly organized, validly existing and in good standing under the Laws of its jurisdiction of organization. Each of the Company and its Subsidiaries has the requisite corporate power and authority to own, lease and operate its assets and to carry on its business as now conducted, except where the failure to have such authority or power would not, individually or in the aggregate, reasonably be expected to materially impair the conduct of the business of the Company and its Subsidiaries taken as a whole (the "Business"). Each of the Company and its Subsidiaries is duly qualified or licensed to do business as a foreign corporation and is in good standing in each jurisdiction where the character of the assets and properties owned, leased or operated by it or the nature of its business makes such qualification or license necessary, except where the failure to be so qualified or licensed or in good standing would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. Neither the Company nor any Subsidiary is in violation of its organizational or governing documents.

        Section 3.2    Corporate Authorization; Enforceability

          (a)   The Company has all requisite corporate power and authority to enter into and to perform its obligations under this Agreement and, subject to adoption of this Agreement by the Requisite Company Vote in the case of the consummation of the Merger, to consummate the transactions contemplated by this Agreement. The Company Board, at a meeting duly called and held prior to the execution of this Agreement, duly and unanimously: (i) determined that it is in the best interests of the Company and its stockholders, and declared it advisable, to enter into this Agreement with Parent and Purchaser, (ii) determined that the consideration to be paid in the Merger is fair to and in the best interests of the Company's stockholders, (iii) approved the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby, including the Merger and the other transactions contemplated hereby, and (iv) resolved to recommend that the Company's stockholders adopt and approve this Agreement, the Merger and the other transactions contemplated by this Agreement (the "Company Board Recommendation"). The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated by this Agreement have been duly and validly authorized by all necessary corporate action on the part of the Company, except in the case of the Merger which is subject to the Requisite Company Vote.

          (b)   This Agreement has been duly executed and delivered by the Company and, assuming the due authorization, execution and delivery of this Agreement by Parent and Purchaser, constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, subject to the effect of any applicable bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting creditors' rights generally and subject to the effect of general principles of equity (regardless of whether considered in a proceeding at law or in equity).

        Section 3.3    Capitalization; Options

          (a)   The Company's authorized capital stock consists solely of (i) 100,000,000 shares of Common Stock and (ii) 10,000,000 shares of Preferred Stock. As of the close of business on June 6, 2008 (the "Measurement Date"), (i) 11,498,022 shares of Common Stock were issued and outstanding; (ii) no shares of Preferred Stock were issued and outstanding; (iii) there were available for grant pursuant to the Company Stock Award Plans, Stock Options representing an aggregate of 612,926 shares of Common Stock; and (iv) 343,651 Warrants were issued and outstanding. No Shares are held in the treasury of the Company or any of the Company's

  Subsidiaries. Since the Measurement Date, other than in connection with the issuance of Shares pursuant to the exercise of Stock Options outstanding as of the Measurement Date, there has been no change in the number of outstanding shares of Common Stock or Preferred Stock, the number of outstanding Stock Options or the number of outstanding Warrants. As of the Measurement Date, (i) Stock Options to purchase 1,176,133 shares of Common Stock were outstanding, with a weighted average exercise price of $5.96 per share; (ii) 343,651 Warrants were outstanding, with a weighted average exercise price of $3.18 per share; and (iii) 5,912 deferred stock units were outstanding. Section 3.3(a) of the Company Disclosure Letter sets forth (i) for each Stock Option, issued and outstanding pursuant to the Company Stock Award Plans or otherwise, the number of Stock Options, the number of shares of Common Stock issuable thereunder and the vesting schedules, the grant date, the expiration date and exercise or conversion price relating thereto; (ii) for each Warrant, the name of the holder of such Warrant and the exercise price; and (iii) for each deferred stock unit, the name of the holder of such deferred stock unit. Except as set forth in Section 3.3(a) of the Company Disclosure Letter, there are no shares of capital stock or securities or other rights convertible or exchangeable into or exercisable for shares of capital stock of the Company or such securities or other rights (which term, for purposes of this Agreement, will be deemed to include "phantom" stock or other commitments that provide any right to receive value or benefits similar to such capital stock, securities or other rights). Since the Measurement Date, there have been no issuances of any securities of the Company or any of its Subsidiaries that would have been in breach of Section 5.1(c) if made after the date of this Agreement.

          (b)   All outstanding Shares are duly authorized, validly issued, fully paid and non-assessable and are not subject to any pre-emptive or other similar rights.

          (c)   The Company has made available to Purchaser correct and complete copies of all stock award plans set forth in Section 3.3(c) of the Company Disclosure Letter (the "Company Stock Award Plans") and all forms of options and other stock-based awards issued under those Company Stock Award Plans. There are no Company Stock Award Plans except as set forth in Section 3.3(c) of the Company Disclosure Letter.

          (d)   Except as set forth in Section 3.3(d) of the Company Disclosure Letter, there are no outstanding contractual obligations of the Company or any of its Subsidiaries (i) to issue, sell or otherwise transfer to any Person, or to repurchase, redeem or otherwise acquire from any Person, any shares of capital stock of the Company or any Subsidiary of the Company, or securities or other rights convertible or exchangeable into or exercisable for shares of capital stock of the Company or any Subsidiary of the Company or such securities or other rights or (ii) to provide any funds to or make any investment in (A) any Subsidiary of the Company that is not wholly-owned by the Company or (B) any other Person.

          (e)   Other than the issuance of Shares upon exercise of Stock Options, since March 31, 2008, the Company has not declared or paid any dividend or distribution in respect of any of the Company's securities, and neither the Company nor any Subsidiary has issued, sold, repurchased, redeemed or otherwise acquired any of the Company's securities, and their respective boards of directors have not authorized any of the foregoing.

          (f)    Neither the Company nor any Subsidiary has entered into any commitment, arrangement or agreement, or is otherwise obligated, to contribute capital, loan money or otherwise provide funds or make additional investments in any Person.

        Section 3.4    Subsidiaries.    Section 3.4 of the Company Disclosure Letter sets forth a complete and correct list of all of the Company's Subsidiaries. All equity interests of the Company's Subsidiaries are validly issued, fully paid and non-assessable and were not issued in violation of any preemptive or similar rights, purchase option, call or right of first refusal or similar rights, and are owned beneficially, and of record, by the Company, free and clear of any Liens. Except for the equity interests in the Company's Subsidiaries, the Company does not own, directly or indirectly, capital stock or other voting or equity securities or interests (including any securities convertible, exercisable or exchangeable into capital stock or other voting or equity securities or interests) in any Person.

        Section 3.5    Governmental Authorizations.    The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated by this Agreement do not and will not require any consent, approval or other authorization of, or filing with or notification to, any international, national, federal, state, provincial or local governmental, regulatory or administrative authority, agency, commission, board, court, tribunal, arbitral body, self-regulated entity or similar body, whether domestic or foreign (each, a "Governmental Entity"), other than: (i) with respect to consummation of the Merger, the filing of the Certificate of Merger with the Secretary of State of the State of Delaware; (ii) applicable requirements of the Exchange Act; (iii) the filing of a proxy statement (the "Company Proxy Statement") relating to the special meeting of the stockholders of the Company to be held to consider the adoption of this Agreement (the "Company Stockholders Meeting"); (iv) any filings required by, and any approvals required under, the rules and regulations of the NASDAQ Global Market ("NASDAQ"); (v) the pre-merger notifications required under (A) the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), and (B) the competition or merger control Laws of any other applicable jurisdiction; and (vi) in such other circumstances where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect (ignoring for this purpose the exception set forth in clause (B) of the definition of "Company Material Adverse Effect") or materially impair the ability of the Company to consummate the transaction contemplated hereby.

        Section 3.6    Non-Contravention.    The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated by this Agreement, including the Merger, do not and will not: (i) contravene or conflict with, or result in any violation or breach of, any provision of the Company Organizational Documents; (ii) contravene or conflict with, or result in any violation or breach of, any Laws or Orders applicable to the Company or any of its Subsidiaries or by which any assets of the Company or any of its Subsidiaries ("Company Assets") are bound (assuming that all consents, approvals, authorizations, filings and notifications described in Section 4.5 have been obtained or made); (iii) result in any violation or breach of or loss of a benefit under, or constitute a default (with or without notice or lapse of time or both) under, any Company Contract; (iv) require any consent, approval or other authorization of, or filing with or notification to, any Person under any Company Contract; (v) give rise to any termination, cancellation, amendment, modification or acceleration of any rights or obligations (with or without notice or lapse of time or both) under any Company Contracts, including any obligation to purchase, license or sell assets or securities; or (vi) cause the creation or imposition of any Liens on any Company Assets, except for Permitted Liens, except, in the cases of clauses (iii) through (vi), as would not, individually or in the aggregate, reasonably be expected to materially impair (x) the ability of the Company to consummate the transaction contemplated hereby or (y) the post-Closing conduct of the Business.

        Section 3.7    Voting.

          (a)   The Requisite Company Vote is the only vote of the holders of any class or series of the capital stock of the Company or any of its Subsidiaries necessary (under the Company Organizational Documents, the DGCL, other applicable Laws or otherwise) to approve and adopt this Agreement and approve the Merger and the other transactions contemplated thereby.

          (b)   There are no voting trusts, proxies or similar agreements, arrangements or commitments to which the Company or any of its Subsidiaries is a party or of which the Company has Knowledge with respect to the voting of any shares of capital stock of the Company or any of its Subsidiaries, other than the Stockholder Agreements. There are no bonds, debentures, notes or other instruments of indebtedness of the Company or any of its Subsidiaries that have the right to vote, or that are convertible or exchangeable into or exercisable for securities or other rights having the right to vote, on any matters on which stockholders of the Company may vote.

        Section 3.8    Financial Reports and SEC Documents

          (a)   The Company has filed or furnished all forms, statements, reports and documents required to be filed or furnished by it with the SEC pursuant to applicable securities statutes, regulations, policies and rules (the forms, statements, reports and documents filed or furnished with the Securities and Exchange Commission ("SEC"), including any amendments thereto, the "Company SEC Documents"). Each of the Company SEC Documents filed or furnished on or prior to the date of this Agreement, at the time of its filing (except as and to the extent such Company SEC Document has been modified or superseded in any subsequent Company SEC Document filed and publicly available prior to the date of this Agreement) and complied in all material respects with the applicable requirements of each of the Exchange Act and the Securities Act. As of their respective dates, except as and to the extent modified or superseded in any subsequent Company SEC Document filed and publicly available prior to the date of this Agreement, the Company SEC Documents did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading. The Company SEC Documents filed or furnished on or prior to the date of this Agreement included all certificates required to be included therein pursuant to Sections 302 and 906 of the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations promulgated thereunder ("SOX"), and the internal control report and attestation of the Company's outside auditors to the extent required by Section 404 of SOX. As of the date of this Agreement, there are no outstanding or unresolved comments in the comment letters received from the SEC staff with respect to the Company SEC Documents. To the Knowledge of the Company, none of the Company SEC Documents is the subject of an SEC review.

          (b)   Each of the consolidated balance sheets included in or incorporated by reference into the Company SEC Documents (including the related notes and schedules) fairly presents in all material respects the consolidated financial position of the Company and its Subsidiaries as of its date, and each of the consolidated statements of operations, consolidated statements of stockholders' equity and consolidated statements of cash flows included in or incorporated by reference into the Company SEC Documents (including any related notes and schedules) fairly presents in all material respects the net income, total stockholders' equity and net increase (decrease) in cash and cash equivalents, as the case may be, of the Company and its Subsidiaries for the periods set forth therein (subject, in the case of unaudited statements, to the absence of notes and normal year-end audit adjustments that will not be material in amount or effect and to any other adjustments set forth in the Company SEC Documents filed prior to the date of this Agreement), in each case in accordance with U.S. generally accepted accounting principles ("GAAP") consistently applied during the periods involved, except as may be noted therein.

          (c)   The Company and its Subsidiaries have designed and maintain a system of internal controls over financial reporting (as defined in Rules 13a-15(f) and 15d-15(f) of the Exchange Act) as required by the Exchange Act sufficient to provide reasonable assurances regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP. The Company (i) has implemented and maintains disclosure controls and procedures (as such terms are defined in Rule 13a-15(e) under the Exchange Act) to ensure that material information relating to the Company, including its Subsidiaries, is made known to the chief executive officer and the chief financial officer of the Company by others within those entities and (ii) has disclosed, based on its most recent evaluation prior to the date hereof, to the Company's outside auditors and the audit committee of the Company Board (A) any significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting (as defined in Rule 13a-15(f) of the Exchange Act) which are reasonably likely to adversely affect the Company's ability to record, process, summarize or report financial information and (B) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company's internal controls over financial reporting.

        Section 3.9    Undisclosed Liabilities.    Except (i) as and to the extent disclosed, reflected or reserved against on the consolidated balance sheet of the Company dated as of March 31, 2008 (including the notes thereto) included in the Company SEC Documents or (ii) as incurred since March 31, 2008 in the ordinary course of business consistent with past practice, neither the Company nor any of its Subsidiaries has any liabilities or obligations of any nature, whether known or unknown, absolute, accrued, contingent or otherwise and whether due or to become due, that would, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

        Section 3.10    Absence of Certain Changes.    Since January 1, 2008, (a) the Company and each of its Subsidiaries has conducted its business only in the ordinary course consistent with past practices, (b) there has not been any Company Material Adverse Effect or any change, event or development that, individually or in the aggregate, has had or would reasonably be expected to have a Company Material Adverse Effect and (c) neither the Company nor any of its Subsidiaries has taken any action or agreed to take any action that would be prohibited by Section 5.1 if it were taken on or after the date hereof without the consent of Parent.

        Section 3.11    Litigation.    There are no claims, actions, suits, demand letters, petitions, grievances, judicial, administrative or regulatory proceedings, or arbitrations, hearings, notices of violation, or investigations (each, a "Legal Action") pending or, to the Knowledge of the Company, threatened, against the Company or any of its Subsidiaries or any executive officer or director of the Company or any of its Subsidiaries which, individually or together with all other Legal Actions, would reasonably be expected to have a Company Material Adverse Effect. There is no outstanding Order against the Company or any of its Subsidiaries or by which any property, asset or operation of the Company or any of its Subsidiaries is bound or affected that would, individually or in the aggregate, reasonably be expected to materially impair the conduct of the Business.

        Section 3.12    Benefit Plans

          (a)   Section 3.12(a) of the Company Disclosure Letter lists (i) all employee benefit plans (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) and all bonus, stock option, stock purchase, restricted stock, incentive, deferred compensation, retiree medical or life insurance, supplemental retirement, severance or other benefit plans, programs or arrangements, and all employment, termination, severance or other contracts or agreements to which the Company or any Subsidiary is a party, with respect to which the Company or any Subsidiary has any obligation or which are maintained, contributed to or sponsored by the Company or any Subsidiary for the benefit of any employee, officer or director of the Company or any Subsidiary, (ii) each employee benefit plan for which the Company or any Subsidiary could incur liability under Section 4069 of ERISA in the event such plan has been or were to be terminated, (iii) any plan in respect of which the Company or any Subsidiary could incur liability under Section 4212(c) of ERISA, and (iv) any contracts, arrangements or understandings between the Company or any Subsidiary and any employee of the Company or any Subsidiary including, without limitation, any contracts, arrangements or understandings relating to a sale of the Company or any Subsidiary (collectively, the "Company Benefit Plans"). The Company has made available to Parent a true and complete copy of (i) such Plans, (ii) the most recent annual report (Form 5500) filed with the Internal Revenue Service ("IRS"), if any, (iii) the most recently received IRS determination letter, if any, relating to a Plan, and (iv) the most recently prepared actuarial report or financial statement, if any, relating to a Plan.

          (b)   Each Company Benefit Plan has been operated in all material respects in accordance with its terms and the requirements of all applicable Laws, including, without limitation, ERISA and the Internal Revenue Code of 1986, as amended (the "Code"). There has been no amendment to, announcement by the Company or any Subsidiary relating to or change in employee participation or coverage under any Company Benefit Plan that would materially increase the expense of maintaining such plan above the level of expense incurred therefor for the most recent fiscal year, except as required by applicable Law. No Action is pending or, to the Knowledge of the Company, threatened with respect to any Company Benefit Plan (other than claims for benefits in the ordinary course) that would reasonably be expected to have a Company Material Adverse Effect.

          (c)   Each Company Benefit Plan that is intended to be qualified under Section 401(a) of the Code or Section 401(k) of the Code has received a favorable determination letter from the IRS and each trust established in connection with any Company Benefit Plan which is intended to be exempt from federal income taxation under Section 501(a) of the Code has received a determination letter from the IRS that it is so exempt, and no fact or event has occurred since the date of such determination letter or letters from the IRS to adversely affect the qualified status of any such Company Benefit Plan or the exempt status of any such trust.

          (d)   No Company Benefit Plan is a multiemployer plan (as defined in Section 4001(a)(3) of ERISA), a "defined benefit plan" (within the meaning of Section 3(35) of ERISA) or a "multiple employer plan" within the meaning of Section 4063 or 4064 of ERISA, and neither the Company nor any of its Subsidiaries has ever maintained such a plan. Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, no Company Benefit Plan or any trust established thereunder that is subject to Section 302 of ERISA and Section 412 of the Code or any comparable provision of non-U.S. Law has any "accumulated funding deficiency" (as defined in Section 302 of ERISA and Section 412 of the Code), whether or not waived, as of the last day of the most recent fiscal year of such Company Benefit Plan ended prior to the date of this Agreement.

          (e)   Neither the Company nor any Subsidiary has any material liability with respect to any employee in respect of post-retirement health, medical or life insurance benefits except as required by applicable Law.

          (f)    Except as set forth on Schedule 3.12(g) of the Company Disclosure Letter, the execution, delivery, and performance of this Agreement by the Company and the consummation of the transactions contemplated by this Agreement will not (alone or in combination with any other event) result in an increase in the amount of compensation or benefits or the acceleration of the vesting or timing of payment of any compensation or benefits payable to or in respect of any current or former employee, officer, director or independent contractor of the Company or any Subsidiary or any increased or accelerated funding obligation with respect to any Company Benefit Plan.

          (g)   Each Company Benefit Plan that is a "nonqualified deferred compensation plan" within the meaning of Section 409A(d)(1) of the Code and any award thereunder has been operated since January 1, 2005 based upon a good faith, reasonable interpretation of Section 409A of the Code and any authority required or permitted to be relied upon thereunder, including, without limitation, (x) the proposed regulations issued thereunder, (y) the final regulations issued thereunder or (z) Internal Revenue Service Notice 2005-1. No officer, director, employee, consultant or other service provider of the Company or any Subsidiary is entitled to receive any Tax gross-up, indemnity or similar payment from the Company or any Subsidiary as a result of the imposition of any income Tax or excise Tax under Section 409A of the Code.

        Section 3.13    Labor Relations

          (a)   (i) None of the employees of the Company or its Subsidiaries is represented by a union and, to the Knowledge of the Company, no union organizing efforts have been conducted since January 1, 2006 or are now being conducted and (ii) neither the Company nor any of its

  Subsidiaries is a party to or presently negotiating any collective bargaining agreement or other labor Contract. There is no pending and, to the Knowledge of the Company, there is no threatened material strike, picket, work stoppage, work slowdown or other organized labor dispute affecting the Company or any of its Subsidiaries.

          (b)   The Company and each of its Subsidiaries are in compliance in all material respects with all applicable federal, state and local, and, to the Company's Knowledge, foreign, Laws relating to the employment of labor, including all applicable Laws relating to wages, hours, collective bargaining, employment discrimination, civil rights, safety and health, workers' compensation, pay equity, classification of employees, and the collection and payment of withholding and/or social security Taxes. Since January 1, 2007, there have been no unfair labor practice charges or complaints, and no such charge or complaint is pending or, to the Knowledge of the Company, threatened.

        Section 3.14    Taxes

          (a)   Each of the Company and the Subsidiaries have timely filed or caused to be timely filed (taking into account extensions) all Tax Returns required to be filed and such Tax Returns are true, correct and complete in all material respects. The Company and the Subsidiaries have paid all Taxes due and payable (whether or not shown on any Tax Return) except to the extent that such Taxes are being contested in good faith by appropriate proceedings and for which the Company or the appropriate Subsidiary has set aside adequate reserves in accordance with GAAP. The Company's most recent financial statements reflect adequate reserves in accordance with GAAP for all Taxes not yet due and payable in respect of taxable periods or portions thereof accrued through the date of such financial statements. All material amounts of Tax required to be withheld by the Company and its Subsidiaries have been withheld under applicable Law (including withholding of taxes pursuant to Sections 1441, 1442, 3121 and 3402 of the Code or similar provisions under state, local or foreign Laws) and paid over to the appropriate Tax authority.

          (b)   No deficiency for any material amount of Tax has been asserted, threatened, proposed or assessed by any Governmental Entity in writing against the Company or any Subsidiary. There are no liens for a material amount of Taxes, other than liens for current Taxes and assessments not yet due and payable or which are being contested in good faith and for which the Company or the appropriate Subsidiary has set aside adequate reserves in accordance with GAAP (which reserves are listed in Section 3.14 of the Company Disclosure Letter), on the assets of the Company or any Subsidiary.

          (c)   All Tax Returns filed with respect to Tax years of the Company and any Subsidiary through the Tax year ended December 31, 2005 have been examined and closed or are Tax Returns with respect to which the applicable period for assessment under applicable law, after giving effect to extensions or waivers, has expired. There are no pending or threatened audits, examinations, investigations or other proceedings in respect of a material amount of Taxes of the Company or any Subsidiary with respect to which the Company or a Subsidiary has been notified in writing. Neither the Company nor any Subsidiary has waived any statute of limitations in respect of a material amount of Taxes or agreed to any extension of time with respect to an assessment or deficiency for a material amount of Taxes and no power of attorney with respect to any taxes has been executed or filed with any Governmental Entity by or on behalf of the Company or any Subsidiary.

          (d)   Neither the Company nor any Subsidiary (i) is a party to any indemnification, allocation or sharing agreement with respect to Taxes that could give rise to a material payment or indemnification obligation or (ii) is liable for any Taxes of any other Person pursuant to Treasury Regulation Section 1.1502-6 (or comparable provision of state, local or foreign law).

          (e)   Neither the Company nor any of its Subsidiaries is required to make any disclosure to the Internal Revenue Service with respect to a "listed transaction" pursuant to Section 1.6011-4(b)(2) of the Treasury Regulations and any "reportable transactions" within the meaning of Treasury Regulation Section 1.6011-4(b) has been properly reported.

          (f)    No claim has been made in writing by a taxing authority in a jurisdiction where the Company or any Subsidiary does not file tax returns that the Company or any such Subsidiary is or may be subject to taxation by that jurisdiction.

          (g)   Neither the Company nor any Subsidiary has (a) requested a private letter ruling from the IRS or comparable rulings from other Governmental Entity or (b) entered into any "closing agreement" as described in Section 7121 of the Code (or any material agreement under any corresponding or similar provision of state, local or foreign law).

          (h)   As of the Closing Date, and during the five-year period ending on the Closing Date, the Company is not, and has not at any time been, a "United States real property holding corporation," as defined in Section 897(c)(2) of the Code.

          (i)    Neither the Company nor any of its Subsidiaries has constituted either a "distributing corporation" or a "controlled corporation" in a distribution of stock qualifying for tax-free treatment under Section 355 of the Code in the two-year period ending on the date of this Agreement (or will constitute such a corporation in the two-year period ending on the Effective Time).

          (j)    Neither the Company nor any Subsidiary is subject to any adjustment pursuant to Section 481 of the Code or any similar provision or state, local or foreign Law).

        Section 3.15    Environmental Liability.    Except for matters that, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect, (i) the Company and each of its Subsidiaries are and have been in compliance with all applicable Environmental Laws and have obtained or applied for all Environmental Permits necessary for their operations as currently conducted; (ii) to the Knowledge of the Company, there have been no Releases of any Hazardous Materials that could be reasonably likely to form the basis of any Environmental Claim against the Company or any of its Subsidiaries; (iii) there are no Environmental Claims pending or, to the Knowledge of the Company, threatened against the Company or any of its Subsidiaries; and (iv) neither the Company nor any of its Subsidiaries is subject to any order, judgment, decree, letter or memorandum by or with any Governmental Entity imposing any liability or obligation under any Environmental Law.

        Section 3.16    Title to Real Properties

          (a)   The Company does not own any real property.

          (b)   Section 3.16(b) of the Company Disclosure Letter sets forth a true, correct and complete list of all of the real property leased, subleased, or otherwise occupied by the Company or any of its Subsidiaries (the "Leased Property"), including the address of such Leased Property, and identifying the applicable lease (each such lease, a "Lease"). The Company has made available to Purchaser true, correct and complete copies of the Leases. Each Lease is in full force and effect and neither the Company nor any Subsidiary has received any written notice of default under any such lease that has not been cured.

        Section 3.17    Permits; Compliance with Laws

          (a)   Each of the Company and its Subsidiaries is in possession of all authorizations, licenses, consents, certificates, registrations, approvals and other permits of any Governmental Entity ("Permits") necessary for it to own, lease, license and operate its properties and assets or to carry on its business as it is now being conducted (collectively, the "Company Permits"), except where the failure to have, or the suspension or cancellation of, any of the Permits would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, and all such Company Permits are valid and in full force and effect, except where the failure to be valid and in full force and effect, would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. Except as set forth in Section 3.17 of the Company Disclosure Letter, neither the Company nor any of its Subsidiaries have received any cease-and-desist letters or inquiries from any Governmental Entity with respect to the Company Permits. No suspension or cancellation of any of the Company Permits is pending or, to the Knowledge of the Company, threatened, except where such suspension or cancellation, would not, individually or in the aggregate, reasonably be expected to materially impair the conduct of the Business. The Company and its Subsidiaries are not in violation or breach of, or default under, any Company Permit, except where such violation, breach or default would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. No event or condition has occurred or exists which would result in a violation of, breach, default or loss of a benefit under, or acceleration of an obligation of the Company or any of its Subsidiaries under, any Company Permit (in each case, with or without notice or lapse of time or both), except for violations, breaches, defaults, losses or accelerations that would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. No such suspension, cancellation, violation, breach, default, loss of a benefit, or acceleration of an obligation will result from the transactions contemplated by this Agreement (in each case, with or without notice or lapse of time or both), except for violations, breaches, defaults, losses or accelerations that would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

          (b)   Neither the Company nor any of its Subsidiaries is, and since January 1, 2005, each of the Company and its Subsidiaries has not been, in conflict with, or in default or violation of (and there exists no event that, with notice or passage of time or both, would result in the Company or any of its Subsidiaries being in conflict with or in default or violation of) (i) any Laws applicable to the Company or such Subsidiary or by which any of the Company Assets is bound, including, without limitation, the FCRA, the DPPA, the GLBA and the EUPD, and, to the Knowledge of the Company, are not and have not been charged or under investigation with respect to any material violation of, any Laws, (ii) any Company Permits, or (iii) the formally-adopted policies of the Company or any of its Subsidiaries applicable to the collection, use, disclosure, maintenance and transmission of sensitive information, including non-public personal information, in electronic or physical form, in each case except for conflicts, defaults or violations which would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

        Section 3.18    Intellectual Property

          (a)   Set forth in Section 3.18(a) of the Company Disclosure Letter is a complete and correct list of all Intellectual Property owned by the Company or any of its Subsidiaries that is material to, and is used by, the Company or any of its Subsidiaries in conducting the Business as currently conducted and registered with, or recorded by, any Governmental Entity, or subject to an application for such registration or recordation ("Registered IP"), or that is not Registered IP but is otherwise material to, and is used by, the Company or any of its Subsidiaries in conducting the Business as currently conducted, other than trade secrets (collectively, the "Owned IP"). The Company or one of its Subsidiaries: (i) is the exclusive owner of the Owned IP, free and clear of all Liens other than Permitted Liens, and (ii) has licensed or otherwise possesses sufficient right, title and interest to all other Company Intellectual Property to conduct the Business as currently conducted, except with respect to both (i) and (ii), as would not, individually or in the aggregate, reasonably be expected to materially impair the conduct of the Business as currently conducted.

  Each Person who is or was an employee or contractor of the Company or any of its Subsidiaries and who developed, modified, translated or otherwise created any material Company Intellectual Property, has executed a valid and enforceable agreement pursuant to which such Person assigned all of such Person's right, title and interest in and to such Intellectual Property to the Company or one its Subsidiaries except as would not, individually or in the aggregate, reasonably be expected to materially impair the conduct of the Business as currently conducted. To the Knowledge of the Company, the use of the Company Intellectual Property by the Company and its Subsidiaries does not constitute an infringement or misappropriation of any third party Intellectual Property and to the Knowledge of the Company none of the Company Intellectual Property is being infringed or misappropriated by any third party. Since January 1, 2005, to the Knowledge of the Company, neither the Company nor any of its Subsidiaries has received any written notice from any person alleging that the use of any of the Company Intellectual Property or the operation of the Company's or its Subsidiaries' businesses infringes, dilutes (in the case of trademarks), or otherwise violates the Intellectual Property of such person or that any of the Company Intellectual Property is invalid. The consummation of the transactions contemplated hereby will not materially alter or impair the Company's or any of its Subsidiaries rights in or to the Company Intellectual Property except as would not, individually or in the aggregate, reasonably be expected to materially impair the conduct of the Business as currently conducted.

          (b)   No claims lawsuits or administrative actions of which the Company has received written notice are currently pending or, to the Knowledge of the Company, threatened by any person with respect to the Company Intellectual Property. There are no pending claims by the Company or any of its Subsidiaries alleging or asserting that any third party has violated, misappropriated or infringed any of the Company Intellectual Property.

          (c)   To the Knowledge of the Company, the Company and its Subsidiaries have taken reasonable steps in accordance with normal industry practice to maintain the confidentiality of their trade secrets and other Intellectual Property.

          (d)   Neither the Company nor any of its Subsidiaries (i) distributes any "free software", "open source software" or any software distributed under a similar licensing or distribution model (including the GNU General Public License, the GNU Lesser General Public License, the BSD licenses, the Apache License, and the Sun Industry Standards License) ("Open Source Materials") or (ii) has incorporated any Open Source Materials in software owned by the Company or any of its Subsidiaries in a manner that creates, or purports to create, under the applicable license agreement pursuant to which such Open Source Materials are distributed, obligations for the Company or any of its Subsidiaries to grant to any third party any rights or immunities with respect to software owned by the Company or any of its Subsidiaries, including the rights to distribute, access source code of, or make derivative works from, software owned by the Company.

          (e)   As used herein, the term "Intellectual Property" shall mean such rights as exist under applicable statute or common law with respect to all patents, patent applications, statutory invention registrations, inventions and other industrial property rights; trademarks, service marks, trade names, trade dress, logos, including registrations and applications for the registration thereof; copyrights (including without limitation, computer software programs); Internet domain name registrations; Internet web sites, web content, and registrations and applications for registrations thereof; confidential and proprietary information, including know-how and trade secret rights, technologies, techniques and processes; computer software, programs and databases in any form, all versions, updates, corrections, enhancements, replacements, and modifications thereof, and all documentation related thereto; and rights of privacy, publicity and endorsement, in each case under the laws of any jurisdiction in the world, and including rights under and with respect to all applications, registrations, continuations, divisions, renewals, extensions and reissues of the foregoing. As used herein, "Company Intellectual Property" shall mean the Intellectual Property used by the Company or any of its Subsidiaries in conducting the Business as currently conducted, or owned, purported to be owned herein, and material to conducting the Business as currently conducted.

        Section 3.19    Contracts

          (a)   Except as would not reasonably be expected to materially impair the conduct of the Business, (i) each Specified Contract is a legal, valid and binding obligation of the Company or one of its Subsidiaries, as applicable, in full force and effect and enforceable against the Company or one of its Subsidiaries in accordance with its terms, subject to the effect of any applicable bankruptcy, insolvency (including all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting creditors' rights generally and subject to the effect of general principles of equity, (ii) the Company has not received written notice, and has no reason to believe, that any Specified Contract is not a legal, valid and binding obligation of the counterparty thereto, in full force and effect and enforceable against such counterparty in accordance with its terms, (iii) neither the Company nor any of its Subsidiaries is and, to the Company's Knowledge, no counterparty is in breach or violation of, or default under, any Specified Contract, (iv) none of the Company or any of its Subsidiaries has received any claim of default under any Specified Contract, and (v) to the Company's Knowledge, no event has occurred which would result in a breach or violation of, or a default under, any Specified Contract (in each case, with or without notice or lapse of time or both).

          (b)   For purposes of this Agreement, the term "Specified Contract" means any of the following Contracts (together with all exhibits and schedules thereto) to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries or any of their respective properties or assets are bound or affected as of the date hereof:

              (i)  any limited liability company agreement, joint venture or other similar agreement or arrangement relating to the formation, creation, operation, management or control of any partnership or joint venture that is material to the Business, other than any such limited liability company, partnership or joint venture that is a Subsidiary;

             (ii)  any Contract or series of related Contracts, including any option agreement, relating to the acquisition or disposition of any business, a material amount of stock or assets of any other Person or any material real property (whether by merger, sale of stock, sale of assets or otherwise);

            (iii)  any Contract (other than among consolidated Subsidiaries) relating to (A) indebtedness for borrowed money or (B) conditional sale arrangements, obligations secured by a Lien, or interest rate or currency hedging activities, in each case in connection with which the aggregate actual or contingent obligations of the Company and its Subsidiaries under such Contract are greater than $100,000;

            (iv)  any Contract filed or required to be filed as an exhibit to the Company's Annual Report on Form 10-K pursuant to Item 601(b)(10) of Regulation S-K under the Securities Act or disclosed or required to be disclosed by the Company in a Current Report on Form 8-K, other than Plans disclosed in Section 3.12;

             (v)  any Contract that purports to limit the right of the Company or any of its Subsidiaries (A) to engage or compete in any line of business or (B) to compete with any person or operate in any location, in the case of each of (A) and (B), in any respect material to the Business;

            (vi)  any Contract that contains exclusivity obligations or restrictions binding on the Company or any of its Subsidiaries and any Contract that purports to bind non-controlled Affiliates of the Company or any of its Subsidiaries;

           (vii)  any Contract which by its terms calls for aggregate payments by or to the Company or any of its Subsidiaries under such Contract of more than $100,000 annually;

          (viii)  any Contract (including any "take-or-pay" or keepwell agreement) under which (A) any Person has directly or indirectly guaranteed any liabilities or obligations of the Company or any of its Subsidiaries or (B) the Company or any of its Subsidiaries has directly or indirectly guaranteed any liabilities or obligations of any other Person (in each case other than endorsements for the purpose of collection in the ordinary course of business);

            (ix)  any acquisition Contract pursuant to which the Company or any of its Subsidiaries has continuing indemnification, "earn-out" or other contingent payment obligations, in each case, that would reasonably be expected to result in payments in excess of $100,000; and

             (x)  any other Contract that is (A) not made in the ordinary course of business or (B) material to the Company.

A true and complete list of the Specified Contracts referred to in subsections (i) through (x) (other than employment Contracts and, in the case of clause (vii) only, those Contracts which by their terms call for aggregate payments by or to the Company or any of its Subsidiaries under such Contract of less than $650,000 annually) above is set forth in Section 3.19(b) of the Company Disclosure Letter, except for Specified Contracts filed prior to the date hereof as exhibits to the Company SEC Documents. The Company has made available to Purchaser true, correct and complete copies of the Specified Contracts.

        Section 3.20    Rights Plan.    The Company does not have a poison pill, rights plan, rights agreement or similar agreement in place.

        Section 3.21    Information Supplied.    None of the information included or incorporated by reference in the Company Proxy Statement, or any other document filed with the SEC in connection with the Merger and the other transactions contemplated by this Agreement (the "Other Filings") will, at the date it is first mailed to the Company's stockholders or at the time of any amendment or supplement thereof, or at the time of the Company Stockholders Meeting contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, except that no representation is made by the Company with respect to statements made or incorporated by reference therein based on information supplied in writing by Parent or Purchaser for the purpose of inclusion in the Company Proxy Statement or the Other Filings. The Company Proxy Statement, and the Other Filings that are filed by the Company will comply as to form in all material respects with the requirements of the Exchange Act.

        Section 3.22    Opinion of Financial Advisor.    Credit Suisse Securities (USA) LLC (the "Company Financial Advisor") has rendered to the Company Board its opinion (to be confirmed in writing) to the effect that, as of the date of this Agreement, the Merger Consideration to be received by the holders of Common Stock in the Merger is fair, from a financial point of view, to such stockholders. Upon delivery thereof to the Company, the Company promptly will furnish to Purchaser a correct and complete copy of the written opinion of the Company Financial Advisor.

        Section 3.23    Brokers and Finders.    Other than the Company Financial Advisor, whose fees and expenses will be paid by the Company, no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the Merger or the other transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company or any of its Subsidiaries. The Company has furnished to Purchaser a correct and complete copy of all agreements between the Company and each Company Financial Advisor under which a Company Financial Advisor would be entitled to any payment relating to the Merger or such other transactions.

        Section 3.24    Insurance.    Section 3.24 of the Company Disclosure Letter lists, and the Company has made available to Purchaser complete copies of, all insurance policies (including fidelity bonds and other similar instruments) relating to the Assets, the Business or the employees, officers or directors of the Company or any of its Subsidiaries. There is no claim by or with respect to the Company or any of its Subsidiaries pending under any of such policies as to which coverage has been questioned, denied or disputed by the underwriters of such policies or in respect of which such underwriters have reserved their rights. Except as would not reasonably be expected to impair the ability of the Company to recover under such policies, all premiums payable under such policies have been timely paid, and the Company and its Subsidiaries have otherwise complied in all material respects with the terms and conditions of such policies. Such policies (or other policies providing substantially similar insurance coverage) have been in effect continuously since January 1, 2006, and remain in full force and effect. To the Knowledge of the Company, there is no threatened termination of, premium increase with respect to, or alteration of coverage under, any of such policies.

        Section 3.25    Affiliate Transactions.

          (a)   Section 3.25(a) of the Company Disclosure Letter lists all balances between any officer, director or employee of the Company of any of its Subsidiaries, on the one hand, and the Company, on the other hand, other than ordinary course payroll.

          (b)   Section 3.25(b) of the Company Disclosure Letter lists all agreements, arrangements and other commitments or transactions between (i) the Company or any of its Subsidiaries, on the one hand, and (ii) any member of the Company Board, any executive officer of the Company or any holder of more than 5% of the Company's common stock.

        Section 3.26    Customers and Suppliers.

          (a)   As of the date of this Agreement, neither the Company nor any of its Subsidiaries has received any written notice that any material customer (i) will materially reduce the use of services of the Company or (ii) will seek to reduce the price it will pay for services of the Company, including in each case as a result of this Agreement or the transactions contemplated hereby.

          (b)   From the period beginning on December 31, 2007 and ending on the date of this Agreement, there has not been any material adverse change in the terms and conditions of sale of products or services provided by material suppliers of the Company and its Subsidiaries, and, to the Knowledge of the Company, there will be no such change (other than general and customary price increases) after the Closing Date including as a result of this Agreement or the transactions contemplated hereby.

        Section 3.27    State Takeover Statutes.    The Company Board has taken all necessary action so that no "fair price", "moratorium", "control share acquisition" or other similar anti-takeover statute or regulation enacted under state or federal laws in the United States (including Section 203 of the DGCL) is applicable to the Merger or the other transactions contemplated by this Agreement. The action of the Company Board in approving this Agreement and the Voting Agreement (and the transactions provided for herein and therein) is sufficient to render inapplicable to this Agreement and the Voting Agreement (and the transactions provided for herein and therein) the restrictions on "business combinations" (as defined in Section 203 of the DGCL) as set forth in Section 203 of the DGCL.

        Section 3.28    No Other Representations or Warranties.    Except for the representations and warranties of the Company contained in this Article III, neither the Company nor any other Person on behalf of the Company makes any other express or implied representation or warranty with respect to the Company or any of its Affiliates or with respect to any other information provided by the Company or any of its Affiliates.

IV. REPRESENTATIONS AND WARRANTIES OF PARENT AND PURCHASER

        Except as set forth in the corresponding sections or subsections of the disclosure letter (the "Acquiror Disclosure Letter") delivered by Parent and Purchaser to the Company concurrently with the execution of this Agreement (it being understood that any matter disclosed in any section of the Acquiror Disclosure Letter will be deemed to be disclosed in any other section of the Acquiror Disclosure Letter to the extent that it is readily apparent on the face of such disclosure that such disclosure is applicable to such other section), Parent and Purchaser hereby represent and warrant to the Company as follows:

        Section 4.1    Organization and Power.    Each of Parent and Purchaser is a corporation or limited liability company, duly organized, validly existing and in good standing under the Laws of the State of Delaware.

        Section 4.2    Corporate Authorization.    Each of Parent and Purchaser has all necessary corporate or limited liability company power and authority to enter into and to perform its obligations under this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement by Parent and Purchaser and the consummation by Parent and Purchaser of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate or limited liability company action on the part of Parent and Purchaser (other than, with respect to the Merger, the adoption and approval of this Agreement by Parent as the sole stockholder of Purchaser).

        Section 4.3    Enforceability.    This Agreement has been duly executed and delivered by each of Parent and Purchaser and, assuming the due authorization, execution and delivery of this Agreement by the Company, constitutes a legal, valid and binding agreement of Parent and Purchaser, enforceable against Parent and Purchaser in accordance with its terms, subject to the effect of any applicable bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting creditors' rights generally and subject to the effect of general principles of equity (regardless of whether considered in a proceeding at law or in equity).

        Section 4.4    Governmental Authorizations.    The execution, delivery and performance of this Agreement by Parent and Purchaser and the consummation by Parent and Purchaser of the transactions contemplated by this Agreement do not and will not require any consent, approval or other authorization of, or filing with or notification to, any Governmental Entity other than: (i) with respect to consummation of the Merger, the filing of the Certificate of Merger with the Secretary of State of the State of Delaware; (ii) applicable requirements of the Exchange Act; (iii) the filing of the Company Proxy Statement; (iv) any filings required by, and any approvals required under, the rules and regulations of the NASDAQ; (v) the pre-merger notification required under (A) the HSR Act and (B) the competition or merger control Laws of any other applicable jurisdiction; (vi) any consent, approval or other authorization of, or filing with or notification to, any Governmental Entity identified in Section 4.4 of the Acquiror Disclosure Letter; and (vii) in such other circumstances where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not, individually or in the aggregate, reasonably be expected to have an Acquiror Material Adverse Effect.

        Section 4.5    Non-Contravention.    The execution, delivery and performance of this Agreement by Parent and Purchaser and the consummation by Parent and Purchaser of the transactions contemplated by this Agreement do not and will not:

              (i)  contravene or conflict with, or result in any violation or breach of, any provision of the organizational documents of either Parent or Purchaser; or

             (ii)  contravene or conflict with, or result in any violation or breach of, any Laws or Orders applicable to Parent or Purchaser or any of their respective Subsidiaries or by which any assets of Parent or Purchaser or any of their respective Subsidiaries ("Acquiror Assets") are bound (assuming that all consents, approvals, authorizations, filings and notifications described in Section 3.6 have been obtained or made), except as would not, individually or in the aggregate, reasonably be expected to have an Acquiror Material Adverse Effect.

        Section 4.6    Information Supplied.    None of the information supplied by or on behalf of Parent or Purchaser for inclusion in the Company Proxy Statement or Other Filings will, at the date it is first mailed to the Company's stockholders or at the time of any amendment or supplement thereof, or at the time of the Company Stockholders Meeting contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

        Section 4.7    Financing.    Parent shall have sufficient funds to permit Purchaser to perform all of its obligations under this Agreement and to consummate the Merger on a timely basis.

        Section 4.8    Interim Operations of Purchaser.    Purchaser was formed solely for the purpose of engaging in the transactions contemplated by this Agreement and has not engaged in any business activities or conducted any operations other than in connection with the transactions contemplated by this Agreement.

        Section 4.9    Absence of Litigation.    As of the date hereof, there are no suits, claims, actions, proceedings, arbitrations, mediations or investigations pending or, to the Knowledge of Parent, threatened against Parent or any of its Affiliates, other than any such suit, claim, action, proceeding or investigation that would not reasonably be expected to prevent or delay the consummation of, or otherwise adversely affect the ability of Parent or Purchaser to consummate, the transactions contemplated hereby. As of the date hereof, neither Parent nor any of its Subsidiaries nor any of their respective properties is or are subject to any order, writ, judgment, injunction, decree or award that would, or would reasonably be expected to, prevent or delay the consummation of, or otherwise materially and adversely affect the ability of Parent or Purchaser to consummate, the transactions contemplated hereby.

        Section 4.10    Ownership of Shares.    As of the date of this Agreement, none of Parent, Purchaser or their respective Affiliates owns, directly or indirectly, beneficially or of record, any Shares (except for de minimis amounts of Shares that may be owned by Affiliates, such amounts not to exceed, in the aggregate, 2% of the Company's outstanding Shares). None of Parent, Purchaser or their respective Affiliates holds any rights to acquire any Shares except pursuant to this Agreement and the Voting Agreement.

        Section 4.11    Brokers and Finders.    Other than Lehman Brothers Inc. and Portico Capital Securities LLC, no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the Merger or the other transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Parent or Purchaser.

        Section 4.12    No Other Representations or Warranties.    Except for the representations and warranties of Parent and Purchaser contained in this Article IV, none of Parent, Purchaser or any other Person on behalf of Parent or Purchaser makes any other express or implied representation or warranty with respect to Parent, Purchaser or any of their Affiliates or with respect to any other information provided by Parent or Purchaser or any of their Affiliates.

V. COVENANTS

        Section 5.1    Conduct of Business of the Company.    Except as expressly required by this Agreement, applicable Law or NASDAQ rule or as set forth in Section 5.1 of the Company Disclosure Letter or with the written consent of Purchaser, from the date of this Agreement to the earlier of (i) the date of termination of this Agreement or (ii) the Effective Time, the Company will, and will cause each of its Subsidiaries to, (x) conduct its operations only in the ordinary course of business consistent with past practice and (y) use commercially reasonable efforts to maintain and preserve intact its business organization, including the services of its key employees and the goodwill of its significant customers, distributors, suppliers and manufacturers. Without limiting the generality of the foregoing, except with the prior written consent of Parent, which consent shall not be unreasonably withheld, conditioned or delayed, from the date of this Agreement to the earlier of (i) the date of termination of this Agreement or (ii) the Effective Time, the Company will not, and will cause each of its Subsidiaries not to, take any of the following actions:

          (a)   amend or otherwise change its amended and restated certificate of incorporation or amended and restated bylaws or equivalent organizational documents;

          (b)   issue, sell, pledge, dispose of, grant or encumber, or authorize the issuance, sale, pledge, disposition, grant or encumbrance of, (i) any shares of any class of capital stock of the Company or any Subsidiary, or any options, warrants, convertible securities or other rights of any kind to acquire any shares of such capital stock, or any other ownership interest, of the Company or any Subsidiary (except for the issuance of shares of Common Stock issuable pursuant to employee stock options and warrants outstanding on the date hereof) or (ii) any material assets of the Company or any Subsidiary, except in the ordinary course of business consistent with past practice;

          (c)   declare, set aside, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to any of its capital stock, except for dividends by any direct or indirect wholly-owned Subsidiary to the Company or any other Subsidiary;

          (d)   reclassify, combine, split, subdivide or redeem, or purchase or otherwise acquire, directly or indirectly, any of its capital stock;

          (e)   (i) acquire (including, without limitation, by merger, consolidation, or acquisition of stock or assets or any other business combination) any corporation, partnership, other business organization or any division or business unit thereof; (ii) except for borrowings under existing credit facilities in the ordinary course of business consistent with past practice, incur any indebtedness for borrowed money or issue any debt securities or assume, guarantee or endorse, or otherwise become responsible for, the obligations of any person, or grant any security interest in any of its assets except in the ordinary course of business consistent with past practice; (iii) make any loans or advances except in the ordinary course of business consistent with past practice; (iv) authorize or make any commitments with respect to capital expenditures other than in the ordinary course of business consistent with past practice and, in any event, in an amount not in excess of $500,000 in the aggregate; or (iv) enter into or amend any contract, agreement, commitment or arrangement with respect to any matter set forth in this Section 5.1(e);

          (f)    increase the compensation payable to its directors, officers or employees, except for increases in the ordinary course of business in salaries, wages, bonuses, incentives or benefits of employees of the Company or any Subsidiary who are not directors or officers of the Company or any Subsidiary, or grant any severance or termination pay to, or enter into any employment or severance agreement with, any director, officer or other employee of the Company or of any Subsidiary, or establish, adopt, enter into or amend any collective bargaining, bonus, profit-sharing, thrift, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment, termination, severance or other plan, agreement, trust, fund, policy or arrangement for the benefit of any director, officer or employee;

          (g)   terminate or materially amend, or otherwise waive, release or assign any material rights under, any Specified Contract, or enter into any Contract that would, if entered into prior to the date hereof, be a Specified Contract;

          (h)   change any of the accounting methods used by the Company unless required by GAAP or applicable Law;

          (i)    initiate any material Legal Action;

          (j)    (i) fail to notify promptly Parent of any suit, claim, action, investigation, proceeding or audit (collectively, "Actions") initiated against or with respect to the Company or any Subsidiary in respect of any material Tax, (ii) settle or compromise any Action against or with respect to the Company or any Subsidiary in respect of any material Tax without Parent's consent, which consent shall not be unreasonably withheld, (iii) change any method of Tax accounting, or (iv) make any material Tax election other than in the ordinary course of business consistent with past practice or as otherwise required by applicable Law;

          (k)   (i) assign, transfer, license or sublicense, mortgage or encumber, abandon, permit to lapse or otherwise dispose of any material Intellectual Property owned by the Company or any Subsidiary, except for non-exclusive licenses or non-exclusive sublicenses of such Intellectual Property in the ordinary course of business consistent with past practice, or (ii) fail to pay any fee, take an action or make any filing reasonably necessary to maintain the Company Intellectual Property.

          (l)    authorize, recommend, propose or announce an intention to do any of the foregoing, or enter into any contract or otherwise agree to do any of the foregoing.

        Section 5.2    Access to Information; Confidentiality

          (a)   Subject to applicable Law, the Company will provide and will cause its Subsidiaries and its and their respective Representatives to provide Parent, Purchaser and their Representatives, during normal business hours and upon reasonable advance notice (i) such access to the officers, management, employees, offices, properties, books and records of the Company and such Subsidiaries (so long as such access does not unreasonably interfere with the operations of the Company) as Parent, Purchaser or their Representatives reasonably may request, except that Parent, Purchaser and their Representatives shall not conduct any physical testing, sampling or analysis of soil, subsoil, groundwater, other environmental constituents or building materials without specific written authorization from the Company, (ii) within five Business Days of the end of each month following the date hereof, an unaudited monthly consolidated balance sheet of the Company and its Subsidiaries for the month then ended and related consolidated statements of operations, cash flows and stockholders' equity, and (iii) such other information concerning the business, properties, contracts, assets, liabilities, personnel and other aspects of the Company and its Subsidiaries that Parent, Purchaser or their Representatives reasonably may request. Notwithstanding the foregoing, Parent, Purchaser and their Representatives shall not have access to any books, records and other information the disclosure of which would, in the Company's good faith opinion after consultation with legal counsel, result in the loss of attorney-client privilege with respect to such books, records and other information. The parties will make appropriate substitute arrangements under circumstances in which the restrictions of the preceding sentence apply. Any information exchanged pursuant to this Section 5.2 that constitutes "Evaluation Material" (as defined in the Confidentiality Agreement) shall be treated as provided in the Confidentiality Agreement.

          (b)   No investigation by any of the parties or their respective Representatives shall affect the representations, warranties, covenants, conditions or agreements of the other parties set forth herein.

        Section 5.3    Solicitation

          (a)   The Company shall and shall cause its Subsidiaries and Representatives (1) to immediately cease and terminate any discussions or negotiations with any Person conducted heretofore with respect to a Takeover Proposal and (2) to request the prompt return or destruction of all confidential information previously furnished to any such Person or any representative of such Person. From the date of this Agreement until the Effective Time or, if earlier, the termination of this Agreement in accordance with its terms, the Company shall not, nor shall it permit any of its Subsidiaries to, nor shall it authorize or permit any Representative to, directly or indirectly, (i) solicit, initiate, cause, knowingly induce or knowingly facilitate or encourage (including by way of furnishing information or other assistance) the submission of any Inquiry or Takeover Proposal, (ii) approve or recommend any Takeover Proposal, enter into any agreement, arrangement, agreement-in-principle or letter of intent, or come to any understanding with any Person other than Parent or any of its Affiliates with respect to, or accept, any Takeover Proposal (or resolve to or publicly propose to do any of the foregoing), or (iii) initiate, participate or engage in any discussions or negotiations regarding, or furnish to any Person any information or access in connection with any Inquiry or Takeover Proposal; provided, however, in response to a bona fide unsolicited, written Takeover Proposal, made or received after the date of this Agreement under circumstances not involving a breach of this Agreement, which the Company Board determines, after consultation with its outside legal and financial advisors, is reasonably likely to become a Superior Proposal, the Company may, at any time prior to the adoption of this Agreement by the Requisite Company Vote, if the Company Board determines, after consultation with its outside legal and financial advisors, that the failure to do so would be inconsistent with its fiduciary duties to the stockholders of the Company under applicable Law, (x) furnish confidential information with respect to the Company and its Subsidiaries to the person making such Takeover Proposal and its advisors, but only pursuant to an Acceptable Confidentiality Agreement (except that such confidentiality agreement shall contain additional provisions that expressly permit the Company to comply with the provisions of this Section 5.3); provided that the Company shall concurrently provide to Parent a copy of any information or materials provided to any such Person that have not been previously provided to Parent, and (y) conduct discussions and negotiate with such Person regarding such Takeover Proposal, it being understood that such discussions and negotiations shall not be deemed to be a breach of Section 5.3(a). The Company shall ensure that its Representatives are aware of the provisions of this Section 5.3(a), and any violation of the restrictions contained in this Section 5.3(a) by such Representatives shall be deemed to be a breach of this Section 5.3(a) by the Company. The Company shall take all actions necessary to enforce its rights under the provisions of any "standstill" agreement between the Company and any Person (other than Parent and any of its Affiliates), and shall not grant any waiver of, or agree to any amendment or modification to any such agreement, to permit such Person to submit a Takeover Proposal.

          (b)   In addition to the other obligations of the Company set forth in this Section 5.3, the Company shall, as promptly as reasonably practicable (and in any event within 24 hours), notify Parent (i) of the execution by the Company and any Person who has made an Inquiry or Takeover Proposal of any confidentiality agreement (it being understood that the Company shall not enter into any such agreement that is not an Acceptable Confidentiality Agreement), (ii) of the commencement of discussions or negotiations concerning the Company or the terms of any Inquiry or Takeover Proposal between the Company and any Person who has made any Inquiry or Takeover Proposal or (iii) of the making of any Takeover Proposal or the receipt by the Company of any Inquiry, and shall, in any such notice to Parent, identify the Person or Persons making such Takeover Proposal or Inquiry, describe in reasonable detail the terms and conditions of any proposals or offers and the nature of the discussions or negotiations referenced in clause (ii) above. The Company shall keep Parent fully informed on a current basis of all material developments affecting the status or terms of any Takeover Proposal with respect thereto and of the status of any discussions or negotiations with any Person regarding any Takeover Proposal, including any material change in the terms thereof, and shall promptly provide to Parent copies of all related draft term sheets, letters of intent, agreements and similar documents transmitted by or to the Company.

          (c)   Except as expressly permitted by this Section 5.3(c), neither the Company Board nor any committee thereof shall (i) withdraw, qualify or modify, or propose publicly to withdraw, qualify or modify, in a manner adverse to Parent, the Company Board Recommendation or the approval or declaration of advisability by the Company Board of the Merger, this Agreement and the transactions contemplated hereby, or make any public statement inconsistent therewith (any action described in this clause (i) being referred to as a "Recommendation Change") or (ii) approve or recommend, or propose publicly to approve or recommend, any Takeover Proposal. Notwithstanding the foregoing, at any time prior to the approval of this Agreement by the Requisite Company Vote, the Company Board may, in response to a Superior Proposal or Intervening Event, make a Recommendation Change and, in the case of a Superior Proposal, terminate this Agreement; provided, however, that the Company Board may not make a Recommendation Change or terminate this Agreement unless (A) the Company Board first determines, after consultation with its outside legal advisors, that the failure to do so would be inconsistent with its fiduciary duties to the stockholders of the Company under applicable Law, (B) the Company shall have provided prior written notice to Parent at least four Business Days in advance (the "Notice Period") of its intention to make a Recommendation Change in response to a Superior Proposal or Intervening Event or of its intention to terminate this Agreement in response to a Superior Proposal, which notice shall attach the most recent version of any written agreement relating to any transaction that constitutes such Superior Proposal or, if no such agreement exists, specify the material terms and conditions of any such Superior Proposal or, in the case of an Intervening Event, describe in reasonable detail such Intervening Event and (C) Parent does not make, within the Notice Period, a proposal that the Company Board determines in good faith, after consultation with its financial and legal advisors, is at least as favorable to the Company's stockholders as such Superior Proposal or obviates the need for a Recommendation Change as a result of such Intervening Event, as the case may be. The Company shall negotiate with Parent in good faith (to the extent Parent desires to negotiate) regarding any revisions to the terms of the transaction contemplated by this Agreement proposed by Parent. In the event of a Recommendation Change for any reason other than receipt of a Superior Proposal, Parent shall have the option, exercisable within five Business Days after such Recommendation Change, to cause the Company Board to submit this Agreement to the stockholders of the Company in accordance with Section 5.5(b) for the purpose of adopting this Agreement and approving the Merger. If Parent does not exercise such option within such period, the Company may, subject to Section 7.1(h), terminate this Agreement.

          (d)   Nothing contained in this Agreement (including, without limitation, this Section 5.3) shall prohibit the Company Board from (i) making any "stop, look and listen" communication or similar communication of the type contemplated by Rule 14d-9 under the Exchange Act or (ii) complying with its disclosure obligations under U.S. federal or state Law with regard to a Takeover Proposal, including taking and disclosing to the stockholders of the Company a position contemplated by Rule 14e-2(a), Rule 14d-9 or Item 1012(a) of Regulation M-A promulgated under the Exchange Act (or any similar communication to stockholders), if, in each case, the Company Board has determined in good faith, after consultation with its outside legal advisors, that it is required to do so in order to comply with applicable Law, including its fiduciary duties to stockholders of the Company, provided that the Company Board shall not, except as expressly permitted by Section 5.3(c), effect a Recommendation Change or approve or recommend, or propose to approve or recommend, a Takeover Proposal.

        Section 5.4    Notices of Certain Events

          (a)   The Company will notify Purchaser promptly of (i) any communication from any Person alleging that the consent of such Person (or another Person) is or may be required in connection with the transactions contemplated by this Agreement (and the response thereto from the Company, its Subsidiaries or their Representatives), (ii) any communication from any Governmental Entity in connection with the transactions contemplated by this Agreement (and the response thereto from the Company, its Subsidiaries or their Representatives) and (iii) any Legal Actions threatened or commenced against or otherwise affecting the Company or any of its Subsidiaries that are related to the transactions contemplated by this Agreement (and the response thereto from the Company, its Subsidiaries or their Representatives), and (iv) any event, change, occurrence, circumstance or development between the date of this Agreement and the Effective Time which causes or is reasonably likely to cause the conditions set forth in Section 6.1 or Section 6.2 of this Agreement not to be satisfied. With respect to any of the foregoing, the Company will consult with Purchaser and its Representatives so as to permit the Company and Purchaser and their respective Representatives to cooperate to take appropriate measures to avoid or mitigate any adverse consequences that may result from any of the foregoing. Notwithstanding the foregoing, the delivery of any notice pursuant to this Section 5.4(a) shall not limit or otherwise affect the remedies available hereunder to Parent or Purchaser or the representations or warranties of the Company, or the conditions to the obligations of Parent and Purchaser hereto.

          (b)   Parent and Purchaser will notify the Company promptly of (i) any communication from any Person alleging that the consent of such Person (or other Person) is or may be required in connection with the transactions contemplated by this Agreement (and the response thereto from Purchaser or its Representatives), (ii) any communication from any Governmental Entity in connection with the transactions contemplated by this Agreement (and the response thereto from Parent, Purchaser or their Representatives), (iii) any Legal Actions threatened or commenced against or otherwise affecting Parent or Purchaser that are related to the transactions contemplated by this Agreement (and the response thereto from Parent, Purchaser or their Representatives) or (iv) any event, change, occurrence, circumstance or development between the date of this Agreement and the Effective Time which causes or is reasonably likely to cause the conditions set forth in Section 6.1 or Section 6.3 of this Agreement not to be satisfied. Notwithstanding the foregoing, the delivery of any notice pursuant to this Section 5.4(b) shall not limit or otherwise affect the remedies available hereunder to the Company or the representations or warranties of Parent and Purchaser, or the conditions to the obligations of the Company hereto.

        Section 5.5    Proxy Statement; Company Stockholders Meeting

          (a)   As promptly as practicable following the date of this Agreement (and in any event within 10 Business Days) the Company shall prepare and file with the SEC the Company Proxy Statement relating to the Merger and the other transactions contemplated by this Agreement. The Company shall provide copies of any comments received from the SEC with respect to the Company Proxy Statement to Purchaser upon receipt and shall respond promptly to such comments. As promptly as reasonably practicable, the Company shall (i) prepare and any amendments or supplements necessary to be filed in response to any SEC comments or as required by Law, (ii) use reasonable best efforts to have cleared by the SEC and within five Business days thereafter mail to its stockholders the Company Proxy Statement and all other customary proxy or other materials for meetings such as the Company Stockholders Meeting, (iii) to the extent required by applicable Law, prepare, file and distribute to the Company stockholders any supplement or amendment to the Company Proxy Statement if any event shall occur which requires such action at any time prior to the Company Stockholders Meeting, and (iv) otherwise use its reasonable best efforts to comply with all requirements of Law applicable to the Company Stockholders Meeting and the Merger. The Company shall use its reasonable best efforts to ensure that the Company Proxy Statement does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements contained therein, in light of the circumstances under which they were made, not misleading, other than with respect to statements made based on information supplied in writing by Purchaser specifically for inclusion therein. Purchaser shall use its reasonable best efforts to ensure that none of the information it supplies in writing specifically for inclusion in the Company Proxy Statement contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary in order to make the statements contained therein, in light of the circumstances under which they were made, not misleading. If at any time prior to the Company Stockholders Meeting, any information relating to the Company or Purchaser or any of their respective Affiliates should be discovered by the Company or Purchaser which should be set forth in a supplement or amendment to the Company Proxy Statement so that the Company Proxy Statement shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances in which they are made, not misleading, the party which discovers such information shall promptly notify the other parties and an appropriate supplement or amendment describing such information shall be filed with the SEC and, to the extent required by applicable Law, disseminated to the Company stockholders. Parent and Purchaser shall cooperate with the Company in connection with the preparation and filing of the Company Proxy Statement, including furnishing the Company upon request with information as may be required to be set forth in the Company Proxy Statement under the Exchange Act. Prior to filing the Company Proxy Statement or any amendments or supplements thereto with the SEC or otherwise communicating with the SEC, the Company will provide Parent and Purchaser a reasonable opportunity to review and comment on such documents and communications and shall include in such documents and communications comments reasonably proposed by Parent or Purchaser. The Company Proxy Statement will comply in all material respects with the applicable provisions of the Exchange Act. The Company agrees that the Company Proxy Statement shall include the Company Board Recommendation.

          (b)   Unless there has been a Recommendation Change (1) in response to a Superior Proposal or (2) for any other reason and Parent shall have not exercised the option set forth in the penultimate sentence of Section 5.3(c), the Company shall (i) in accordance with applicable Law and its amended and restated certificate of incorporation and amended and restated bylaws, take all actions necessary to duly call, give notice of, convene and hold the Company Stockholders Meeting (including any adjournment or postponement thereof) as promptly as reasonably practicable following the date hereof (and in any event within 20 Business Days after the Company Proxy Statement is mailed to Company stockholders, unless otherwise mutually agreed in writing by the Company and Parent); (ii) use its reasonable best efforts to solicit the Requisite Company Vote; and (iii) use its reasonable best efforts to retain a proxy solicitor reasonably acceptable to Parent to assist in connection with the Company Stockholders Meeting, and the Company and Parent shall jointly instruct and receive reports from such proxy solicitor.

        Section 5.6    Employees; Benefit Plans

          (a)   From the Closing Date through December 31, 2008 (the "Continuation Period"), the Surviving Corporation will provide current employees of the Company and its Subsidiaries as of the Effective Time who continue employment with the Surviving Corporation ("Employees") with compensation and benefits that are substantially similar in the aggregate to those provided under the Company's compensation and benefit plans, programs, policies, practices and arrangements (excluding equity-based programs) in effect at the Effective Time (it being understood that incentive programs will remain discretionary); provided, however, that nothing herein will prevent the amendment or termination of any specific plan, program or arrangement, require that the Surviving Corporation provide or permit investment in the securities of the Surviving Corporation or interfere with the Surviving Corporation's right or obligation to make such changes as are necessary to comply with applicable Law. Notwithstanding anything to the contrary set forth herein, nothing herein shall preclude the Surviving Corporation from terminating the employment of any Employee for any reason for which the Company could have terminated such Employee prior to the Effective Time.

          (b)   The Surviving Corporation and its Affiliates will honor all Company Benefit Plans in accordance with their terms as in effect immediately prior to the Effective Time, subject to any amendment or termination thereof that may be permitted by such plans, agreements or written arrangements; provided that, notwithstanding anything to the contrary in this Agreement, the Surviving Corporation and its Affiliates shall honor the terms of all retention and change in control agreements.

          (c)   For all purposes under the employee benefit plans of the Surviving Corporation and its Affiliates providing benefits to any Employees after the Effective Time (the "New Plans"), each Employee will be credited with his or her years of service with the Company and its Affiliates before the Effective Time (including predecessor or acquired entities or any other entities for which the Company and its Affiliates have given credit for prior service), to the same extent as such Employee was entitled, before the Effective Time, to credit for such service under the corresponding Company Benefit Plan, except for purposes of benefit accrual under defined benefit plans, for any purpose where service credit for the applicable period is not provided to participants generally, and to the extent such credit would result in a duplication of accrual of benefits. In addition, and without limiting the generality of the foregoing (i) each Employee immediately will be eligible to participate, without any waiting time, in any and all New Plans to the extent coverage under such New Plan replaces coverage under a similar or comparable Company Benefit Plan in which such Employee participated immediately before the Effective Time (such plans, collectively, the "Old Plans") and (ii) for purposes of each New Plan providing medical, dental, pharmaceutical and/or vision benefits to any Employee, the Surviving Corporation will cause all pre-existing condition exclusions and actively-at-work requirements of such New Plan to be waived for such Employee and his or her covered dependents, to the extent any such exclusions or requirements were waived or were inapplicable under any similar or comparable Company Benefit Plan, and the Surviving Corporation will cause any eligible expenses incurred by such Employee and his or her covered dependents during the portion of the plan year of the Old Plan ending on the date such Employee's participation in the corresponding New Plan begins to be taken into account under such New Plan for purposes of satisfying all deductible, coinsurance and maximum out-of-pocket requirements applicable to such Employee and his or her covered dependents for the applicable plan year as if such amounts had been paid in accordance with such New Plan.

          (d)   This Section 5.6 shall be binding upon and inure solely to the benefit of each of the parties to this Agreement, and nothing in this Section 5.6, expressed or implied, is intended to confer upon any other Person any rights or remedies of any nature whatsoever under or by reason of this Section 5.6. Without limiting the foregoing, no provision of this Section 5.6 will create any third party beneficiary rights in any current or former employee, director or consultant of the Company or any of its Subsidiaries in respect of continued employment (or resumed employment) or any other matter. Nothing in this Section 5.6 is intended to amend any Company Benefit Plan, or interfere with Parent's or the Surviving Corporation's right from and after the Effective Time to amend or terminate any Company Benefit Plan or the employment or provision of services by any director, employee, independent contractor or consultant.

          (e)   On and after the date hereof, no future offering periods will be commenced under the Company's Employee Stock Purchase Plan ("ESPP"). All offering periods in progress on the date hereof shall cease, and the Company shall terminate the ESPP, on the earlier of (i) the NASDAQ trading day immediately prior to the Closing Date or (ii) September 30, 2008. On such date, all rights of each participating employee then outstanding shall be deemed to be automatically exercised and each participating employee will be credited with the number of Shares purchased for his or her account under the ESPP during such offering period. With respect to persons participating in the ESPP on the date on which the offering period ceases and the ESPP terminates (and who have not withdrawn from or otherwise ceased participation in such plan prior to such date), accumulated contributions will be applied on such date to the purchase of Shares in accordance with the ESPP's terms (treating the date of termination as the last day of the relevant offering period). The Company Board shall send written notice that the Merger will result in the termination of the ESPP to all participating employees not later than ten Business Days after the date hereof. With respect to matters described in this Section 5.6(e), the Company will communicate with Purchaser prior to sending any material notices or other communication materials to its employees (and reasonably consider Purchaser's comments with respect thereto).

        Section 5.7    Directors' and Officers' Indemnification and Insurance

          (a)   In the event of any threatened or actual claim, action, suit, proceeding or investigation, whether civil, criminal or administrative, including any such claim, action, suit, proceeding or investigation, in which any present or former director or officer of the Company or any of its Subsidiaries (together, the "Indemnified Parties") is, or is threatened to be, made a party based in whole or in part on, or arising in whole or in part out of, or pertaining in whole or in part to, any action or failure to take action by any such Person in such capacity taken prior to the Effective Time, the Surviving Corporation (the "Indemnifying Party") will, from and after the Effective Time, indemnify, defend and hold harmless, as and to the fullest extent permitted or required by applicable Law, and as may otherwise be required by the Company Organizational Documents (or any similar organizational document), when applicable, and any indemnity agreements applicable to any such Indemnified Party or any Contract between an Indemnified Party and the Company or one of its Subsidiaries, in each case, in effect on the date of this Agreement and made available to Purchaser, against any losses, claims, damages, liabilities, costs, legal and other expenses (including reimbursement for reasonable legal and other fees and expenses incurred in advance of the final disposition of any claim, suit, proceeding or investigation to each Indemnified Party), judgments and amounts paid in settlement actually and reasonably incurred by such Indemnified Party in connection with such claim, action, suit, proceeding or investigation, subject to the Surviving Corporation's receipt of an undertaking by such Indemnified Party to repay such legal and other fees and expenses paid in advance if it is ultimately determined by a court of competent jurisdiction that such Indemnified Party is not entitled to be indemnified under applicable Law.

          (b)   The Surviving Corporation will (i) maintain in effect for a period of six years after the Effective Time, if available, the current policies of directors' and officers' liability insurance maintained by the Company immediately prior to the Effective Time (provided that the Surviving Corporation may substitute therefor policies, of at least the same coverage and amounts containing terms and conditions that are not less advantageous in the aggregate to the directors and officers of the Company) or (ii) obtain as of the Effective Time "tail" insurance policies with a claims period of six years from the Effective Time with at least the same coverage and amounts and containing terms and conditions that are not less advantageous in the aggregate to the directors and officers of the Company, in each case with respect to claims arising out of or relating to events which occurred before or at the Effective Time; provided, however that in no event will the Surviving Corporation be required to expend an annual premium for such coverage in excess of 250% of the last annual premium paid by the Company for such insurance prior to the date of this Agreement (the "Maximum Premium"). If such insurance coverage cannot be obtained at all, or can only be obtained at an annual premium in excess of the Maximum Premium, the Surviving Corporation will obtain that amount of directors' and officers' liability insurance (or "tail" coverage) obtainable for an annual premium equal to the Maximum Premium. The Company represents that its current annual premium for directors' and officers' liability insurance is set forth in Section 5.7(b) of the Company Disclosure Letter.

          (c)   The provisions of this Section 5.7 will survive the Closing and, after the Effective Time, are intended to be for the benefit of, and will be enforceable by, each Indemnified Party and its successors and representatives after the Effective Time and their rights under this Section 5.7 are in addition to, and will not be deemed to be exclusive of, any other rights to which an Indemnified Party is entitled, whether pursuant to Law, Contract, the certificate of incorporation and bylaws (or similar organizational document) of the Surviving Corporation or any of its Subsidiaries or otherwise.

          (d)   Following the Effective Time, the Surviving Corporation and each of its Subsidiaries shall include and maintain in effect in their respective certificates of incorporation or bylaws (or similar organizational document) for a period of six years after the Effective Time, provisions regarding the elimination of liability of directors (or their equivalent), indemnification of officers and directors thereof and advancement of expenses which are, in the aggregate with respect to each such entity, no less advantageous to the intended beneficiaries than the corresponding provisions contained in the Company Organizational Documents.

          (e)   In the event that the Surviving Corporation or any of its successors or assigns (i) consolidates with or merges into any other Persons, or (ii) transfers all or substantially all of its properties or assets to any Person, then, and in each case, proper provision will be made so that the applicable successors, assigns or transferees assume the obligations set forth in this Section 5.7.

        Section 5.8    Reasonable Best Efforts

          (a)   Upon the terms and subject to the conditions set forth in this Agreement and in accordance with applicable Laws, each of the parties to this Agreement will use reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to ensure that the conditions to the Merger set forth in Article VI are satisfied and to consummate the transactions contemplated by this Agreement as promptly as practicable, including (i) obtaining all necessary actions or non-actions, waivers, consents and approvals from Governmental Entities and making all necessary registrations and filings and taking all steps as may be necessary to obtain an approval or waiver from, or to avoid an action or proceeding by, any Governmental Entity, (ii) making, as promptly as practicable (and in any event within 10 Business Days), an appropriate filing of a Notification and Report Form pursuant to the HSR Act with respect to the transactions contemplated hereby and not extending any waiting period under the HSR Act or entering into any agreement with the U.S. Federal Trade Commission (the "FTC") or the Antitrust Division of the U.S. Department of Justice (the "Antitrust Division") not to consummate the transactions contemplated by this Agreement, except with the prior written consent of the other party hereto, (iii) making, as promptly as practicable, appropriate filings under any other antitrust, competition or premerger notification, trade regulation law, regulation or order, (iv) obtaining all necessary consents and waivers under any and all Contracts, Leases and Permits to which the Company or its Subsidiaries is a party in connection with this Agreement and the consummation of the Merger and the transactions contemplated hereby so as to maintain and preserve the benefits under such Contracts, Leases or Permits following the consummation of the Merger and the transactions contemplated hereby (such consents or waivers to be obtained by the Company in consultation with Parent) and obtaining all consents, approvals or waivers from, or taking other actions with respect to, third parties necessary to be obtained or taken in connection with the transactions contemplated by this Agreement; provided, however, that without the prior written consent of Purchaser, the Company and its Subsidiaries may not pay or commit to pay any amount of cash or other consideration, or incur or commit to incur any liability or other obligation, in connection with obtaining such consent, approval or waiver, (v) subject to first having used reasonable best efforts to negotiate a resolution of any objections underlying such lawsuits or other legal proceedings, defending and contesting any lawsuits or other legal proceedings, whether judicial or administrative, challenging this Agreement or the consummation of the transactions contemplated by this Agreement, including seeking to have any stay or temporary restraining order entered by any Governmental Entity vacated or reversed, and (vi) executing and delivering any additional instruments necessary to consummate the transactions contemplated hereby, and to fully carry out the purposes of this Agreement.

          (b)   Parent, Purchaser and the Company will cooperate and consult with each other in connection with the making of all such filings, notifications and any other material actions pursuant to this Section 5.8, subject to applicable Law, by permitting counsel for the other party to review in advance, and consider in good faith the views of the other party in connection with, any proposed material written communication to any Governmental Entity and by providing counsel for the other party with copies of all filings and submissions made by such party and all correspondence between such party (and its Representatives) and any Governmental Entity and any other information supplied by such party and such party's Affiliates to a Governmental Entity or received from a Governmental Entity in connection with the transactions contemplated by this Agreement; provided, however, that material may be redacted (x) as necessary to comply with contractual arrangements, and (y) as necessary to address good faith legal privilege or confidentiality concerns.

          (c)   Each of Parent, Purchaser and the Company will promptly inform the other party upon receipt of any material communication from the FTC, the Antitrust Division or any other Governmental Entity regarding any of the transactions contemplated by this Agreement. If Parent, Purchaser or the Company (or any of their respective Affiliates) receives a request for additional information or documentary material from any such Governmental Entity that is related to the transactions contemplated by this Agreement, then such party will endeavor in good faith to make, or cause to be made, as soon as reasonably practicable and after consultation with the other party, an appropriate response in compliance with such request. The parties agree not to participate, or to permit their Affiliates to participate, in any substantive meeting or discussion with any Governmental Entity in connection with the transactions contemplated by this Agreement unless it so consults with the other party in advance and, to the extent not prohibited by such Governmental Entity, gives the other party the opportunity to attend and participate. Each party will advise the other party promptly of any understandings, undertakings or agreements (oral or written) which the first party proposes to make or enter into with the FTC, the Antitrust Division or any other Governmental Entity in connection with the transactions contemplated by this Agreement. In furtherance and not in limitation of the foregoing, each party will use reasonable best efforts to resolve any objections that may be asserted with respect to the transactions contemplated by this Agreement under any antitrust, competition or trade regulatory Laws, including (subject to first having used reasonable best efforts to negotiate a resolution to any such objections) contesting and resisting any action or proceeding and to have vacated, lifted, reversed or overturned any decree, judgment, injunction or other order, whether temporary, preliminary or permanent, that is in effect and that prohibits, prevents or restricts consummation of the Merger or the other transactions contemplated by this Agreement and to have such statute, rule, regulation, executive order, decree, injunction or administrative order repealed, rescinded or made inapplicable so as to permit consummation of the transactions contemplated by this Agreement.

          (d)   Notwithstanding anything herein to the contrary, Parent and Purchaser shall take any and all action necessary, including but not limited to (i) selling or otherwise disposing of, or holding separate and agreeing to sell or otherwise dispose of, assets, categories of assets or businesses of the Company, Parent or Purchaser or their respective Subsidiaries; (ii) terminating existing relationships, contractual rights or obligations of the Company, Parent or Purchaser or their respective Subsidiaries; (iii) terminating any venture or other arrangement; (iv) creating any relationship, contractual rights or obligations of the Company, Parent or Purchaser or their respective Subsidiaries or (v) effectuating any other change or restructuring of the Company, Parent or Purchaser or their respective Subsidiaries (and, in each case, to enter into agreements or stipulate to the entry of an order or decree or file appropriate applications with the FTC or Antitrust Division in connection with any of the foregoing and in the case of actions by or with respect to the Company or its Subsidiaries or its or their businesses or assets; by consenting to such action by the Company and provided, that any such action may, at the discretion of Parent or the Company, be conditioned upon consummation of the Merger) (each a "Divestiture Action") to ensure that no Governmental Entity enters any order, decision, judgment, decree, ruling, injunction (preliminary or permanent), or establishes any law, rule, regulation or other action preliminarily or permanently restraining, enjoining or prohibiting the consummation of the Merger (an "Antitrust Prohibition"); provided that, notwithstanding anything in this Agreement to the contrary, neither Parent nor any of its Affiliates shall be obligated to take or agree to any Divestiture Action that would, individually or in the aggregate with any other Divestiture Action, reasonably be expected to have a material adverse effect on the Business, Parent or the Combined Company (any of the foregoing, a "Burdensome Condition"). For purposes of determining whether any Divestiture Action constitutes, individually or in the aggregate with any other Divestiture Action, a Burdensome Condition, (x) any loss of anticipated synergies or reduction in anticipated return from the transactions contemplated hereby as a result of any such Divestiture Action shall be taken into account, and (y) Parent and its Subsidiaries, taken as a whole, and the Combined Company, shall each be deemed to be a consolidated group of entities having the size and scale of the Company and its Subsidiaries, taken as a whole.

          (e)   If any Divestiture Action agreed to by Parent or Purchaser requires action by or with respect to the Company or its Subsidiaries or its or their businesses or assets, and such action would constitute a breach of this Agreement, Parent and Purchaser hereby agree to consent to the taking of such action by the Company and any such action may, at the discretion of Parent or the Company, be conditioned upon consummation of the Merger.

        Section 5.9    Public Announcements.    The initial press release relating to this Agreement shall be a joint press release the text of which has been agreed to by each of Parent, Purchaser and the Company. Thereafter, no party shall issue any press release or otherwise make any public statements about this Agreement or any of the transactions contemplated by this Agreement without first obtaining the consent of the other parties, except to the extent that the party issuing such press release or making such public statement determines in good faith it is required to do so by applicable Law, the NASDAQ requirements or any obligations under Contracts relating to indebtedness, in which case such party will use all reasonable efforts to consult with the other parties before issuing any such release or making any such public statement.

        Section 5.10    Stock Exchange Listing.    Prior to the Closing Date, the Company shall cooperate with Parent and use reasonable best efforts to take, or cause to be taken, all actions, and do or cause to be done all things, reasonably necessary, proper or advisable on its part under applicable Laws and rules and policies of the NASDAQ to enable the delisting by the Surviving Corporation of the Shares from the NASDAQ and the deregistration of the Shares under the Exchange Act as promptly as practicable after the Effective Time.

        Section 5.11    Fees and Expenses.    Whether or not the Merger is consummated, all Expenses will be paid by the party incurring such Expenses, except as otherwise provided in Section 7.3.

        Section 5.12    Takeover Statutes.    If any takeover, business combination, control share acquisition, fair price, moratorium or similar statute is or becomes applicable to this Agreement, the Merger, the Voting Agreement or the other transactions contemplated by this Agreement, the Company Board will (a) take all necessary action to ensure that such transactions may be consummated as promptly as practicable upon the terms and subject to the conditions set forth in this Agreement, (b) assist in any challenge to the validity or applicability to this Agreement, the Merger, the Voting Agreement or the other transactions contemplated by this Agreement of any state takeover law, and (c) otherwise act to eliminate or minimize the effects of such takeover statute.

        Section 5.13    Resignations.    At the request of Parent, the Company shall provide Parent with a true and accurate list of the directors of the Company and its Subsidiaries. From and after the date of delivery of such list, the Company shall promptly inform Parent of changes to such list. The Company shall cause to be delivered to Parent at the Closing written evidence reasonably satisfactory to Parent of the resignation effective as of the Effective Time of those directors of the Company and its Subsidiaries designated by Parent to the Company.

        Section 5.14    Rule 16b-3.    Prior to the Effective Time, the Company may take such steps as may be reasonably requested by any party hereto to cause dispositions of Company equity securities (including derivative securities) pursuant to the transactions contemplated by this Agreement by each individual who is a director or officer of the Company to be exempt under Rule 16b-3 promulgated under the Exchange Act in accordance with that certain No-Action Letter dated January 12, 1999 issued by the SEC regarding such matters.

        Section 5.15    Company SEC Documents.    Each of the Company SEC Documents filed subsequent to the date of this Agreement will comply, in all material respects with the requirements of the Securities Act, the Exchange Act and SOX. Any Company SEC Documents that will be filed subsequent to the date of this Agreement will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

        Section 5.16    Termination of Certain Agreements.    At or prior to the Effective Time, the Company shall (i) terminate, or cause to be terminated, that certain Amended and Restated Investors' Rights Agreement, dated as of December 31, 2002, by and among the Company and those persons set forth on the signature pages to such agreement, as amended, and (ii) cooperate with Parent to replace the outstanding letter of credit issued by Comerica Bank for the benefit of Irvine Commercial Property Company LLC with a letter of credit issued under Parent's credit facility, and shall terminate, or cause to be terminated the related Loan and Security Agreement, dated as of April 18, 2002, by and between Comerica Bank (successor by merger to Comerica Bank—California) and the Company, as amended, in each case effective as of the Closing.

VI. CONDITIONS

        Section 6.1    Conditions to Each Party's Obligation to Effect the Merger.    The respective obligation of each party to this Agreement to effect the Merger is subject to the satisfaction or waiver on or prior to the Closing Date of each of the following conditions:

          (a)    Company Stockholder Approval.    This Agreement and the Merger shall have been adopted by the Requisite Company Vote.

          (b)    Antitrust Approvals and Waiting Periods.    Any waiting period (and any extension thereof) applicable to the consummation of the Merger under applicable antitrust Laws, including the HSR Act, shall have expired or been terminated, and the approvals set forth on Schedule 6.1(b) shall have been obtained.

          (c)    No Injunctions or Restraints.    No Governmental Entity of competent jurisdiction will have enacted, issued, promulgated, enforced or entered any Laws or Orders (whether temporary, preliminary or permanent) that enjoin or otherwise prohibit consummation of the Merger or the other transactions contemplated by this Agreement.

          (d)    Conditions to Governmental Approvals.    There shall not have occurred any Burdensome Condition or be unfulfilled any requirement contained in any approval of the Merger by any Governmental Entity of competent jurisdiction required by the terms of such approval to be fulfilled prior to the Effective Time.

        Section 6.2    Conditions to the Obligations of Parent and Purchaser

          (a)    Representations and Warranties.    The representations and warranties of the Company contained in this Agreement shall be true and correct in all respects as of the date of this Agreement and as of the Effective Time as though made at and as of the Effective Time (except for the representations and warranties that address matters only as of a particular date, which shall remain true and correct as of such date), except where the failure of such representations and warranties to be so true and correct, individually or in the aggregate, has not had, and would not reasonably be expected to have, a Company Material Adverse Effect (it being understood that, for purposes of determining the accuracy of such representations and warranties, all materiality and "Company Material Adverse Effect" qualifications and exceptions contained in such representations and warranties shall be disregarded).

          (b)    Agreements and Covenants.    The Company shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Effective Time.

          (c)    Company Material Adverse Effect.    Since the date of this Agreement, a Company Material Adverse Effect has not occurred.

          (d)    Officer's Certificate.    The Company shall have delivered to Parent and Purchaser a certificate, dated the date of the Closing, signed by an officer of the Company certifying as to the satisfaction of the conditions specified in Section 6.2(a) and Section 6.2(b).

          (e)    Tax Notice.    The Company shall have delivered to Purchaser a form of notice to the Internal Revenue Service in accordance with the requirements of Treasury regulations Section 1.897-2(h)(2) and in the form and substance reasonably acceptable to Purchaser, along with written authorization for Purchaser to deliver such notice form to the Internal Revenue Service on behalf of the Company upon the Closing of the transactions contemplated by this Agreement.

        Section 6.3    Conditions to the Obligations of the Company

          (a)    Representations and Warranties.    The representations and warranties of Parent and Purchaser contained in this Agreement shall be true and correct in all respects as of the date of this Agreement and as of the Effective Time as though made at and as of the Effective Time (except for the representations and warranties that address matters only as of a particular date, which shall remain true and correct as of such date), except where the failure of such representations and warranties to be so true and correct, individually or in the aggregate, has not had, and would not reasonably be expected to have, an Acquiror Material Adverse Effect (it being understood that, for purposes of determining the accuracy of such representations and warranties, all materiality and "Acquiror Material Adverse Effect" qualifications and exceptions contained in such representations and warranties shall be disregarded).

          (b)    Agreements and Covenants.    Each of Parent and Purchaser shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by Parent and Purchaser, respectively, on or prior to the Effective Time.

          (c)    Officer's Certificate.    Each of Parent and Purchaser shall have delivered to the Company a certificate, dated the date of the Closing, signed by an officer of Parent and Purchaser, respectively, certifying as to the satisfaction of the conditions specified in Section 6.3(a) and Section 6.3(b).

VII. TERMINATION, AMENDMENT AND WAIVER

        Section 7.1    Termination.    This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time by action taken or authorized by the board of directors of the terminating party or parties, notwithstanding any requisite adoption of this Agreement by the stockholders of the Company, and whether before or after the stockholders of the Company have approved this Agreement at the Company Stockholders Meeting, as follows (the date of any such termination, the "Termination Date"):

          (a)   by mutual written consent of Parent and the Company;

          (b)   by either Parent or the Company if the Effective Time shall not have occurred on or before the date that is 180 days from the date of this Agreement (the "End Date"); provided, however, that the right to terminate this Agreement under this Section 7.1(b) shall not be available to the party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the Effective Time to occur on or before the End Date;

          (c)   by either Parent or the Company if any Governmental Entity of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any injunction, order, decree or ruling or taken any other action (including the failure to have taken an action) which, in either such case, has become final and non-appealable and has the effect of making consummation of the Merger illegal or otherwise preventing or prohibiting consummation of the Merger, provided, however, that the right to terminate this Agreement under this Section 7.1(c) shall not be available to any party who has not used its reasonable best efforts to cause such injunction, order, decree, ruling or other action to be lifted or otherwise taken such action as is required to comply with Section 5.8;

          (d)   by Parent if it is not in material breach of its obligations under this Agreement, and if (i) any of the representations and warranties of the Company herein are or become untrue or inaccurate such that Section 6.2(a) would not be satisfied, or (ii) there has been a breach on the part of the Company of any of its covenants or agreements herein such that Section 6.2(b) would not be satisfied, and, in either such case, such breach has not been, or cannot be, cured within 30 days after notice to the Company or by the End Date;

          (e)   by the Company if it is not in material breach of its obligations under this Agreement, and if (i) any of the representations and warranties of Parent or Purchaser herein are or become untrue or inaccurate such that Section 6.3(a) would not be satisfied, or (ii) there has been a breach on the part of Parent or Purchaser of any of its covenants or agreements herein such that Section 6.3(b) would not be satisfied, and, in either such case, such breach has not been, or cannot be, cured within 30 days after notice to Parent or Purchaser or by the End Date;

          (f)    by either Parent or the Company if this Agreement shall fail to receive the Requisite Company Vote at the Company Stockholders Meeting or any adjournment or postponement thereof at which a vote on the adoption of this Agreement is taken, provided, however, that the Company shall not terminate this Agreement pursuant to this clause (f), and any purported termination pursuant to this clause (f) shall be void and of no force or effect, unless in advance of or concurrently with such termination the Company pays the Acquiror Expenses in the manner provided for in Section 7.3(a)(iv);

          (g)   by Parent if (i) a Recommendation Change shall have occurred, (ii) the Company Board approves, endorses, enters into, or allows the Company to enter into, or recommends to the Company stockholders a merger agreement, letter of intent, agreement in principle, acquisition agreement, purchase agreement, option agreement or other similar agreement with respect to a Takeover Proposal (other than an Acceptable Confidentiality Agreement), or (iii) the Company fails to include the Company Board Recommendation in the Company Proxy Statement; or

          (h)   by the Company pursuant to and in accordance with Section 5.3(c); provided, however, that the Company shall not terminate this Agreement pursuant to this clause (h), and any purported termination pursuant to this clause (h) shall be void and of no force or effect, unless in advance of or concurrently with such termination the Company pays the Termination Fee in the manner provided for in Section 7.3(a)(iii).

        Section 7.2    Effect of Termination.    If this Agreement is terminated pursuant to this Article VII, it will become void and of no further force and effect, with no liability on the part of any party to this Agreement (or any stockholder, director, officer, employee, agent or Representative of such party); provided, however, that Section 5.11, this Section 7.2, Section 7.3 (including with respect to any Termination Fee and/or Acquiror Expenses, as applicable, that may be payable pursuant thereto) and Article VIII, will survive any termination of this Agreement, and, provided, further that nothing herein shall relieve a party from liability as a result of the willful and material breach by another party. Parent and Purchaser are not relieved of liability if this Agreement is terminated by the Company because of a breach of Section 4.7 or the failure of Purchaser to close if the conditions to closing are satisfied. For the avoidance of doubt, in circumstances in which liabilities or damages are permitted to be recovered by the Company pursuant to this Agreement, Parent and Purchaser acknowledge and agree that the liability or damages suffered or to be suffered by the Company shall not be limited to reimbursement of expenses or out-of-pocket costs and may include the benefit of the bargain lost by the stockholders of the Company.

        Section 7.3    Fees and Expenses Following Termination

          (a)   The Company will pay, or cause to be paid, to Parent or to accounts designated by Parent in writing by wire transfer of immediately available funds an amount equal to $6,500,000 (the "Termination Fee"):

              (i)  if (A) a Takeover Proposal shall have been made, (B) this Agreement is terminated by Parent or the Company pursuant to Section 7.1(b) or Section 7.1(f), and (C) within 12 months following the date of such termination, the Company enters into a Contract providing for the implementation of any Takeover Proposal or consummates any Takeover Proposal (which in each case need not be the same Takeover Proposal as the Takeover Proposal described in clause (A) above), in which event payment of the Termination Fee will be made on or prior to the earlier of the date on which the Company enters into such Contract and the date on which the Company consummates such Takeover Proposal. For purposes of the foregoing clause (C) only, references in the definition of the term "Takeover Proposal" to the figure "15%" will be deemed to be replaced by the figure "66%;"

             (ii)  if this Agreement is terminated by Parent pursuant to Section 7.1(g) (which termination, for purposes of this Section 7.3(a)(ii), shall be deemed to occur upon the event giving rise to such termination right), in which event payment of the Termination Fee will be made within two Business Days after such termination; or

            (iii)  if this Agreement is terminated by the Company pursuant to Section 7.1(h), in which event payment of the Termination Fee will be made in advance of or concurrent with such termination.

            (iv)  if this Agreement is terminated by Parent pursuant to Section 7.1(f), under circumstances in which the Termination Fee is not payable, then the Company shall pay as promptly as possible (and, in any event, within five Business Days after a request therefor) all Expenses of Parent and Purchaser up to a maximum amount of $1,000,000 (the "Acquiror Expenses"), provided, however, that the existence of circumstances which could require the Termination Fee to be subsequently payable shall not relieve the Company of its obligations to pay the Acquiror Expenses pursuant to this Section 7.3(a)(iv), and provided, further that the payment by the Company of Acquiror Expenses pursuant to this Section 7.3(a)(iv) shall not relieve the Company of any subsequent obligation to pay the Termination Fee (provided that any such subsequent payment of the Termination Fee will be reduced by the amount of the Acquiror Expenses paid by the Company).

          (b)   The Company acknowledges that the agreements contained in this Section 7.3 are an integral part of the transactions contemplated by this Agreement, that without these agreements Parent would not have entered into this Agreement, and that any amounts payable pursuant to this Section 7.3 do not constitute a penalty. Upon payment of the Termination Fee and/or Acquiror Expenses, in accordance with this Section 7.3, the Company shall have no further liability to Parent or Purchaser with respect to this Agreement or the transactions contemplated hereby, except for liability for any fraud or willful breach of any covenant or agreement contained in this Agreement. In the event that the Company shall fail to pay the Termination Fee and/or Acquiror Expenses when due, the Company shall reimburse Parent for all costs and expenses incurred by Parent or Purchaser (including fees and expenses of counsel) in connection with the collection under and enforcement of this Section 7.3. For the avoidance of doubt, in no event will more than one termination fee be owed by the Company to Purchaser.

        Section 7.4    Amendment.    This Agreement may be amended by the parties to this Agreement at any time prior to the Effective Time, whether before or after stockholder approval hereof, so long as (a) no amendment that requires further stockholder approval under applicable Laws after stockholder approval hereof will be made without such required further approval and (b) such amendment has been duly authorized or approved by each of Parent, Purchaser and the Company. This Agreement may not be amended except by an instrument in writing signed by each of the parties to this Agreement.

        Section 7.5    Extension; Waiver.    At any time prior to the Effective Time, Parent and Purchaser, on the one hand, and the Company, on the other hand, may, unless prohibited by applicable Laws, (a) extend the time for the performance of any of the obligations of the other party, (b) waive any inaccuracies in the representations and warranties of the other party contained in this Agreement or in any document delivered under this Agreement, or (c) waive compliance with any of the covenants or conditions contained in this Agreement. Any agreement on the part of a party to any extension or waiver will be valid only if set forth in an instrument in writing signed by such party. The failure of any party to assert any of its rights under this Agreement or otherwise will not constitute a waiver of such rights.

VIII. MISCELLANEOUS

        Section 8.1    Certain Definitions.    For purposes of this Agreement, the following terms will have the following meanings when used herein with initial capital letters:

           (1)  "Acceptable Confidentiality Agreement" means a confidentiality agreement that contains confidentiality provisions that are no less favorable in the aggregate to the Company than those contained in the Confidentiality Agreement; provided, however, that an Acceptable Confidentiality Agreement may include confidential provisions that are less favorable to the Company than those contained in the Confidentiality Agreement so long as the Company offers to amend the Confidentiality Agreement, concurrently with execution of such Acceptable Confidentiality Agreement, to include substantially similar provisions.

           (2)  "Acquiror Assets" has the meaning set forth in Section 4.5(ii).

           (3)  "Acquiror Disclosure Letter" has the meaning set forth in Article IV.

           (4)  "Acquiror Expenses" has the meaning set forth in Section 7.3(a)(iv).

           (5)  "Acquiror Material Adverse Effect" means any event, state of facts, circumstance, development, change or effect that, individually or in the aggregate with all other events, states of fact, circumstances, developments, changes and effects, would prevent or materially impair or materially delay the ability of Parent or Purchaser to perform its respective obligations under this Agreement or to consummate the transactions contemplated hereby.

           (6)  "Actions" has the meaning set forth in Section 5.1(j).

           (7)  "Affiliate" means, with respect to any Person, any other Person that directly or indirectly controls, is controlled by or is under common control with, such first Person. For the purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities, by Contract or otherwise.

           (8)  "Agreement" has the meaning set forth in the Preamble.

           (9)  "Antitrust Division" has the meaning set forth in Section 5.8(a).

         (10)  "Antitrust Prohibition" has the meaning set forth in Section 5.8(d).

         (11)  "Assets" means all of the assets (real and personal, tangible and intangible, including all Intellectual Property) that are used or held for use in connection with the Business.

         (12)  "Burdensome Condition" has the meaning set forth in Section 5.8(d).

         (13)  "Business" has the meaning set forth in Section 3.1.

         (14)  "Business Day" means any day, other than Saturday, Sunday or a day on which banking institutions in the City of New York are generally closed.

         (15)  "Certificate" has the meaning set forth in Section 2.1(c).

         (16)  "Certificate of Incorporation" means the Company's Amended and Restated Certificate of Incorporation.

         (17)  "Certificate of Merger" has the meaning set forth in Section 1.3.

         (18)  "Closing" has the meaning set forth in Section 1.2.

         (19)  "Closing Date" has the meaning set forth in Section 1.2.

         (20)  "Code" means the Internal Revenue Code of 1986, as amended.

         (21)  "Combined Company" shall mean Parent and its Subsidiaries and the Company and its Subsidiaries, taken as a whole.

         (22)  "Common Stock" has the meaning set forth in the Recitals.

         (23)  "Company" has the meaning set forth in the Preamble.

         (24)  "Company Assets" has the meaning set forth in Section 3.6.

         (25)  "Company Benefit Plans" has the meaning set forth in Section 3.12(a).

         (26)  "Company Board" has the meaning set forth in the Recitals.

         (27)  "Company Board Recommendation" has the meaning set forth in Section 3.2(a).

         (28)  "Company Disclosure Letter" has the meaning set forth in Article III.

         (29)  "Company Financial Advisor" has the meaning set forth in Section 3.22.

         (30)  "Company Intellectual Property" has the meaning set forth in Section 3.18(e).

         (31)  "Company Material Adverse Effect" means any event, state of facts, circumstance, development, change, condition or effect that, individually or in the aggregate with all other events, states of fact, circumstances, developments, changes, conditions and effects, is or is reasonably likely to be materially adverse to the business, condition (financial or otherwise) or results of operations of the Company and its Subsidiaries, taken as a whole, other than any event, state of facts, circumstance, development, change condition or effect resulting from (A) changes in general economic, financial, credit and capital market, political and regulatory conditions (including changes in interest rates and exchange rates); (B) the announcement of this Agreement and the pendency of the transactions contemplated hereby; (C) general changes or developments in the industries in which the Company and its Subsidiaries operate; (D) acts of terrorism; (E) changes in any Law or GAAP or interpretation thereof after the date hereof; or (F) acts of war or escalation in conflicts involving the United States, acts of God, hurricanes, earthquakes or other natural disasters; except, in the case of the foregoing clauses (A) and (C), to the extent such changes or developments referred to therein have a disproportionate impact on the Company and its Subsidiaries, taken as a whole, relative to other industry participants.

         (32)  "Company Organizational Documents" means the certificate of incorporation and bylaws (or the equivalent organizational documents) of the Company and each of its Subsidiaries, in each case as in effect on the date of this Agreement.

         (33)  "Company Permits" has the meaning set forth in Section 3.17(a).

         (34)  "Company Proxy Statement" has the meaning set forth in Section 3.5.

         (35)  "Company SEC Documents" has the meaning set forth in Section 3.8(a).

         (36)  "Company Stock Award Plans" has the meaning set forth in Section 3.3(c).

         (37)  "Company Stockholders Meeting" has the meaning set forth in Section 3.5.

         (38)  "Confidentiality Agreement" means that certain Amended and Restated Mutual Confidentiality Agreement by and between the Company, Providence Equity Partners LLC and US Investigations Services Inc., dated as of April 17, 2008.

         (39)  "Continuation Period" has the meaning set forth in Section 5.6(a).

         (40)  "Contracts" means any contracts, agreements, arrangements, plans, licenses, notes, bonds, mortgages, indentures, commitments, leases or other instruments or obligations, whether written or oral.

         (41)  "Delaware Courts" has the meaning set forth in Section 8.5.

         (42)  "DGCL" means the General Corporation Law of the State of Delaware.

         (43)  "Dissenting Stockholder" has the meaning set forth in Section 2.3.

         (44)  "Dissenting Shares" has the meaning set forth in Section 2.3.

         (45)  "Divestiture Action" has the meaning set forth in Section 5.8(d).

         (46)  "DPPA" means the Driver's Privacy Protection Act, 18 U.S.C. §2721 et seq., as amended, modified, recodified or supplemented, together with all rules and regulations thereunder.

         (49)  "Effective Time" has the meaning set forth in Section 1.3.

         (50)  "Employees" has the meaning set forth in Section 5.6(a).

         (51)  "End Date" has the meaning set forth in Section 7.1(b).

         (52)  "Environmental Claims" means, in respect of any Person, (i) any and all administrative, regulatory or judicial actions, suits, orders, decrees, demands, directives, claims, liens, proceedings or written notices of noncompliance or violation alleging potential presence or Release of, or exposure to, any Hazardous Materials at any location, whether or not owned, operated, leased or managed by such Person, or (ii) any and all indemnification, costs of recovery, compensation or injunctive relief resulting from the presence or Release of, or exposure to, any Hazardous Materials.

         (53)  "Environmental Laws" means all applicable federal, state, local and foreign laws (including international conventions, protocols and treaties), common law, rules, regulations, orders, decrees, judgments, binding agreements or Environmental Permits issued, promulgated or entered into, by or with any Governmental Entity, relating to pollution, Hazardous Materials, health or safety, natural resources or the protection, investigation or restoration of the environment as in effect on the date of this Agreement.

         (54)  "Environmental Permits" means all permits, licenses, registrations and other governmental authorizations required under applicable Environmental Laws.

         (55)  "ERISA" has the meaning set forth in Section 3.12(a).

         (56)  "ESPP" has the meaning set forth in Section 5.6(e).

         (57)  "EUPD" means the European Union Privacy Directive (95/46/EC), as amended, modified, recodified or supplemented, together with all rules and regulations thereunder.

         (58)  "Evaluation Material" has the meaning set forth in Section 5.2(a).

         (59)  "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

         (60)  "Excluded Share(s)" has the meaning set forth in Section 2.1(b).

         (61)  "Expenses" means all reasonable out-of-pocket expenses (including all fees and expenses of Representatives) incurred by a party or on its behalf in connection with or related to the due diligence investigation of the Company and its Subsidiaries, any filings required in accordance with Section 5.8(a), the authorization, preparation, negotiation, execution and performance of this Agreement, the preparation, printing, filing and mailing of the Company Proxy Statement, the solicitation of the Requisite Company Vote, any related financing and all other matters related to the Merger and the transactions contemplated by this Agreement.

         (62)  "FCRA" means the Fair Credit Reporting Act, 15 U.S.C. §1681 et seq., as amended, modified, recodified or supplemented, together with all rules and regulations thereunder.

         (63)  "FTC" has the meaning set forth in Section 5.8(a).

         (64)  "GAAP" has the meaning set forth in Section 3.8(b).

         (65)  "GLBA" means the Financial Modernization Act of 1999 (i.e., the Gramm-Leach-Bliley Act), 15 U.S.C. §6801 et seq., as amended, modified, recodified or supplemented, together with all rules and regulations thereunder.

         (66)  "Governmental Entity" has the meaning set forth in Section 3.5.

         (67)  "Hazardous Materials" means (i) any substance that is listed, classified, regulated or subject to under any Environmental Laws; (ii) any petroleum product or by-product, asbestos-containing material, lead-containing paint or plumbing, polychlorinated biphenyls, radioactive material, molds or radon; or (iii) any other substance that is the subject of regulatory action, or that could give rise to liability, under any Environmental Laws.

         (68)  "HSR Act" has the meaning set forth in Section 3.5.

         (69)  "Indemnified Parties" has the meaning set forth in Section 5.7(a).

         (70)  "Indemnifying Party" has the meaning set forth in Section 5.7(a).

         (71)  "Inquiry" means any proposal or inquiry relating to a potential Takeover Proposal.

         (72)  "Intellectual Property" has the meaning set forth in Section 3.18(e).

         (73)  "Intervening Event" means an event, unknown to the Company Board as of the date hereof, which becomes known to it prior to the approval of this Agreement by the Requisite Company Vote.

         (74)  "IRS" has the meaning set forth in Section 3.12(a).

         (75)  "Knowledge" means, when used with respect to the Company, the knowledge, after reasonable inquiry, of the Persons set forth in Section 8.1(a) of the Company Disclosure Letter, and, when used with respect to Purchaser, the knowledge, after reasonable inquiry, of the Persons set forth in Section 8.1(b) of the Acquiror Disclosure Letter.

         (76)  "Laws" means any domestic or foreign laws, statutes, ordinances, rules (including rules of common law), regulations, codes, executive orders or legally enforceable requirements enacted, issued, adopted, promulgated or applied by any Governmental Entity.

         (77)  "Lease" has the meaning set forth in Section 3.16(b).

         (78)  "Leased Property" has the meaning set forth in Section 3.16(b).

         (79)  "Legal Action" has the meaning set forth in Section 3.11.

         (80)  "Liens" means any mortgages, deeds of trust, liens (statutory or other) pledges, security interests, claims, covenants, conditions, restrictions, options, rights of first offer or refusal, charges, easements, rights-of-way, encroachments, third-party rights or other encumbrances or title defects of any kind or nature.

         (81)  "Maximum Premium" has the meaning set forth in Section 5.7(b).

         (82)  "Measurement Date" has the meaning set forth in Section 3.3(a).

         (83)  "Merger" has the meaning set forth in Section 1.1.

         (84)  "Merger Consideration" has the meaning set forth in Section 2.1(b).

         (85)  "NASDAQ" has the meaning set forth in Section 3.5.

         (86)  "New Plans" has the meaning set forth in Section 5.6(c).

         (87)  "Notice Period" has the meaning set forth in Section 5.3(c).

         (88)  "Old Plans" has the meaning set forth in Section 5.6(c).

         (89)  "Open Source Materials" has the meaning set forth in Section 3.18(d).

         (90)  "Orders" means any orders, judgments, injunctions, awards, decrees or writs handed down, adopted or imposed by, including any consent decree, settlement agreement or similar written agreement with, any Governmental Entity.

         (91)  "Other Filings" has the meaning set forth in Section 3.21.

         (92)  "Owned IP" has the meaning set forth in Section 3.18(a).

         (93)  "Parent" has the meaning set forth in the Preamble.

         (94)  "Paying Agent" has the meaning set forth in Section 2.2(a).

         (95)  "Payment Fund" has the meaning set forth in Section 2.2(a).

         (96)  "Permits" has the meaning set forth in Section 3.17(a).

         (97)  "Permitted Liens" means (i) liens for Taxes not yet due and payable or that are being contested in good faith and by appropriate proceedings; (ii) mechanics', materialmen's or other liens or security interests that secure a liquidated amount that are being contested in good faith and by appropriate proceedings; or (iii) any other liens, security interests, easements, rights-of-way, encroachments, restrictions, conditions and other encumbrances that do not secure a liquidated amount, that have been incurred or suffered in the ordinary course of business and that would not, individually or in the aggregate, have a material effect on the assets or properties to which they relate.

         (98)  "Person" means any individual, corporation, limited or general partnership, limited liability company, limited liability partnership, trust, association, joint venture, Governmental Entity and other entity and group (which term will include a "group" as such term is defined in Section 13(d)(3) of the Exchange Act).

         (99)  "Preferred Stock" means preferred stock, par value $0.01 per share, of the Company.

        (100) "Purchaser" has the meaning set forth in the Preamble.

        (101) "Purchaser Board" has the meaning set forth in the Recitals.

        (102) "Recommendation Change" has the meaning set forth in Section 5.3.

        (103) "Registered IP" has the meaning set forth in Section 3.18(a).

        (104) "Release" means any actual or threatened release, spill, emission, leaking, dumping, injection, pouring, deposit, disposal, discharge, dispersal, leaching or migration into the environment.

        (105) "Representatives" means, when used with respect to Purchaser, Parent or the Company, the directors, officers, employees, consultants, accountants, legal counsel, investment bankers, agents and other representatives of Parent, Purchaser or the Company, as applicable, and its Subsidiaries.

        (106) "Requisite Company Vote" means the adoption of this Agreement by the holders of a majority of the voting power of the Shares entitled to vote thereon, voting as a single class.

        (107) "SEC" has the meaning set forth in Section 3.8(a).

        (108) "Section 262" has the meaning set forth in Section 2.3.

        (109) "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

        (110) "Share(s)" has the meaning set forth in the Recitals.

        (111) "SOX" has the meaning set forth in Section 3.8(a).

        (112) "Specified Contract" has the meaning set forth in Section 3.19(b).

        (113) "Stockholders" has the meaning set forth in the Recitals.

        (114) "Stock Option(s)" has the meaning set forth in Section 2.5(a).

        (115) "Stock Option Plans" has the meaning set forth in Section 2.5(b).

        (116) "Subsidiary" means, when used with respect to Parent, Purchaser or the Company, any other Person (whether or not incorporated) that Parent, Purchaser or the Company, as applicable, directly or indirectly owns or has the power to vote or control 50% or more of any class or series of capital stock or other equity interests of such Person.

        (117) "Superior Proposal" means any bona fide written Takeover Proposal that the Company Board determines in good faith (after consultation with the Company Financial Advisor) to be more favorable (taking into account all timing, financial and strategic considerations, including relevant legal, financial, regulatory and other aspects of such Takeover Proposal and the Merger and the other transactions contemplated by this Agreement deemed relevant by the Company Board) to the Company's stockholders than the transactions contemplated by this Agreement (taking into account all of the terms of any proposal by Purchaser to amend or modify the terms of the transactions contemplated by this Agreement) and that is reasonably capable of being consummated, except that each reference to "15%" in the definition of "Takeover Proposal" shall be deemed to be a reference to "66%."

        (118) "Surviving Corporation" has the meaning set forth in Section 1.1.

        (119) "Takeover Proposal" means any proposal or offer from any Person or group of Persons other than Parent, Purchaser or their Affiliates relating to any direct or indirect acquisition or purchase of a business or division (or more than one of them) or any assets that in the aggregate constitutes 15% or more of the net revenues, net income or assets of the Company and its Subsidiaries, taken as a whole, or 15% or more of the equity interest in the Company (by vote or value), any tender offer or exchange offer that if consummated would result in any Person or group of Persons beneficially owning 15% or more of the equity interest (by vote or value) in the Company, or any merger, consolidation, share exchange, business combination or recapitalization or similar transaction as a result of which any such Person or Persons would own at least 15% of the equity interest (by vote or value) in the Company, it being expressly understood that a Takeover Proposal may include a combination of related proposals or offers from one or more Persons, whether or not Affiliates of each other, whereby separate divisions of the Company are proposed to be acquired by such Persons.

        (120) "Taxes" means (i) any and all federal, state, provincial, local, foreign and other taxes, levies, fees, imposts, duties, and similar governmental charges (including any interest, fines, assessments, penalties or additions to tax imposed in connection therewith or with respect thereto) including (x) taxes imposed on, or measured by, income, franchise, profits or gross receipts, and (y) ad valorem, value added, capital gains, sales, goods and services, use, real or personal property, capital stock, license, branch, payroll, estimated, withholding, employment, social security (or similar), unemployment, compensation, utility, severance, production, excise, stamp, occupation, premium, windfall profits, transfer and gains taxes, and customs duties, (ii) any liability for payment of amounts described in clause (i) whether as a result of transferee liability, joint and several liability for being a member of an affiliated, consolidated, combined, unitary or other group for any period, or otherwise by operation of law, and (iii) any liability for the payment of amounts described in clause (i) or (ii) as a result of any tax sharing, tax indemnity or tax allocation agreement or any other express or implied agreement to pay or indemnify any other Person.

        (121) "Tax Returns" means any and all reports, returns, declarations, claims for refund, elections, disclosures, estimates, information reports or returns or statements required to be supplied to a taxing authority in connection with Taxes, including any schedule or attachment thereto or amendment thereof.

        (122) "Termination Date" has the meaning set forth in Section 7.1.

        (123) "Termination Fee" has the meaning set forth in Section 7.3(a).

        (124) "Treasury Regulations" means the Treasury regulations promulgated under the Code.

        (125) "Voting Agreement" has the meaning set forth in the Recitals.

        (126) "Warrant(s)" has the meaning set forth in Section 2.5(a).

        Section 8.2    Interpretation.    The headings in this Agreement are for reference only and do not affect the meaning or interpretation of this Agreement. Definitions will apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun will include the corresponding masculine, feminine and neuter forms. All references in this Agreement, the Company Disclosure Letter and the Acquiror Disclosure Letter to Articles, Sections and Annexes refer to Articles and Sections of, and Annexes to, this Agreement unless the context requires otherwise. The words "include," "includes" and "including" are not limiting and will be deemed to be followed by the phrase "without limitation." The phrases "herein," "hereof," "hereunder" and words of similar import will be deemed to refer to this Agreement as a whole, including the Annexes, the Company Disclosure Letter and the Acquiror Disclosure Letter, and not to any particular provision of this Agreement. Unless the context requires otherwise, any agreements, documents, instruments or Laws defined or referred to in this Agreement will be deemed to mean or refer to such agreements, documents, instruments or Laws as from time to time amended, modified or supplemented, including (a) in the case of agreements, documents or instruments, by waiver or consent and (b) in the case of Laws, by succession of comparable successor statutes. All references in this Agreement to any particular Law will be deemed to refer also to any rules and regulations promulgated under that Law. References to a Person also refer to its predecessors and successors and permitted assigns.

        Section 8.3    Survival.    None of the representations and warranties contained in this Agreement or in any instrument delivered under this Agreement will survive the Effective Time. This Section 8.3 does not limit any covenant of the parties to this Agreement which, by its terms, contemplates performance after the Effective Time. Without limiting the preceding sentence, the covenants and agreements of the parties contained in Section 5.11 (Fees and Expenses), Section 7.2 (Effect of Termination) (and the Sections referred to therein) and 7.3 (Fees and Expenses Following Termination) and Article VIII of this Agreement shall survive termination of this Agreement. The Confidentiality Agreement will (a) survive termination of this Agreement in accordance with its terms and (b) terminate as of the Effective Time.

        Section 8.4    Governing Law.    This Agreement will be governed by, and construed in accordance with, the Laws of the State of Delaware, without giving effect to any applicable principles of conflict of laws that would cause the Laws of another State to otherwise govern this Agreement.

        Section 8.5    Submission to Jurisdiction.    Each of the Company, Parent and Purchaser hereby irrevocably and unconditionally consents to submit to the sole and exclusive jurisdiction of the Court of Chancery of the State of Delaware or, if said court lacks jurisdiction by virtue of federal law, any court of the United States located in the State of Delaware (the "Delaware Courts") for any litigation arising out of or relating to this Agreement, or the negotiation, validity or performance of this Agreement, or the transactions contemplated hereby (and agrees not to commence any litigation relating thereto except in such courts), waives any objection to the laying of venue of any such litigation in the Delaware Courts and agrees not to plead or claim in any Delaware Court that such litigation brought therein has been brought in any inconvenient forum. Each of the parties hereto agrees that mailing of process or other papers in connection with any such action or proceeding in the manner provided in Section 8.7 or in such other manner as may be permitted by applicable Laws, will be valid and sufficient service thereof. Each of the parties hereto hereby irrevocably submits with regard to any such action or proceeding for itself and in respect of its property, generally and unconditionally, to the personal jurisdiction of the Delaware Courts and agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court or tribunal other than the Delaware Courts. Each of the parties hereto hereby irrevocably waives, and agrees not to assert, by way of motion, as a defense, counterclaim or otherwise, in any action or proceeding with respect to this Agreement and the rights and obligations arising hereunder, or for recognition and enforcement of any judgment in respect of this Agreement and the rights and obligations arising hereunder (i) any claim that it is not personally subject to the jurisdiction of the Delaware Courts for any reason other than the failure to serve process in accordance with this Section 8.5, (ii) any claim that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (iii) to the fullest extent permitted by the applicable Law, any claim that (x) the suit, action or proceeding in such court is brought in an inconvenient forum, (y) the venue of such suit, action or proceeding is improper or (z) this Agreement, or the subject matter hereof, may not be enforced in or by such courts.

        Section 8.6    Waiver of Jury Trial.    Each party acknowledges and agrees that any controversy which may arise under this Agreement is likely to involve complicated and difficult issues and, therefore, each such party irrevocably and unconditionally waives any right it may have to a trial by jury in respect of any Legal Action arising out of or relating to this Agreement or the transactions contemplated by this Agreement. Each party to this Agreement certifies and acknowledges that (a) no Representative of any other party has represented, expressly or otherwise, that such other party would not seek to enforce the foregoing waiver in the event of a Legal Action, (b) such party has considered the implications of this waiver, (c) such party makes this waiver voluntarily, and (d) such party has been induced to enter into this Agreement by, among other things, the mutual waivers and certifications in this Section 8.6.

        Section 8.7    Notices.    Any notice, request, instruction or other communication under this Agreement will be in writing and delivered by hand or overnight courier service or by facsimile:

    If to Parent or Purchaser, to:

    US Investigations Services, LLC
    7799 Leesburg Pike
    Suite 1100 North
    Falls Church, VA. 22043
    Facsimile:    (703) 448-3981
    Attention:    General Counsel

    with a copy (which will not constitute notice to Parent or Purchaser) to:

    Debevoise & Plimpton LLP
    919 Third Avenue
    New York, New York 10022
    Facsimile:    (212) 521-7569
    Attention:    Kevin A. Rinker

    If to the Company, to:

    HireRight, Inc.
    5151 California Avenue
    Irvine, CA 92617
    Facsimile:    (949) 224-6077
    Attention:    Jeffrey Wahba, Chief Financial Officer

    with a copy (which will not constitute notice to the Company) to:

    Dorsey & Whitney LLP
    38 Technology Drive Suite 100
    Irvine, California 92618
    Facsimile:    (949) 932-3601
    Attention:    Ellen Bancroft
    Attention:    Bryan S. Gadol
    Attention:    Christopher J. Bellini

or to such other Persons, addresses or facsimile numbers as may be designated in writing by the Person entitled to receive such communication as provided above. Each such communication will be effective (a) if delivered by hand or overnight courier, when such delivery is made at the address specified in this Section 8.7, or (b) if delivered by facsimile, when such facsimile is transmitted to the facsimile number specified in this Section 8.7 and appropriate confirmation is received.

        Section 8.8    Entire Agreement.    This Agreement (including the Annexes to this Agreement), the Company Disclosure Letter, the Acquiror Disclosure Letter and the Confidentiality Agreement constitute the entire agreement and supersede all other prior agreements, understandings, representations and warranties, both written and oral, among the parties to this Agreement with respect to the subject matter of this Agreement. No representation, warranty, inducement, promise, understanding or condition not set forth in this Agreement has been made or relied upon by any of the parties to this Agreement.

        Section 8.9    No Third Party Beneficiaries.    Except as provided in Section 5.8 (Directors' and Officers' Indemnification and Insurance) only, Parent and the Company hereby agree that their respective representations, warranties and covenants set forth herein are solely for the benefit of the other party hereto, in accordance with and subject to the terms of this Agreement, and this Agreement is not intended to, and does not, confer upon any Person other than the parties hereto any rights or remedies hereunder, including, the right to rely upon the representations and warranties set forth herein. The parties hereto further agree that the rights of third party beneficiaries under Section 5.8 shall not arise unless and until the Effective Time occurs. The representations and warranties in this Agreement are the product of negotiations among the parties hereto and are for the sole benefit of the parties hereto. Any inaccuracies in such representations and warranties are subject to waiver by the parties hereto in accordance with Section 7.5 without notice or liability to any other Person. In some instances, the representations and warranties in this Agreement may represent an allocation among the parties hereto of risks associated with particular matters regardless of the knowledge of any of the parties hereto. Consequently, Persons other than the parties hereto may not rely upon the representations and warranties in this Agreement as characterizations of actual facts or circumstances as of the date of this Agreement or as of any other date.

        Section 8.10    Severability.    The provisions of this Agreement are severable and the invalidity or unenforceability of any provision will not affect the validity or enforceability of the other provisions of this Agreement. If any provision of this Agreement, or the application of that provision to any Person or any circumstance, is invalid or unenforceable, (a) a suitable and equitable provision will be substituted for that provision in order to carry out, so far as may be valid and enforceable, the intent and purpose of the invalid or unenforceable provision and (b) the remainder of this Agreement and the application of that provision to other Persons or circumstances will not be affected by such invalidity or unenforceability, nor will such invalidity or unenforceability affect the validity or enforceability of that provision, or the application of that provision, in any other jurisdiction.

        Section 8.11    Rules of Construction.    The parties to this Agreement have been represented by counsel during the negotiation and execution of this Agreement and waive the application of any Laws or rule of construction providing that ambiguities in any agreement or other document will be construed against the party drafting such agreement or other document.

        Section 8.12    Assignment.    Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties, except that Parent may assign its rights, interests and obligations hereunder to any Affiliate without the prior written consent of the Company; provided, however, that no such assignment shall relieve Parent of its obligations under this Agreement if Parent's assignee does not perform such obligations. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

        Section 8.13    Specific Performance.    The parties to this Agreement agree that irreparable damage would occur and monetary damages would not be adequate in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that, prior to the termination of this Agreement in accordance with Article VII, each party will be entitled at its election to an injunction or injunctions without the need to post a bond to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in the Delaware Courts, this being in addition to any other remedy to which they are entitled at law or in equity.

        Section 8.14    Counterparts; Effectiveness.    This Agreement may be executed in any number of counterparts, including by facsimile transmission, all of which will be one and the same agreement. This Agreement shall become effective only when actually signed by each party hereto and each such party has received counterparts hereof signed by all of the other parties hereto.

[Remainder of Page Intentionally Left Blank. Signature Page Follows.]

        IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officers of the parties hereto as of the date first written above.

HIRERIGHT, INC.

By:	/s/ ERIC J. BODEN
	Name:	Eric J. Boden
	Title:	President and Chief Executive Officer

US INVESTIGATIONS SERVICES, LLC

By:	/s/ RANDY E. DOBBS
	Name:	Randy E. Dobbs
	Title:	Chief Executive Officer and President

HERCULES ACQUISITION CORP.

By:	/s/ JULIE G. RICHARDSON
	Name:	Julie G. Richardson
	Title:	President

Annex B
Voting Agreement

VOTING AGREEMENT

        This VOTING AGREEMENT (the "Agreement"), dated as of June 9, 2008, is entered into by and among US Investigations Services, LLC, a Delaware limited liability company ("Parent"), and the Persons listed on Schedule A hereto (each a "Stockholder" and, collectively, the "Stockholders").

        WHEREAS, concurrently with the execution and delivery of this Agreement, Parent, Hercules Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of Parent ("Merger Co"), and HireRight, Inc., a Delaware corporation (the "Company"), are entering into an Agreement and Plan of Merger (the "Merger Agreement") that provides, among other things, for a merger of Merger Co with and into the Company, with the Company remaining as the surviving corporation (the "Merger");

        WHEREAS, as of the date hereof, each Stockholder is the beneficial and record owner of, and has the sole right to vote and dispose of the shares of common stock of the Company, par value $0.01 per share (the "Common Stock"), set forth opposite such Stockholder's name on Schedule A hereto (such Stockholder's "Shares"), and, for the avoidance of doubt, all references herein to a Stockholder's Shares shall include all of the Shares set forth opposite such Stockholder's name on Schedule A, subject in all cases to Transfers of such Shares to the extent permitted by and in accordance with Section 4.1;

        WHEREAS, as a condition to its willingness to enter into the Merger Agreement, Parent has required that each Stockholder agree, and each Stockholder is willing to agree, to the matters set forth herein; and

        WHEREAS, capitalized terms used but not otherwise defined herein shall have the respective meanings attributed to them in the Merger Agreement.

        NOW, THEREFORE, in consideration of the foregoing and the agreements set forth below, the parties hereto agree as follows:

1.
Voting of Shares.

        1.1    Voting Agreement.    Each Stockholder hereby agrees that it will, if any annual, special or other meeting of the stockholders of the Company is held, appear at such meeting, in person or by proxy, or otherwise cause its Shares to be counted as present thereat for purposes of establishing a quorum and will vote (or cause to be voted), at any such meeting, and at any postponement or postponements or adjournment or adjournments thereof, or consent to (or cause to be consented to) in lieu of a meeting or otherwise, all of such Stockholders Shares:

            (i)  in favor of the adoption and approval of the Merger Agreement, the transactions contemplated thereby (including, without limitation, the Merger), and any actions required in furtherance thereof;

           (ii)  against any other proposal for action or agreement that is intended, or could reasonably be expected, to materially impede, interfere with, delay, postpone, nullify, adversely affect or be in opposition to or in competition or inconsistent with the consummation of the transactions contemplated by the Merger Agreement; and

          (iii)  against any Takeover Proposal or other transaction pursuant to which any Person other than Parent or any of its Affiliates would acquire all or substantially all of the Company's assets or all or a majority of any class of the Company's capital stock.

Except as contemplated by Section 1.4 hereof, each Stockholder further agrees not to commit or agree to take any action inconsistent with the foregoing.

        1.2    Irrevocable Proxy.    Each Stockholder constitutes and appoints Parent and each of its executive officers, and each of them individually, as such Stockholder's attorney-in-fact, agent and proxy (such constitution and appointment, the "Irrevocable Proxy"), with full power of substitution and resubstitution, to vote and otherwise act with respect to all of such Stockholder's Shares at any meeting of the stockholders of the Company (whether annual or special and whether or not an adjourned or postponed meeting), and in any action by written consent of the stockholders of the Company, on the matters specified in, and in accordance and consistent with the manner specified in Section 1.1. THE PROXY AND POWER OF ATTORNEY GRANTED HEREBY BY EACH STOCKHOLDER ARE IRREVOCABLE AND COUPLED WITH AN INTEREST AND, TO THE EXTENT PERMITTED UNDER APPLICABLE LAW, SHALL BE VALID AND BINDING ON ANY PERSON TO WHOM SUCH STOCKHOLDER MAY TRANSFER ANY OF ITS SHARES IN BREACH OF THIS AGREEMENT. Each Stockholder hereby revokes all other proxies and powers of attorney with respect to all of such Stockholder's Shares that may have heretofore been appointed or granted, and no subsequent proxy or power of attorney shall be given (and if given, shall not be effective) by such Stockholder with respect thereto on the matters covered by Section 1.1. All authority herein conferred or agreed to be conferred shall survive the death or incapacity of each Stockholder and any obligation of such Stockholder under this Agreement shall be binding upon the heirs, personal representatives, successors and assigns of such Stockholder. It is agreed that Parent will only vote, or act by written consent in lieu of a meeting or otherwise with respect to, such Stockholder's Shares with respect to the matters specified in, and in accordance with the provisions of, Section 1.1 hereof.

        1.3    Agreement not to Tender.    Each Stockholder hereby agrees not to tender its Shares in any tender offer, exchange offer or similar offer for the Common Stock made by any Person other than Parent or any of its Affiliates.

        1.4    Fiduciary Responsibilities.    Each Stockholder is signing this Agreement solely in its capacity as an owner of Shares and, notwithstanding any other provision of this Agreement to the contrary, nothing contained in this Agreement shall limit or otherwise restrict the rights and obligations of (a) any representative of a Stockholder serving on the board of directors of the Company (a "Representative") or any other director or officer in his or her capacity as a director or officer of the Company from taking any action, or omitting to take any action, solely in his or her capacity as a director or officer of the Company, and no action taken, or omitted to be taken, by such Representative or other director or officer in such capacity shall be deemed to constitute a breach of any provision of this Agreement, or (b) any Stockholder from voting in such Stockholder's sole discretion on any matter other than matters referred to in this Section 1.

2.
Representations and Warranties of the Stockholders.

        Each Stockholder represents and warrants to Parent as follows:

        2.1    Binding Agreement.    Such Stockholder has the capacity to execute and deliver this Agreement and to consummate the transactions contemplated hereby. Such Stockholder has duly and validly executed and delivered this Agreement and this Agreement constitutes a legal, valid and binding obligation of such Stockholder, enforceable against such Stockholder in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws affecting creditors' rights generally and by general equitable principles (regardless of whether enforceability is considered in a proceeding in equity or at law).

        2.2    No Conflict.    Neither the execution and delivery of this Agreement, the consummation of the transactions contemplated hereby, nor the performance of such Stockholder's obligations hereunder, will (a) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation, or acceleration) under any material contract, agreement, instrument, commitment, arrangement or understanding to which such Stockholder is a party, or result in the creation of a security interest, lien, charge, encumbrance, equity or claim with respect to such Stockholder's Shares, (b) require any material consent, authorization or approval of any person other than a governmental entity, or (c) violate or conflict with any writ, injunction or decree applicable to such Stockholder or such Stockholder's Shares.

        2.3    Ownership of Shares.    Such Stockholder is the "beneficial owner" (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended, which meaning will apply for all purposes of this Agreement) of, and has the sole power to vote and dispose of, the number of Shares set forth in Schedule A attached hereto opposite such Stockholder's name, free and clear of any security interests, liens, charges, encumbrances, equities, claims, options or limitations of whatever nature and free of any other limitation or restriction (including any restriction on the right to vote, sell or otherwise dispose of the Shares), except as may exist by reason of this Agreement or pursuant to applicable law. Such Stockholder holds exclusive power to vote the number of Shares set forth in Schedule A hereto opposite such Stockholder's name, subject only to the limitations set forth in Section 1 of this Agreement. As of the date of this Agreement, the number of Shares set forth opposite such Stockholder's name on Schedule A hereto represents all of the shares of capital stock of the Company beneficially owned by such Stockholder.

3.
Representations and Warranties of Parent.

        Parent represents and warrants to each Stockholder as follows:

        3.1    Binding Agreement.    Parent is a limited liability company duly formed, validly existing and in good standing under the laws of the State of Delaware and has full limited liability company power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Parent and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary limited liability company action, and no other actions on the part of Parent are necessary to authorize the execution, delivery and performance of this Agreement by Parent and the consummation of the transactions contemplated hereby. Parent has duly and validly executed this Agreement and this Agreement constitutes a legal, valid and binding obligation of Parent, enforceable against Parent in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws affecting creditors' rights generally and by general equitable principles (regardless of whether enforceability is considered in a proceeding in equity or at law).

        3.2    No Conflict.    Neither the execution and delivery of this Agreement, the consummation by Parent of the transactions contemplated hereby, nor the compliance by Parent with any of the provisions hereof, will (a) conflict with or result in a breach of any provision of its certificate of formation or limited liability company agreement, (b) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under any contract, agreement, instrument, commitment, arrangement or understanding, (c) require any material consent, authorization or approval of any person other than a governmental entity or (d) violate or conflict with any writ, injunction or decree applicable to Parent.

4.
Transfer and Other Restrictions.

        4.1    Certain Prohibited Transfers.    Each Stockholder agrees not to, except as provided for in the Merger Agreement:

          (a)   directly or indirectly sell, sell short, transfer (including by gift or by merger, testamentary disposition, operation of law, interspousal disposition pursuant to a domestic relations proceeding or otherwise), pledge, encumber, assign or otherwise dispose of, whether by liquidation, dissolution, dividend, distribution or otherwise, or enter into any contract, option or other arrangement or understanding with respect to the sale, transfer (including by gift or by merger, testamentary disposition, operation of law, interspousal disposition pursuant to a domestic relations proceeding or otherwise), pledge, encumbrance, assignment or other disposition of, whether by liquidation, dissolution, dividend, distribution or otherwise, any Shares or the beneficial ownership thereof or any interest contained therein (each a "Transfer"), other than pursuant to this Agreement, in each case unless (i) such Stockholder provides prior notice to Parent of such Transfer; (ii) the transferee executes a voting agreement in the form of this Agreement and acknowledges the proxy set forth in Section 1.2 hereof; and (iii) such Stockholder remains liable for any breach of such voting agreement by such transferee, provided, however, that if the Effective Time has not occurred prior to the End Date, then David M. Nachman shall, upon prior notice to Parent, be permitted, without restriction, to Transfer any or all of his Shares;

          (b)   grant any proxies or power of attorney or enter into a voting agreement or other arrangement relating to the matters covered by Section 1.1, with respect to any Shares or the beneficial ownership thereof other than this Agreement; or

          (c)   deposit any Shares into a voting trust.

Notwithstanding anything herein to the contrary, nothing in this Agreement shall permit any Transfer of Shares, beneficial ownership, rights or obligations or any other action that would otherwise be permitted by this Section 4.1 if such Transfer or other action would create any material impediment or delay to the performance or consummation of the Merger Agreement or this Agreement, including, without limitation, triggering the applicability of any "fair price," "moratorium," "control share acquisition" or other similar anti-takeover statute or regulation to the Merger Agreement, this Agreement or any of the transactions contemplated by the Merger Agreement or this Agreement.

        4.2    Additional Shares.    Without limiting any provisions of the Merger Agreement, in the event (i) of any stock dividend, stock split, reverse stock split, recapitalization, reclassification, combination or exchange of shares of capital stock of the Company on, of or affecting any Stockholder's Shares or (ii) any Stockholder shall become the beneficial owner or record owner of any additional shares of capital stock of the Company or other securities entitling the holder thereof to vote or give consent with respect to the matters set forth in Section 1.1 hereof, in each case, then the terms of this Agreement shall apply to the shares of capital stock or other securities of the Company held by such Stockholder immediately following the effectiveness of the events described in clause (i), or such Stockholder becoming the beneficial or record owner thereof, as described in clause (ii), as though they were Shares of such Stockholder hereunder. Each Stockholder hereby agrees, while this Agreement is in effect, to notify Parent of the number of any new Shares acquired by such Stockholder, if any, after the date hereof.

5.
No Solicitation.

        During the term of this Agreement, each Stockholder agrees that it shall not (whether directly or indirectly through its advisors, agents or other intermediaries), engage in any conduct prohibited by Section 5.3 of the Merger Agreement, provided, however, that any such conduct by a Stockholder who is an officer or director of the Company shall be deemed to have been engaged in by such Stockholder in his or her capacity as an officer or director and any claim by Parent or any of its Affiliates in respect of such conduct shall first be brought against the Company rather than directly against such Stockholder, and such Stockholder shall only be pursued directly if the Company is able to successfully argue that the conduct was taken in such Stockholder's capacity as a stockholder rather than as an officer or director.

6.
Brokerage.

        Each Stockholder represents and warrants that such Stockholder is not obligated for finder's fees or brokerage commissions or other like payments in connection with this Agreement or the transactions contemplated hereby pursuant to arrangements made by such Stockholder.

7.
Public Announcements.

        Neither Parent nor any Stockholder shall issue, or cause the publication of, any press release or other public announcement with respect to the terms of this Agreement without the prior approval of the other party, except to the extent required by law or by any listing agreement with, or the policies of, a national securities exchange and, in any such event, after reasonable prior notice to the other party.

8.
Waiver of Appraisal Rights.

        Each Stockholder hereby irrevocably waives and agrees not to exercise any and all rights of appraisal pursuant to Section 262 of the DGCL that such Stockholder may have with regard to the Merger.

9.
Specific Enforcement.

        The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with the terms hereof or were otherwise breached and that each party shall be entitled to specific performance of the terms hereof in addition to any other remedy which may be available at law or in equity.

10.
Termination.

        This Agreement shall terminate on the earliest to occur of (i) the termination of the Merger Agreement in accordance with its terms, (ii) an agreement of Parent and any Stockholder to terminate this Agreement (but, in such event, only with respect to such Stockholder) and (iii) the consummation of the Merger contemplated by the Merger Agreement. In addition, this Agreement shall terminate with respect to NCP-1, L.P. upon a Recommendation Change as a result of an Intervening Event. The termination of this Agreement in accordance with this Section 10 shall not relieve any party from liability for any intentional breach of its obligations hereunder committed prior to such termination.

11.
Survival.

        The representations, warranties and agreements of the parties contained in this Agreement shall not survive any termination of this Agreement or the consummation of the Merger, provided, however, that (i) the agreements contained in Sections 9, 11 and 18, and the representations contained in Section 6, shall survive the expiration of this Agreement and shall remain in full force and effect indefinitely and (ii) no such termination shall relieve any party hereto from any liability for an intentional breach of this Agreement.

12.
Notices.

        All notices, requests, demands, waivers and other communications required or permitted to be given under this Agreement to any party hereunder shall be in writing and deemed given if addressed as provided below (or at such other address as the addressee shall have specified by notice actually received by the addressor) and if either (a) actually delivered in fully legible form, to such address, (b) in the case of any nationally recognized express mail service, one (1) day shall have elapsed after the same shall have been deposited with such service, or (c) if by fax, on the day on which such fax was sent, provided that a copy is sent the same day by overnight courier or express mail service.

        If to Parent, to:

    US Investigations Services, LLC
    7799 Leesburg Pike
    Suite 1100 North
    Falls Church, VA. 22043
    Facsimile:    (703) 448-3981
    Attention:    General Counsel

        with a copy (which shall not constitute notice) to:

    Debevoise & Plimpton LLP
    919 Third Avenue
    New York, New York 10022
    Facsimile:    (212) 521-7569
    Attention:    Kevin A. Rinker

        If to any Stockholder, to the address set forth opposite such Stockholder's name on Schedule A hereto.

13.
Entire Agreement.

        This Agreement (including the documents and instruments referred to herein) constitutes the entire agreement and supersedes all other prior agreements and understandings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof.

14.
Consideration.

        This Agreement is granted in consideration of the execution and delivery of the Merger Agreement by the Company, Parent and Merger Co.

15.
Amendment.

        Except as set forth in Section 10(ii), this Agreement may not be modified, amended, altered or supplemented except upon the execution and delivery of a written agreement executed by the parties hereto.

16.
Successors and Assigns.

        This Agreement shall not be assigned by operation of law or otherwise without the prior written consent of the other parties hereto, except that Parent may assign its rights under this Agreement to any affiliate of Parent. This Agreement will be binding upon, inure to the benefit of and be enforceable by each party and such party's respective heirs, beneficiaries, executors, representatives and permitted assigns. Each Stockholder agrees that this Agreement and the obligations hereunder shall attach to such Stockholder's Shares and shall be binding upon any person or entity to which legal or beneficial ownership of such Shares shall pass, whether by operation of law or otherwise.

17.
Counterparts.

        This Agreement may be executed by facsimile and in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

18.
Governing Law; Waiver of Jury Trial.

          (a)   This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware (regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof).

          (b)   Each party acknowledges and agrees that any controversy which may arise under this Agreement is likely to involve complicated and difficult issues and, therefore, each such party irrevocably and unconditionally waives any right it may have to a trial by jury in respect of any Legal Action arising out of or relating to this Agreement or the transactions contemplated by this Agreement. Each party to this Agreement certifies and acknowledges that (i) no representative of any other party has represented, expressly or otherwise, that such other party would not seek to enforce the foregoing waiver in the event of a Legal Action, (ii) such party has considered the implications of this waiver, (iii) such party makes this waiver voluntarily, and (iv) such party has been induced to enter into this Agreement by, among other things, the mutual waivers and certifications in this Section 18.

19.
Severability.

        Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

20.
Headings.

        The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

21.
Further Assurances.

        Each Stockholder shall, upon request of Parent, execute and deliver any additional documents and take such actions as may reasonably be necessary or desirable to carry out the provisions hereof.

22.
Stop Transfer.

        Each Stockholder agrees with, and covenants to, Parent that such Stockholder shall not request that the Company register the transfer (book-entry or otherwise) of any certificate or uncertificated interest representing any of such Stockholder's Shares, unless such transfer is made in compliance with this Agreement. In furtherance of this Agreement, concurrently herewith, each Stockholder shall, and hereby authorizes Parent, the Company or their respective counsel to, notify the Company's transfer agent that there is a stop transfer order with respect to all of such Stockholder's Shares and that this Agreement places limits on the voting and transfer of such shares.

[Remainder of this page intentionally left blank; signature pages follow.]

        IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by a duly authorized officer of Parent and each Stockholder, on the day and year first written above.

US INVESTIGATIONS SERVICES, LLC
By:	/s/ RANDY E. DOBBS Name: Randy E. Dobbs Title: Chief Executive Officer and President
/s/ JEFFREY H. ANDERSON Jeffrey H. Anderson
/s/ ERIC J. BODEN Eric J. Boden
/s/ CRANSTON R. LINTECUM Cranston R. Lintecum
/s/ MARGARET L. TAYLOR Margaret L. Taylor
/s/ LISA A. GALLAGHER Lisa A. Gallagher
/s/ STEFANO MALNATI Stefano Malnati
/s/ ALEXANDER F. MUNRO Alexander F. Munro
/s/ DAVID M. NACHMAN David M. Nachman
/s/ BARBARA NIETO Barbara Nieto

/s/ ROBERT J. PICKELL Robert J. Pickell
/s/ GLEN SCHRANK Glen Schrank
/s/ JEFFREY A. WAHBA Jeffrey A. Wahba
NCP-1, L.P.
By: MV-I GP, LLC, its general partner By: Navigation Capital Partners III, L.P., its sole member By: NCP General Partner III, LLC, its general partner
/s/ JOHN RICHARDSON John Richardson, a Manager
DCM III, L.P. DCM III-A, L.P. DCM Affiliates Fund III, L.P.
By: DCM Investment Management III, L.L.C. Its General Partner
/s/ THOMAS B. BLAISDELL Thomas B. Blaisdell, Member

Schedule A

Stockholder	Shares	Address
Jeffrey H. Anderson	26,773	c/o HireRight, Inc. 5151 California Avenue Irvine, CA 92617
Eric J. Boden	818,602	c/o HireRight, Inc. 5151 California Avenue Irvine, CA 92617
Cranston R. Lintecum	22,222	c/o HireRight, Inc. 5151 California Avenue Irvine, CA 92617
Margaret L. Taylor	24,276	c/o HireRight, Inc. 5151 California Avenue Irvine, CA 92617
Lisa A. Gallagher	22,222	c/o HireRight, Inc. 5151 California Avenue Irvine, CA 92617
Stefano Malnati	15,000	c/o HireRight, Inc. 5151 California Avenue Irvine, CA 92617
Alexander F. Munro	11,111	c/o HireRight, Inc. 5151 California Avenue Irvine, CA 92617
David M. Nachman	140,635	c/o HireRight, Inc. 5151 California Avenue Irvine, CA 92617
Barbara Nieto	19,213	c/o HireRight, Inc. 5151 California Avenue Irvine, CA 92617
Robert J. Pickell	3,000	c/o HireRight, Inc. 5151 California Avenue Irvine, CA 92617
Glen Schrank	50,000	c/o HireRight, Inc. 5151 California Avenue Irvine, CA 92617
Jeffrey A. Wahba	56,666	c/o HireRight, Inc. 5151 California Avenue Irvine, CA 92617

NCP—1 L.P.	1,882,923	c/o Navigation Capital Partners One Buckhead Plaza 3060 Peachtree Road, NW Suite 780 Atlanta, GA 30305
DCM III, L.P.	1,750,153	c/o DCM 2420 Sand Hill Road Suite 200 Menlo Park, CA 94025
DCM III—A, L.P.	46,370	c/o DCM 2420 Sand Hill Road Suite 200 Menlo Park, CA 94025
DCM AFFILIATES FUND III, L.P.	85,510	c/o DCM 2420 Sand Hill Road Suite 200 Menlo Park, CA 94025

Annex C
Opinion of Credit Suisse Securities (USA) LLC

July 23, 2008

Board of Directors
HireRight, Inc.
5151 California Avenue
Irvine, California 92617

Members of the Board:

        You have asked us to advise you with respect to the fairness to the holders of common stock, par value $0.01 per share ("Company Common Stock"), of HireRight, Inc. (the "Company"), from a financial point of view, of the Consideration (as defined below) to be received by such stockholders pursuant to the terms of the Agreement and Plan of Merger, dated as of June 9, 2008, as amended on July 23, 2008 (as amended, the "Merger Agreement"), by and among US Investigations Services, LLC ("Parent"), Hercules Acquisition Corp., a wholly owned subsidiary of Parent (the "Purchaser"), and the Company. The Merger Agreement provides for, among other things, the merger (the "Merger") of the Purchaser with the Company pursuant to which the Company will become a wholly owned subsidiary of Parent and each outstanding share of Company Common Stock will be converted into the right to receive $18.75 in cash (the "Consideration").

        In arriving at our opinion, we have reviewed the Merger Agreement, certain related agreements and certain publicly available business and financial information relating to the Company. We have also reviewed certain other information relating to the Company, including financial forecasts, provided to or discussed with us by the Company and have met with the Company's management to discuss the business and prospects of the Company. We have also considered certain financial and stock market data of the Company, and we have compared that data with similar data for other publicly held companies in businesses we deemed similar to that of the Company and we have considered, to the extent publicly available, the financial terms of certain other business combinations and other transactions which have recently been effected or announced. We also considered such other information, financial studies, analyses and investigations and financial, economic and market criteria which we deemed relevant.

        In connection with our review, we have not independently verified any of the foregoing information and have assumed and relied on such information being complete and accurate in all material respects. With respect to the financial forecasts for the Company, the management of the Company has advised us, and we have assumed, that such forecasts have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the Company's management as to the future financial performance of the Company. We also have assumed, with your consent, that, in the course of obtaining any regulatory or third party consents, approvals or agreements in connection with the Merger, no delay, limitation, restriction or condition will be imposed that would have an adverse effect on the Company and that the Merger will be consummated in accordance with the terms of the Merger Agreement without waiver, modification or amendment of any material term, condition or agreement thereof. In addition, we have not been requested to make, and have not made, an independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of the Company.

        Our opinion addresses only the fairness, from a financial point of view, to the holders of Company Common Stock of the Consideration to be received in the Merger and does not address any other aspect or implication of the Merger, or any voting agreement or other agreement, arrangement or

C-1

understanding entered into in connection with the Merger or otherwise including, without limitation, the fairness of the amount or nature of, or any other aspect relating to, any compensation to any officers, directors or employees of any party to the Merger, or class of such persons, relative to the Consideration or otherwise. The issuance of this opinion was approved by our authorized internal committee.

        Our opinion is necessarily based upon information made available to us as of the date hereof and financial, economic, market and other conditions as they exist and can be evaluated on the date hereof. Our opinion does not address the merits of the Merger as compared to alternative transactions or strategies that may be available to the Company nor does it address the Company's underlying decision to proceed with the Merger. We were not requested to, and did not, solicit third party indications of interest in acquiring all or any part of the Company.

        We have acted as financial advisor to the Company in connection with the Merger and will receive a fee for our services, a significant portion of which is contingent upon the consummation of the Merger. We also became entitled to receive a fee upon the rendering of this opinion. We previously became entitled to receive a fee upon the rendering of an opinion in connection with the Company's proposed merger transaction with Parent. In addition, the Company has agreed to indemnify us and certain related parties for certain liabilities and other items arising out of or related to our engagement. We and our affiliates have in the past provided and are currently providing investment banking and other financial services to the Company and its affiliates, for which we and our affiliates have received, and would expect to receive, compensation, including having acted as a lead underwriter in connection with the initial public offering of Company Common Stock by the Company. We and our affiliates may have provided other financial advice and services, and may in the future provide financial advice and services, to the Company, Parent and their respective affiliates for which we and our affiliates have received, and would expect to receive, compensation. We and our affiliates in the past have provided, currently are providing and in the future may provide services to Providence Equity Partners, Inc., which is an affiliate of Parent ("Providence Equity"), and certain of its affiliates unrelated to the Merger, for which services we and our affiliates have received, and expect to receive, compensation, including having acted financial advisor in connection with various acquisitions and other business combination transactions, and as underwriter, arranger or placement agent in connection with various financing transactions. In addition, we and certain of our affiliates and certain of our and their respective employees and certain private investment funds affiliated or associated with us have invested in private equity funds managed or advised by Providence Equity and certain of its affiliates. We are a full service securities firm engaged in securities trading and brokerage activities as well as providing investment banking and other financial services. In the ordinary course of business, we and our affiliates may acquire, hold or sell, for our and our affiliates own accounts and the accounts of customers, equity, debt and other securities and financial instruments (including bank loans and other obligations) of the Company, Parent, Providence Equity and their respective affiliates, and any other company that may be involved in the Merger, as well as provide investment banking and other financial services to such companies.

        It is understood that this letter is for the information of the Board of Directors of the Company in connection with its consideration of the Merger and does not constitute advice or a recommendation to any stockholder as to how such stockholder should vote or act on any matter relating to the proposed Merger.

        Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the Consideration to be received by the holders of Company Common Stock in the Merger is fair, from a financial point of view, to such stockholders.

Very truly yours,

CREDIT SUISSE SECURITIES (USA) LLC

By:	/s/ CREDIT SUISSE SECURITIES (USA) LLC Managing Director

C-2

Annex D
Appraisal Rights

§ 262. Appraisal rights.

        (a)   Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to § 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder's shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word "stockholder" means a holder of record of stock in a stock corporation and also a member of record of a nonstock corporation; the words "stock" and "share" mean and include what is ordinarily meant by those words and also membership or membership interest of a member of a nonstock corporation; and the words "depository receipt" mean a receipt or other instrument issued by a depository representing an interest in one or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

        (b)   Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to § 251 (other than a merger effected pursuant to § 251(g) of this title), § 252, § 254, § 257, § 258, § 263 or § 264 of this title:

          (1)   Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at, the meeting of stockholders to act upon the agreement of merger or consolidation, were either (i) listed on a national securities exchange or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in subsection (f) of § 251 of this title.

          (2)   Notwithstanding paragraph (1) of this subsection, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to §§ 251, 252, 254, 257, 258, 263 and 264 of this title to accept for such stock anything except:

            a.     Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

            b.     Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or held of record by more than 2,000 holders;

            c.     Cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a. and b. of this paragraph; or

            d.     Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a., b. and c. of this paragraph.

          (3)   In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under § 253 of this title is not owned by the parent corporation immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

        (c)   Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as is practicable.

        (d)   Appraisal rights shall be perfected as follows:

          (1)   If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for such meeting with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) hereof that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section. Each stockholder electing to demand the appraisal of such stockholder's shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder's shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

          (2)   If the merger or consolidation was approved pursuant to § 228 or § 253 of this title, then either a constituent corporation before the effective date of the merger or consolidation or the surviving or resulting corporation within 10 days thereafter shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder's shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder's shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

        (e)   Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) of this section hereof and who is otherwise entitled to appraisal rights, may commence an appraisal proceeding by filing a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party shall have the right to withdraw such stockholder's demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) of this section hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder's written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) of this section hereof, whichever is later. Notwithstanding subsection (a) of this section, a person who is the beneficial owner of shares of such stock held either in a voting trust or by a nominee on behalf of such person may, in such person's own name, file a petition or request from the corporation the statement described in this subsection.

        (f)    Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

        (g)   At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

        (h)   After the Court determines the stockholders entitled to an appraisal, the appraisal proceeding shall be conducted in accordance with the rules of the Court of Chancery, including any rules specifically governing appraisal proceedings. Through such proceeding the Court shall determine the fair value of the shares exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. Unless the Court in its discretion determines otherwise for good cause shown, interest from the effective date of the merger through the date of payment of the judgment shall be compounded quarterly and shall accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the merger and the date of payment of the judgment. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, proceed to trial upon the appraisal prior to the final determination of the stockholders entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder's certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

        (i)    The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court's decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

        (j)    The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney's fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

        (k)   From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder's demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just; provided, however that this provision shall not affect the right of any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party to withdraw such stockholder's demand for appraisal and to accept the terms offered upon the merger or consolidation within 60 days after the effective date of the merger or consolidation, as set forth in subsection (e) of this section.

        (l)    The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

☒	PLEASE MARK VOTES AS IN THIS EXAMPLE	REVOCABLE PROXY HIRERIGHT, INC.

SPECIAL MEETING OF STOCKHOLDERS,
MONDAY, AUGUST 18, 2008
(THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS)

        The undersigned hereby appoints Jeffrey A. Wahba and Eric J. Boden, or either of them, as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated below, all the shares of common stock of HireRight, Inc. ("HireRight") held of record by the undersigned on July 15, 2008 at the Special Meeting of Stockholders to be held on August 18, 2008 and at any adjournments or postponements thereof.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" PROPOSAL 1 AND "FOR" PROPOSAL 2.

		For	Against	Abstain
1.	Proposal to approve the adoption of the Agreement and Plan of Merger, dated as of June 9, 2008, as amended July 23, 2008, among HireRight, Inc., US Investigations Services, LLC and Hercules Acquisition Corporation, as it may be amended from time to time.	☐	☐	☐

		For	Against	Abstain
2.	Proposal to approve the adjournment or postponement of the special meeting to a later date or time, if necessary or appropriate, to solicit additional proxies in the event there are insufficient votes at the time of such adjournment or postponement to adopt the merger agreement.	☐	☐	☐

        Please sign exactly as name appears. When shares are held by joint tenants, both should sign. When signing as attorney, as executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person. THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

Please be sure to sign and date this Proxy in the box below.	Date

Stockholder sign above	Co-holder (if any) sign above

Detach above card, sign, date and mail in postage paid envelope provided.

HIRERIGHT, INC.
5151 California Avenue, Irvine, California 92617

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY
BY USING THE ENCLOSED ENVELOPE.

IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED.

QuickLinks

HIRERIGHT, INC. 5151 California Avenue Irvine, California 92617 Telephone: (949) 428-5800
NOTICE OF SPECIAL MEETING OF STOCKHOLDERS AND PROXY STATEMENT
YOUR VOTE IS VERY IMPORTANT. PLEASE VOTE YOUR SHARES PROMPTLY.
HIRERIGHT, INC.
SPECIAL MEETING OF STOCKHOLDERS
TABLE OF CONTENTS
Annexes
QUESTIONS AND ANSWERS ABOUT THE MERGER
SUMMARY TERM SHEET
FORWARD-LOOKING STATEMENTS
MARKET PRICES AND DIVIDEND DATA
THE SPECIAL MEETING
THE COMPANIES
THE MERGER
THE MERGER AGREEMENT
OWNERSHIP OF VOTING SECURITIES
FUTURE STOCKHOLDER PROPOSALS
OTHER MATTERS
WHERE YOU CAN FIND MORE INFORMATION
MISCELLANEOUS
CERTAIN INFORMATION REGARDING USIS AND HIRERIGHT
  Annex A Agreement and Plan of Merger Conformed Copy
AGREEMENT AND PLAN OF MERGER
US INVESTIGATIONS SERVICES, LLC,
HERCULES ACQUISITION CORP.
HIRERIGHT, INC.
Dated as of June 9, 2008. As Amended as of July 23, 2008
TABLE OF CONTENTS
AGREEMENT AND PLAN OF MERGER
RECITALS
I. THE MERGER
II. EFFECT OF THE MERGER ON CAPITAL STOCK
III. REPRESENTATIONS AND WARRANTIES OF THE COMPANY
IV. REPRESENTATIONS AND WARRANTIES OF PARENT AND PURCHASER
V. COVENANTS
VI. CONDITIONS
VII. TERMINATION, AMENDMENT AND WAIVER
VIII. MISCELLANEOUS
  Annex B Voting Agreement
VOTING AGREEMENT
Schedule A
  Annex C Opinion of Credit Suisse Securities (USA) LLC
  Annex D Appraisal Rights